SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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Modsys International Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Dear Shareholder:

On behalf of the Board of Directors and management of Modsys International Ltd. (the “Company”), I cordially invite you to attend the Annual General Meeting of Shareholders. The meeting will be held at the offices of the Company, 6600 LBJ Freeway, Suite 210, Dallas, TX 75240 on March 29, 2017, at 8:00 a.m. local time. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.

At this meeting, shareholders will consider and vote upon:

1.       the election of (a) Scott Miller, (b) Regina O’Connor and (c) Syver Norderhaug to serve as directors of the Company until the next annual meeting;

2.       the approval of, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

3.       the approval of Brandon Edenfield’s employment agreement and compensation as the Chief Executive Officer of the Company, in accordance with the requirements of the Israeli Companies Law 1999 (the “Companies Law”);

4.       the approval of an amended compensation policy for the Company’s directors and officers, in accordance with the requirements of the Companies Law;

5.       the approval of the amended compensation terms to the members of the Company’s Board of Directors;

6.       the approval of the terms of a share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP and the issuance thereunder of 757,575 ordinary shares of the Company on April 1, 2017;

7.       the approval of the terms of a share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP and the issuance thereunder of an aggregate amount of 757,575 ordinary shares (and in some cases, up to 1,000,000 ordinary shares) of the Company on July 1, 2017;

8.       the approval of the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP and Prescott Group Aggressive Small Cap Master Fund (or their respective affiliates) in exchange for extending a guaranty during 2016 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc., respectively, a wholly owned subsidiary and a majority owned subsidiary of the Company, and Comerica Bank;

9.       the approval of the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP and Prescott Group Aggressive Small Cap Master Fund (or their respective affiliates) in exchange for extending a guaranty during 2017 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc. and Comerica Bank;

10.     the approval of the issuance of a warrant to purchase an aggregate of 378,788 ordinary shares of the Company to be issued to Prescott Group Aggressive Small Cap Master Fund (or its affiliates) in exchange for increasing the amount of a guaranty by $1,000,000 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc. and Comerica Bank; and

11.     the re-appointment of BDO Ziv Haft as our independent auditor for the period beginning on the date of the annual meeting and ending on the date of our next annual general meeting of shareholders.

In addition, at this meeting, the shareholders will receive and consider the Consolidated Financial Statements of the Company for the years ended December 31, 2015 and December 31, 2016.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE PROPOSALS AND “FOR” EACH NAMED NOMINEE.

We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on March 29, 2017 at 8:00 a.m. local time
The proxy statement and annual report to shareholders are available at https://materials.proxyvote.com/M70378

Sincerely yours,

/s/ Brandon Edenfield

Brandon Edenfield
Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. PLEASE ENSURE THAT YOUR VOTE COUNTS BY
COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY.

The date of this Proxy Statement is March 10, 2017.

The approximate date of mailing for this Proxy Statement and proxy card(s) is March 17, 2017.

MODSYS INTERNATIONAL LTD.
6600 LBJ Freeway, Suite 210
Dallas, Texas 75240

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On March 29, 2017

The 2017 Annual General Meeting of Shareholders (the “Annual Meeting”) of Modsys International Ltd. (“Modern Systems,” the “Company,” “we” or “us”) will be held at our offices, 6600 LBJ Freeway, Suite 210, Dallas, TX 75240 on March 29, 2017 at 8:00 A.M. local time for the following purposes:

1.       To elect (a) Scott Miller, (b) Regina O’Connor and (c) Syver Norderhaug to the Board of Directors to serve until the next annual meeting.

2.       To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

3.       To approve Brandon Edenfield’s employment agreement and compensation as the Chief Executive Officer of the Company, in accordance with the requirements of the Companies Law.

4.       To approve an amended compensation policy for the Company’s directors and officers, in accordance with the requirements of the Companies Law.

5.       To approve the amended compensation terms to the members of the Company’s Board of Directors;

6.       To approve the terms of a share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP and the issuance thereunder of 757,575 ordinary shares of the Company on April 1, 2017.

7.       To approve the terms of a share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP and the issuance thereunder of an aggregate amount of 757,575 ordinary shares (and in some cases, up to 1,000,000 ordinary shares) of the Company on July 1, 2017.

8.       To approve the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP and Prescott Group Aggressive Small Cap Master Fund (or their respective affiliates) in exchange for extending a guaranty during 2016 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc., respectively, a wholly owned subsidiary and a majority owned subsidiary of the Company, and Comerica Bank.

9.       To approve the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP and Prescott Group Aggressive Small Cap Master Fund (or their respective affiliates) in exchange for extending a guaranty during 2017 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc. and Comerica Bank.

10.     To approve the issuance of a warrant to purchase an aggregate of 378,788 ordinary shares of the Company to be issued to Prescott Group Aggressive Small Cap Master Fund (or its affiliates) in exchange for increasing the amount of a guaranty by $1,000,000 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc. and Comerica Bank.

11.     To re-appoint BDO Ziv Haft as our independent auditor for the period beginning on the date of the Annual Meeting and ending on the date of our next annual general meeting of shareholders.

12.     To receive and consider the Company’s Consolidated Financial Statements for the year ended December 31, 2015.

13.     To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is February 27, 2017. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Brandon Edenfield

Brandon Edenfield
Chief Executive Officer

Dallas, Texas
March 17, 2017

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Table of Contents

PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
Proposal No. 1 Election Of Directors	9
information regarding the board of directors and corporate governance	11
Director Compensation	18
Proposal No. 2 Advisory Vote on Executive Compensation	20
Executive Officers	21
Executive Compensation	22
Proposal No. 3 Approval Of Compensation Of The Chief Executive Officer	27
Proposal No. 4 Compensation Policy For the Company’s Directors and Officers	28
Proposal No. 5 Director COMPENSATION	29
Proposal No. 6 Approval of April 1, 2017 Equity Financing	30
Proposal No. 7 Approval of July 1, 2017 Equity Financing	31
Proposal No. 8 Approval of Columbia Pacific and Prescott Warrants for 2016	32
Proposal No. 9 Approval of Columbia Pacific and Prescott Warrants for 2017	33
Proposal No. 10 Approval of Prescott Warrants	34
Proposal No. 11 Re-Appointment of Independent Auditor	35
Transactions With Related Persons	36
Receipt and Consideration of the Financial Statements	38
Report of the Audit Committee of the Board of Directors	39
Security Ownership of Certain Beneficial Owners and Management	40
Section 16(a) Beneficial Ownership Reporting Compliance	45
Securities Authorized for Issuance under Equity Compensation Plans	46
Householding of Proxy Materials	47
Other Matters	48

i

MODSYS INTERNATIONAL LTD.
6600 LBJ Freeway, Suite 210
Dallas, Texas 75240

PROXY STATEMENT
FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

March 29, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Modsys International Ltd. (sometimes referred to as the “Company,” “Modern Systems,” “we” or “us”) is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your ordinary shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about March 17, 2017 to all shareholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held on March 29, 2017 at 8:00 A.M. local time at 6600 LBJ Freeway, Suite 210, Dallas, TX 75240. Directions to the Annual Meeting are available by calling (206) 395-4152.

Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on February 27, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 19,626,159 shares outstanding and entitled to vote, consisting of 540,000 preferred shares and 19,086,159 ordinary shares.

Shareholder of Record: Shares Registered in Your Name

If on February 27, 2017, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on February 27, 2017, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are eleven matters scheduled for a vote:

•         election of (a) Scott Miller, (b) Regina O’Connor and (c) Syver Norderhaug to serve as directors of the Company until the next annual meeting;

•         approval of, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement;

•         approval of Brandon Edenfield’s employment agreement and compensation as the Chief Executive Officer of the Company, in accordance with the requirements of the Companies Law;

•         approval of an amended compensation policy for the Company’s directors and officers, in accordance with the requirements of the Companies Law;

•         approval of the amended compensation terms to the members of the Company’s Board of Directors;

•         approval of the terms of a share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP and the issuance thereunder of 757,575 ordinary shares of the Company on April 1, 2017;

•         approval of the terms of a share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP and the issuance thereunder of an aggregate amount of 757,575 ordinary shares (and in some cases, up to 1,000,000 ordinary shares) of the Company on July 1, 2017;

•         approval of the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP and Prescott Group Aggressive Small Cap Master Fund (or their respective affiliates) in exchange for extending a guaranty during 2016 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc. and Comerica Bank;

•         approval of the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP and Prescott Group Aggressive Small Cap Master Fund (or their respective affiliates) in exchange for extending a guaranty during 2017 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc. and Comerica Bank;

•         approval of the issuance of a warrant to purchase an aggregate of 378,788 ordinary shares of the Company to be issued to Prescott Group Aggressive Small Cap Master Fund (or its affiliates) in exchange for increasing the amount of a guaranty by $1,000,000 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc. and Comerica Bank; and

•         re-appointment of BDO Ziv Haft as our independent auditor for the period beginning on the date of the Annual Meeting and ending on the date of our next annual general meeting of shareholders.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly added to the agenda of the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” or “Against” each of the nominees to the Board of Directors. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•         To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•         To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Simply complete and mail the voting instructions form to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share and one vote for each preferred share you own as of February 27, 2017.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing the enclosed proxy card or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner your bank, broker or other nominee will vote your shares only if you provide instructions to your bank, broker or other nominee on how to vote. If you do not instruct your broker, bank, or other nominee how to vote your shares, your shares will not be voted. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares and be sure to provide your bank, broker or other nominee with instructions on how to vote your shares. If your shares are held in “street name” you must contact your bank, broker or other nominee to change or revoke your voting instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•         “For” the election of (a) Scott Miller, (b) Regina O’Connor and (c) Syver Norderhaug to serve as directors of the Company until the next annual meeting.

•         “For” the approval of, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

•         “For” the approval of Brandon Edenfield’s employment agreement and compensation as the Chief Executive Officer of the Company, in accordance with the requirements of the Companies Law.

•         “For” the approval of an amended compensation policy for the Company’s directors and officers, in accordance with the requirements of the Companies Law.

•         “For” the approval of the amended compensation terms to the members of the Company’s Board of Directors.

•         “For” the approval of the terms of a share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP and the issuance thereunder of 757,575 ordinary shares of the Company on April 1, 2017.

•         “For” the approval of the terms of a share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP and the issuance thereunder of an aggregate amount of 757,575 ordinary shares (and in some cases, up to 1,000,000 ordinary shares) of the Company on July 1, 2017.

•         “For” the approval of the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP and Prescott Group Aggressive Small Cap Master Fund (or their respective affiliates) in exchange for extending a guaranty during 2016 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc., respectively, a wholly owned subsidiary and a majority owned subsidiary of the Company, and Comerica Bank.

•         “For” the approval of the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP and Prescott Group Aggressive Small Cap Master Fund (or their respective affiliates) in exchange for extending a guaranty during 2017 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc., respectively, a wholly owned subsidiary and a majority owned subsidiary of the Company, and Comerica Bank.

•         “For” the approval of the issuance of a warrant to purchase an aggregate of 378,788 ordinary shares of the Company to be issued to Prescott Group Aggressive Small Cap Master Fund (or its affiliates) in exchange for increasing the amount of a guaranty by $1,000,000 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc., respectively, a wholly owned subsidiary and a majority owned subsidiary of the Company, and Comerica Bank.

•         “For” the re-appointment of BDO Ziv Haft as our independent auditor for the period beginning on the date of the Annual Meeting and ending on the date of our next annual general meeting of shareholders.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•         You may submit another properly completed proxy card with a later date.

•         You may send a timely written notice that you are revoking your proxy to the Company’s Chief Financial Officer at 6600 LBJ Freeway, Suite 210, Dallas, TX 75240.

•         You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for an annual meeting?

Under the Companies Law, resolutions may only be adopted at a general shareholder meeting with respect to matters that are set forth on the agenda. Section 66(b) of the Companies Law provides that one or more shareholders holding, in the aggregate, at least one percent (1%) of the voting power entitled to vote at the company’s shareholder meetings, may request that an item be included in the agenda of a future shareholder meeting, if the subject matter is appropriate to be considered at a shareholder meeting.

Under the Companies Regulations (Notice and Advertisement of General Meetings and Class Meetings of a Public Company and Addition of Items to the Agenda) 2000 (the “Notice Regulations”), a shareholder who meets the conditions of Section 66(b) of the Companies Law, must submit its request to include an agenda item within seven days following the company’s notice of convening of a shareholders’ meeting if the request relates to any of the following matters:

•         appointment or removal of director(s);

•         approval of related party transaction(s);

•         approval of a merger;

•         appointment of an existing CEO as Chairman of the Board or an existing Chairman of the Board as CEO pursuant to Section 121(c) of the Companies Law; or

•         setting the company’s compensation policy for office holders.

For all other matters, a shareholder has up to three days following the company’s notice of convening shareholders’ meeting to submit an agenda item request. To the extent that the requested agenda item consists of the appointment of director(s), the Amendments impose particular information and documentary requirements that must be included in the request.

A shareholder proposal to include the nomination of a director pursuant to the Notice Regulations, must include a declaration of the nominee regarding his or her necessary qualifications and ability to devote an appropriate amount of time to the performance of his or her duties as director as further detailed in the section of this Proxy Statement entitled “Information Regarding the Board of Directors and Corporate Governance” below.

To the extent that the board of directors determines that the shareholder-proposed agenda item is appropriate for consideration by the shareholders, the company shall publish an updated notice of the shareholder meeting within seven days following the deadline for shareholders to submit their proposed agenda items. The publication of the updated notice of the shareholder meeting by the company would not impact the record date as to shareholders entitled to participate in the meeting.

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing not later than the 120th day prior to the date of the Proxy Statement for this year’s Annual Meeting; provided, however, that if the date of the annual meeting is more than 30 days after the anniversary date of this Annual Meeting, notice to be timely must be so delivered a reasonable time in advance of the mailing of our Proxy Statement for the annual meeting for the current year.

Shareholder proposals in accordance with above should be provided to the Company’s Chief Financial Officer at 6600 LBJ Freeway, Suite 210, Dallas, TX 75240.

How are votes counted?

Each outstanding share entitles the holder thereof to one vote on each matter voted at the meeting. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for all proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. While counted for quorum purposes, abstentions and broker non-votes will not be treated as voting shares and will not have any effect on whether the requisite vote is obtained for all matters placed before shareholders for their vote.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions and Broker Non-Votes
1	Election of Directors	“For” votes of the holders of a majority of the voting power represented at the Annual Meeting in person or by proxy is necessary for approval of this proposed resolution.	Abstentions and broker non-votes will have no effect.

2	Advisory approval of the compensation of the Company’s named executive officers	“For” votes of the holders of a majority of the voting power represented at the Annual Meeting in person or by proxy is necessary for approval of this proposed resolution.	Abstentions and broker non-votes will have no effect.

3	Chief Executive Officer’s employment agreement and compensation

“For” votes of holders of a majority of the voting power represented at the Annual Meeting in person or by proxy, and voting on the resolution, provided that (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not “controlling shareholders” and who are not interested parties other than interests that do not stem from connections with the controlling shareholders; or (ii) the total number of shares voted against the resolution by shareholders who are not controlling shareholders and interested parties does not exceed two percent of the Company’s outstanding shares.

Abstentions and broker non-votes will have no effect.

4	Approval of a compensation policy for the Company’s directors and officers, in accordance with the requirements of the Companies Law

“For” votes of holders of a majority of the voting power represented at the Annual Meeting in person or by proxy, and voting on the resolution, provided that (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not “controlling shareholders” and who are not interested parties other than interests that do not stem from connections with the controlling shareholders; or (ii) the total number of shares voted against the resolution by shareholders who are not controlling shareholders and interested parties does not exceed two percent of the Company’s outstanding shares.

Abstentions and broker non-votes will have no effect

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions and Broker Non-Votes
5	Approval of the amended compensation terms to be granted to the members of the Company’s Board of Directors

“For” votes of the holders of a majority of the voting power represented at the Annual Meeting in person or by proxy is necessary for approval of this proposed resolution provided that (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not “controlling shareholders” and who are not interested parties other than interests that do not stem from connections with the controlling shareholders; or (ii) the total number of shares voted against the resolution by shareholders who are not controlling shareholders and interested parties does not exceed two percent of the Company’s outstanding shares.

Abstentions and broker non-votes will have no effect

6 and 7	Approval of the terms of two share purchase agreements between the Company and Columbia Pacific Opportunity Fund, LP and the issuance thereunder of ordinary shares of the Company

“For” votes of the holders of a majority of the voting power represented at the Annual Meeting in person or by proxy is necessary for approval of this proposed resolution. Abstentions and broker non-votes will have no effect provided that (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not interested parties; or (ii) the total number of shares voted against the resolution by shareholders who are not interested parties does not exceed two percent of the Company’s outstanding shares.

Abstentions and broker non-votes will have no effect.

8 and 9

Approval of the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP and Prescott Group Aggressive Small Cap Master Fund (or their respective affiliates)

“For” votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter provided that (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not interested parties; or (ii) the total number of shares voted against the resolution by shareholders who are not interested parties does not exceed two percent of the Company’s outstanding shares.

Abstentions and broker non-votes will have no effect.

10	Approval of the issuance of a warrant to purchase an aggregate of 378,788 ordinary shares of the Company to be issued to Prescott Group Aggressive Small Cap Master Fund (or its affiliates)

“For” votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter provided that (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not interested parties; or (ii) the total number of shares voted against the resolution by shareholders who are not interested parties does not exceed two percent of the Company’s outstanding shares.

Abstentions and broker non-votes will have no effect.

11	Re-appointment BDO Ziv Haft as our independent auditor for the period beginning on the date of the Annual Meeting and ending on the date of our next annual general meeting of shareholders	“For” votes of the holders of a majority of the voting power represented at the Annual Meeting in person or by proxy is necessary for approval of this proposed resolution.	Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if two or more shareholders holding at least 35% of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 19,626,159 shares outstanding and entitled to vote, consisting of 540,000 preferred shares and 19,086,159 ordinary shares. Thus, the holders of 6,869,155 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum present within one hour of the time set for the meeting, the meeting shall automatically be adjourned to the same day and same time one week thereafter (unless such day shall fall on a public holiday either in Israel or the United States, in which case the Annual Meeting will be adjourned to the first day, not being Friday, Saturday or Sunday, which follows such public holiday), at the same place fixed for the original meeting (with no need for any notice to the shareholders) or until such other later time if such time is specified in the original notice convening the Annual Meeting, or if the Company gives notice to the shareholders no less than 72 hours before the date fixed for the adjourned meeting.

Am I entitled to dissenter’s or appraisal rights?

No. Under Israeli law, you do not have any rights of appraisal or similar rights of dissenters, whether you vote for or against the resolutions. You may vote “Against” any proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal No. 1

Election Of Directors

Under the Company’s Articles of Association, the number of members of the Board of Directors shall be as determined by the Board of Directors and shall not be less than three (3) and not more than six (6). The Board of Directors has currently resolved that the number its members shall be set at five members.

There are four nominees for director this year. Each director, except for Carla Corkern (formally appointed as an outside director as detailed below), holds office until the next annual general meeting of shareholders, when, subject to any law, such director may be reappointed for an additional term of service. Other than Regina O’Connor and Syver Norderhaug, each of the nominees listed below is currently a director of the Company who was previously elected by the shareholders. It is the Company’s policy to invite nominees for directors to attend the Annual Meeting. We did not hold an Annual Meeting of Shareholders in 2016.

The following table sets forth the names of the three nominees for election at the Annual Meeting and the directors whose terms of office will continue after the Annual Meeting, their ages as of February 10, 2017, and certain other information with respect to such directors:

Name	Age	Principal Occupation/ Position Held With the Company
Scott Miller	64	Chairman of the Board of Directors, Modern Systems
Carla Corkern	49	Outside Director, Modern Systems Chief Executive Officer and Chairman of the Board of Talyst, Inc.
Regina O’Connor	55	Director, Modern Systems
Syver Norderhaug	62	Director, Modern Systems Chief Financial Officer, Finch LLC

Pursuant to our Articles of Association, directors are elected at a general meeting of our shareholders by a vote of the holders of a majority of the voting power represented at the meeting. Additional directors may be elected between general meetings by a majority of our directors. Accordingly, each nominee that receives a majority of affirmative votes will be elected. If any one or more nominees becomes unable or unwilling to serve the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their best judgment. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Scott Miller, Regina O’Connor, and Syver Norderhaug, subject to approval of this Proposal No. 1, shall hold office until the next annual general meeting of shareholders and until his or her successor shall have duly taken office, unless his office is earlier vacated under any relevant provisions of the Company’s Articles of Association or other applicable law.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election

The following four nominees, who currently serve as directors of the Company, have advised the Company that they will agree to continue to serve as directors if appointed. Relevant information on each of the nominees, including their principal occupation during at least the past five years, is provided below.

Scott Miller. Mr. Miller has served as a director since December 2014 and Chairman of our Board of Directors since March 2015. In November 2015, Mr. Miller was appointed as Chairman. Mr. Miller served as Chief Executive Officer and President of Sophisticated Business Systems, Inc. d/b/a Ateras from December 2005 to December 2014, when Ateras merged with BluePhoenix to form Modern Systems. Mr. Miller began his career in electronics while serving in the Air Force. We believe Mr. Miller is qualified to serve on our Board of Directors because of his leadership roles with other technology companies and his vast knowledge about automated legacy migration and modernization solutions.

Regina O’Connor. Ms. O’Connor was appointed as a director by our Board of Directors in February 2017 as well as a member of the Company’s Audit and Compensation Committees. Ms. O’Connor served as Business

Unit Controller and Corporate Operational Financial Analyst of Dell Marketing, LLP – Applications Modernization Services from 2012 to 2015 Prior to that, she served as Chief Financial Officer of Clerity Solutions, Inc., an IT services provider targeting IBM mainframe clients. Ms. O’Connor has a Bachelor of Science in Economics with a minor in Business Administration and Computer Science from Clemson University. We believe Ms. O’Connor is qualified to serve on our Board of Directors because of her knowledge of our specific modernization industry and her knowledge of accounting in companies of our size.

Syver Norderhaug. Mr. Syver Norderhaug was appointed as a director by our Board of Directors in February 2017 as well as a member of the Company’s Audit and Compensation Committees. Mr. Norderhaug is serving as Chief Financial Officer of Finch LLC., a global software company with presence in Europe, Asia, Australia, South America and is headquartered in the US, since 2007. Mr. Norderhaug previously served on the Board for Steele Resources Group from 2012 to 2013. Mr. Norderhaug has an MBA in International Business from the American Graduate School of International Management, Glendale, Arizona and a Bachelor of Science, Business Administration from the University of Wyoming and is a Certified Public Accountant in Texas. We believe Mr. Norderhaug is qualified to serve on our Board of Directors because of his international business experience and his extensive knowledge of accounting in companies of our size.

Each Board member refrains from making recommendation with respect to his election to the Board.

It is proposed that at the Annual Meeting, the following resolutions be adopted:

“Resolved, that Scott Miller, Regina O’Connor and Syver Norderhaug be, and hereby are, elected to serve as members of the Board of Directors of the Company until the next annual general meeting.”

The affirmative vote of a majority of the shares voting on the matter is required to approve such resolution where the election of each director candidate shall be voted separately.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

information regarding the board of directors and corporate governance

Board Structure

Pursuant to our Articles of Association, directors are elected at a general meeting of our shareholders by a vote of the holders of a majority of the voting power represented at the meeting. Additional directors may be elected between general meetings by a majority of our directors. Our Board of Directors is currently comprised of four persons, with the exception of Scott Miller, all of the other directors have been determined to be independent within the meaning of the applicable NASDAQ requirements. One of our independent directors (Carla Corkern) was elected by our shareholders on April 10, 2016 to a three-year term, as an outside director mandated under Israeli law and as such was subject to additional criteria to help ensure their independence (See “— Outside Directors under the Companies Law”). Each director, except for the outside director, holds office until the next annual general meeting of shareholders, when, subject to any law, such director may be reappointed for an additional term of service. Officers are appointed by our Board of Directors.

Under the Companies Law, a person who lacks the necessary qualifications and the ability to devote an appropriate amount of time to the performance of his or her duties as a director shall not be appointed to serve as a director of a publicly traded company. While determining a person’s compliance with such provisions, the company’s special requirements and its scope of business shall be taken into account. Where the agenda of a shareholders meeting of a publicly traded company includes the appointment of directors, each director nominee is required to submit a declaration to the company confirming that he or she has the necessary qualifications and he or she is able to devote an appropriate amount of time to performance of his or her duties as a director. In the declaration, the director nominee shall specify his or her qualifications and confirm that the restrictions set out in the Companies Law do not apply.

In addition, each director nominee must include in his or her declaration a statement, the content of which shall be that he or she was not convicted for certain criminal or securities laws offenses provided under the Companies Law. Any person nominated to serve as an office holder of a publicly-traded company shall also comply with such disclosure requirements.

Furthermore, under the Companies Law, a person shall not be appointed as a director or an office holder of a publicly-traded company (i) if a court has ordered that due to the severity and circumstances of an offense committed by a nominee, such nominee is not fit to serve as a director or an office holder of a public company; or (ii) the administrative enforcement committee mandated under the Israeli Securities Law, 1969, referred to as the Securities Law, imposed on such nominee restrictions with respect to serving as a director or office holder, as applicable, of a publicly-traded company for a certain period of time.

Under the Companies Law, if a director or office holder ceases to comply with any of the requirements provided in the Companies Law, such director must notify the company immediately, and his or her term of service shall terminate on the date of the notice.

Outside Directors under the Companies Law

Under the Companies Law, companies incorporated under the laws of Israel whose shares have been offered to the public in or outside of Israel, are required to appoint at least two outside directors. However a recent amendment to the Companies Regulations (Alleviation for Public Companies Whose Shares are Listed on a Stock Exchange Outside of Israel) 2000, (the “Alleviation Regulations”) promulgated under the Companies Law (the “Companies Regulations Amendment”) permits the Company, as long as it does not have a controlling shareholder (as defined in the Company’s law) and is compliant with certain rules of certain foreign stock exchanges, to elect not to comply with the obligations to appoint outside directors, to establish and maintain an Israeli audit committee and to nominate an outside director to each of the board of directors committees. The Companies Regulations Amendment further provides that an outside director, who was appointed by a company prior to adopting the Companies Regulations Amendment, may continue to serve as an ordinary/independent director in the company until the earlier of: (a) the end of his or her tenure, or (b) the end of the second annual general meeting following the adoption of the Companies Regulations Amendment by the Company. Therefore, Carla Corkern will continue to serve until our next annual general meeting of shareholders, or until her earlier resignation or removal.

Qualifications of Other Directors under the Companies Law

Under the Companies Law, the board of directors of a publicly traded company is required to make a determination as to the minimum number of directors who must have financial and accounting expertise according to criteria that is defined in regulations promulgated under the Companies Law. In accordance with the Companies Law, the determination of the board should be based on, among other things, the type of the company, its size, the volume and complexity of its activities and the total number of directors serving on the board. Based on the aforementioned considerations, our Board of Directors determined that the number of directors with financial and accounting expertise in our company shall not be less than two.

Independence of The Board of Directors

As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time. One of these independent directors also serves as an outside director mandated under the Companies Law and subject to additional criteria to help ensure their independence.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that Ms. Corkern, Mr. Norderhaug and Ms. O’Connor qualify as an independent director under the applicable NASDAQ rules and those of the Securities and Exchange Commission. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Independent Directors under the Companies Law

Pursuant to the Companies Law, a public company, such as the Company, may include in its articles of association provisions relating to corporate governance. Such provisions may include the number of directors which shall be independent of management. Alternatively, a company may adopt the proposed standard provision included in a supplement to the Companies Law, under which a majority of the directors are to be independent, or, if the company has a controlling shareholder or a 25% or more shareholder, that at least one-third of the directors serving on the board be independent. An “independent director” is defined as a director who meets all of the following:

•         the audit committee confirms that he or she meets the qualifications for being appointed as an outside director, except for the requirement for financial and accounting expertise or professional qualifications; and

•         he or she has not served as a director of the company for a period exceeding nine consecutive years. For this purpose, a break of up to two years in the service shall not be deemed to interrupt the continuation of the service.

The Alleviation Regulations provide that a director in a company whose shares are listed in a stock exchange outside of Israel, such as the Company, who meets the criteria of an independent director under the relevant non-Israeli rules relating to independence standards for audit committee membership and who meets certain non-affiliation criteria, which are less stringent than those applicable to outside directors, would be deemed an “independent” director pursuant to the Companies Law provided he or she has not served as a director for more than nine consecutive years. For these purposes, ceasing to serve as a director for a period of two years or less is not deemed to sever the consecutive nature of such director’s service. In accordance with the Alleviation Regulations, a company whose shares are listed in a stock exchange outside of Israel may extend the term of service of its independent directors beyond nine years, for additional terms of service, each of which shall be no more than three years.

As of the date of this Proxy Statement, our Articles of Association have not yet been amended to include these provisions of the Companies Law relating to corporate governance.

Board Leadership

The Board of Directors has a Chairman of the Board, Scott Miller, who has authority, among other things, to call and preside over Board of Directors meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board of Directors. Under the Companies Law, while it is permitted for the Chief Executive Officer to serve on the Board, the Chief Executive Officer may not simultaneously serve as chairman of the board unless a resolution is passed at the general meeting with the approval of a special majority of non-controlling shareholders and non-interested parties, and in such case the concurrent service shall be for a period not to exceed three years. Furthermore, a relative of the chairman may not serve as Chief Executive Officer unless a similar resolution is passed.

Family Relationships

There are no family relationships among the board or officers of the Company.

Role of the Board in Risk Oversight

One of the Board of Directors’ key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the process and procedures of management. Our Compensation Committee, inter alia, assesses and monitors whether any of our compensation policies and programs as updated from time to time, generally complies with the Company’s risk management policy and does not have the potential to encourage excessive risk-taking. Typically, the entire Board of Directors meets with the Chief Executive Officer and Chief Financial Officer at least annually, and the applicable Board of Directors committees meet at least annually with the Chief Executive Officer and Chief Financial Officer to discuss the committees’ respective areas of oversight. Both the Board of Directors as a whole and the various standing committees receive periodic reports from the Chief Executive Officer and Chief Financial Officer, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible.

Meetings of The Board of Directors

The Board of Directors met seven times during 2016. All directors attended at least 80% of the aggregate number of meetings of the Board of Directors and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

Information Regarding Committees of the Board of Directors

The Board of Directors has two committees: an Audit Committee and a Compensation Committee. The following table provides membership and meeting information for 2016 for each of the Board of Directors committees:

Name	Audit	Compensation
Scott Miller
Brian Crynes	X(1)	X(1)
Carla Corkern	X (Chair)	X (Chair)
Thomas J. Jurewicz	X(2)	X(2)
Melvin L. Keating(3)
Matt Dunham(4)
Regina O’Connor(5)	X	X
Syver Norderhaug(6)	X	X

____________

(1)      Mr. Crynes, a former outside director, was a member of the Audit Committee and Compensation Committee until his resignation from our Board of Directors in January 2017.

(2)      Mr. Jurewicz, a former director, was a member of the Audit Committee and Compensation Committee until his resignation from our Board of Directors in January 2017.

(3)      Mr. Keating, a former director, resigned from the Board of Directors in October 2016.

(4)      Mr. Dunham, a former director, joined the Board of Directors in September 2016 until his resignation from our Board of Directors in February 2017.

(5)      Ms. O’Connor joined the Board of Directors, the Audit Committee and the Compensation Committee in February 2017.

(6)      Mr. Norderhaug joined the Board of Directors, the Audit Committee and the Compensation Committee in February 2017.

Below is a description of each committee of the Board of Directors.

Audit Committee

Our Articles of Association require that our Board of Directors appoint an audit committee, comprised of at least three directors.

Notwithstanding, pursuant to the Companies Regulations Amendment, as long as it does not have a controlling shareholder (as defined in the Company’s law) and provided it is compliant with certain rules of certain foreign stock exchanges (such as such NASDAQ rules set forth herein), the Company may elect not to comply with the obligations to establish and maintain an Israeli audit committee in accordance with the Israeli law.

Under the Companies Law and to the extent the Company has not elected to be exempt from establishing and maintaining an Israeli audit committee pursuant to the Companies Regulations Amendment, the responsibilities of the audit committee include: (a) identifying flaws in the management of a company’s business and making recommendations to the board of directors as to how to correct them; (b) with respect to certain actions involving conflicts of interests and with respect to certain related party transactions, deciding whether such actions are material actions and whether such transactions are extraordinary transactions, for the purpose of approving such actions or transactions; (c) reviewing and deciding whether to approve certain related party transactions and certain transactions involving conflicts of interest, when such authority with respect to such transactions is granted by law to the audit committee; (d) reviewing the comptroller’s work program; (e) examining the company’s internal control structure and processes, the performance of the comptroller and whether the comptroller has at his or her disposal the tools and resources required to perform his or her duties, considering, inter alia, the special needs of the company and its size; (f) examining the external auditor’s scope of work, as well as the external auditor’s fees and providing its recommendations to the board; and (g) providing for arrangements as to the manner in which the company deals with employee complaints with respect to deficiencies in the administration of the company’s business, and protection to be provided to such employees.

Further to its promulgation, the Company adopted the Companies Regulation Amendment, which exempts the Company from the obligation to establish and maintain an audit committee in accordance with the Israeli law.

In accordance with the Sarbanes-Oxley Act and NASDAQ requirements, our Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors. In addition, the Audit Committee is responsible for assisting the board in monitoring our financial statements and the effectiveness of our internal controls.

Our Board of Directors authorized our Audit Committee to act as committee for review of financial statements under the Companies Regulations (Provisions and Terms with Respect to Procedures for Approval of Financial Statements), 2010.

We have established an Audit Committee, currently consisting of Carla Corkern, Regina O’Connor and Syver Norderhaug. The Audit Committee met five times during 2016; however, Ms. O’Connor and Mr. Norderhaug did not serve on the Audit Committee during 2016.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

Our Board has determined that Syver Norderhaug qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Compensation Committee

In December 2012, an amendment to the Companies Law came into effect which requires Israeli publicly traded companies, like us, to establish a compensation committee. In addition, under this amendment, we were required to adopt a compensation policy, to be recommended by the compensation committee, with respect to the remuneration of our executive officers and directors. Such compensation policy must include, among others, certain mandatory provisions as stipulated in the amendment.

The compensation committee is responsible to periodically advise the Board of Directors as to the necessity to update the compensation policy and to examine its implementation. In the event that a compensation policy is set to expire after a period longer than three years, the Compensation Committee shall advise the Board of Directors, every three years, whether such policy should be amended, discontinued or remain intact.

In addition, under the Companies Law, the Compensation Committee is authorized to approve the compensation of certain executive officers, including the chief executive officer, the company’s directors and the controlling shareholder, if he or she is employed by the company. Furthermore, the Compensation Committee is authorized to exempt the company from bringing the chief executive officer’s compensation to shareholders approval, under certain circumstances stipulated in the Companies Law.

Notwithstanding, pursuant to the Companies Regulations Amendment, as long as it does not have a controlling shareholder (as defined in the Company’s law) and provided it is compliant with certain rules of certain foreign stock exchanges (such as such NASDAQ rules set forth herein), the Company may elect not to comply with the obligations to establish and maintain an Israeli compensation committee in accordance with the Israeli law.

According to the Companies Law, to the extent it has not elected to be exempt from establishing and maintaining a compensation committee pursuant to the Companies Regulations Amendment, the compensation committee shall be comprised of no less than three directors and only directors eligible to serve as members of the audit committee may serve on the compensation committee. All of the outside directors must serve as members of the compensation committee and shall constitute a majority thereof. The chairman shall be an outside director. The compensation of all members of the compensation committee shall be identical.

We have established a Compensation Committee, consisting of Carla Corkern, Regina O’Connor and Syver Norderhaug. The Compensation Committee met two times during 2016; however, Ms. O’Connor and Mr. Norderhaug did not serve on the Compensation Committee during 2016.

All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).

In February 2017, our Board of Directors (following the recommendation of our Compensation Committee approved a new compensation policy which was prepared and reviewed by our Board in August 2016 (following the recommendation of our Compensation Committee), subject to approval by our shareholders, as required by the Companies Law (the “Compensation Policy”). If Proposal No. 4 is approved, our Compensation Policy in the form attached as Annex A to this Proxy Statement, will be approved for a three-year term.

According to the Companies Law, the compensation of our directors and officers must be approved in accordance with our Compensation Policy, unless certain procedural and substantive requirements are met.

Subject to any extraordinary circumstances stipulated in the Companies Law, the compensation of our officers (who do not also serve as directors), including options, other share-based compensation, procurement of insurance coverage and indemnification, is subject to the approval of the Compensation Committee and Board of Directors. The compensation of our directors and chief executive officer is also subject to shareholder approval.

The renewal of our officers’ compensation package (including our chief executive officer) may be approved by our Compensation Committee (without requiring the approval of our Board of Directors and shareholders) if the compensation committee has determined that the renewed package is not materially different from his or her previous package.

Compensation Committee Processes and Procedures

Several main principles and objectives form the basis of the Company’s Compensation Policy: (a) to promote the Company’s goals and targets and its long-term policy; (b) to create appropriate incentives for the Company’s officers, considering, among others, the Company’s risk management policy; (c) to adapt a compensation package combination that matches the size of the Company and the nature of its activities; and (d) to comply with the provisions of the law by compensating those eligible pursuant to the Compensation Policy, based on their contribution and their efforts to the development of the Company’s business and promotion of its goals, in the short and long term.

The Compensation Policy is a multi-year policy which is in effect for a period of three years from the date of its approval, after which time it may be reapproved. The existing compensation policy expired in April 2016. The Compensation Committee and the Board of Directors review the Compensation Policy from time to time, as well as the need to adjust it. In so doing, they conduct an examination of changes in the Company’s goals, market conditions, the Company’s profits and revenues in previous periods and in real time, and any other relevant factors.

•         The Compensation Policy provides for the consideration, inter alia, of the following parameters when determining compensation terms for the Company’s officers: the education, qualifications, expertise, seniority (in the Company in particular, and in the officer’s profession in general), professional experience and achievements of the officer;

•         The officer’s position, the scope of his or her responsibility and previous wage agreements that were signed;

•         The officer’s contribution to the Company’s business, profits and stability;

•         The degree of responsibility imposed on the officer;

•         The Company’s need to retain officers who have skills, know-how or unique expertise; and

•         Applicable law.

The Compensation Policy considers that different terms of employment may apply in various countries, and therefore a global comparison of employment terms for similar positions within the Company, may not be a relevant parameter when determining officer compensation.

Prior to approval of a compensation package for an officer, the Company may conduct a wage survey that compares and analyses the compensation packages granted to officers in similar positions (in other companies of the same type as the Company) to that of the relevant officer.

The policy requires that the Company do its utmost to approve the compensation terms of new officers prior to the date of commencement of their employment in the Company.

The compensation package may include various components including a base salary, sales commissions, annual cash bonus and share-based compensation (e.g. options, restricted stock units) as well as social benefits, car allowance, mobile allowance, reimbursement of expenses, perquisites, advance notice for termination of employment, medical insurance, exculpation and indemnification arrangements, retirement grants, sign-on fees and special bonuses. The Compensation Policy sets certain criteria, standards and limitations with regard to the above components, and in particular regarding bonus.

Nominating and Corporate Governance Committee

Our Board of Directors does not have a standing Nominating and Corporate Governance Committee or a Nominating and Corporate Governance Committee charter. Instead, the full Board of Directors performs the function of a nominating committee. The Board of Directors believes it is appropriate not to have a standing Nominating and Corporate Governance Committee because we are a small company and we believe the current structure provides better oversight and is more efficient.

The Articles of Association of the Company provide that a director may appoint another person to serve as his alternate with all the rights and obligations of the appointing director, except the right to appoint a further alternate. The alternate director may not act at any meeting at which the director appointing him is present. Unless the time period or scope of any such appointment is limited by the appointing director, such appointment is effective for all purposes and for an indefinite time, but will expire upon the expiration of the appointing director’s term. An alternate director is solely responsible for his own acts and defaults, and is not the agent of the appointing director. To date, no alternate directors serve on behalf of the directors of the Company. Under the Companies Law, the outside directors may not appoint alternates to serve on the Board of Directors.

Our Board of Directors believes that candidates for director should have certain minimum qualifications, as described in “Information Regarding the Board of Directors and Corporate Governance-Board Structure.” Neither our Articles of Association, nor the Companies Law, include any procedures by which security holders may recommend nominees to the Company’s Board of Directors.

Shareholder Communications With The Board Of Directors

Historically, the Company has not provided a formal process related to shareholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. The Company believes its responsiveness to shareholder communications to the Board of Directors has been excellent.

Code of Conduct

The Company has adopted a code of conduct applicable to our executive officers, directors and all other employees. The code of conduct is available on the Company’s website at www.modernsystems.com. The information provided on the Company website is not part of this Proxy Statement, and therefore is not incorporated herein by reference. In addition, we intend to promptly disclose the nature of any amendment to, or waiver from, our code of business conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions on our website in the future.

Director Compensation

In 2016, we compensated only non-employee directors for serving on our Board of Directors in accordance with previously approved guidelines. Each non-employee director received an annual retainer of $20,000 paid in quarterly payments. For 2016, the total aggregate fee earned by our non-employee directors for their service was $100,000. We also reimburse each of our directors for expenses incurred in connection with attending Board of Directors’ meetings and for their service as directors in accordance with our compensation policy.

Our general policy has been to grant our new non-employee directors an initial equity award of 30,000 RSUs to vest in equal installments over three years. Please see Proposal No. 5 for additional information on director RSU vesting.

Our non-employee directors receive a compensation package, as approved in accordance with the Companies Regulations (Reliefs in Transactions with Related Parties) 2000, as follows:

(a)      Cash Compensation — an annual total compensation of $20,000 consisting of the annual payment, payable in quarterly installments; and

(b)     RSUs Compensation — 30,000 RSUs to be granted to each non-employee director upon his or her initial appointment to the Board of Directors (and every three years thereafter). The RSUs shall vest and become exercisable in equal monthly installments over a period of 36 months following the date of grant; provided, however, if Proposal No. 5 is approved, the unvested RSUs shall vest and become exercisable in equal quarterly installments until the end of the three-year period following the date of grant.

The grant of the RSUs is made under the terms set forth in our 2007 Award Plan and in accordance with our standard grant letter. In the event of a change of control pursuant to which (i) any shareholder holding less than 25% of the outstanding share capital of the company on the date of grant shall hold at least 50% of the outstanding share capital of the company; or (ii) a merger or a sale of 50% or more of the company’s activities shall be effected (each of (i) and (ii), referred to herein as a “Change of Control”), then all outstanding RSUs previously granted, shall be automatically vested.

Compensation of Our Outside Directors

In September 2012, our shareholders approved, following the approval of our Audit Committee and our Board of Directors, the compensation payable to our outside directors, in accordance with the Companies Regulations (Rules for the Payment of Remuneration and Expenses of Outside Directors) 2002, and the Alleviation Regulations as follows:

(a) Cash Compensation — an annual total compensation of $20,000 consisting of the annual payment, payable in quarterly installments in accordance with the Outside Directors Regulations, which shall be paid following each meeting in accordance with the Outside Directors Regulations; and

(b) RSUs Compensation — 30,000 RSUs to be granted to each outside director upon his or her initial appointment to the Board of Directors (and every three years thereafter). The RSUs shall vest and become exercisable in equal monthly installments over a period of 36 months following the date of grant; provided, however, if Proposal No. 5 is approved, the unvested RSUs shall vest and become exercisable in equal quarterly installments over a period ending three years following the date of grant.

The grant of the RSUs is made under the terms set forth in our 2007 Award Plan and in accordance with our standard grant letter. In the event of a Change of Control, then all outstanding RSUs previously granted, shall be automatically vested.

Summary Table for Director Compensation

The table below sets forth, for each non-employee or outside director, the amount of cash fees paid by us and the value of stock awards received from us for his or her service, during 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Scott Miller, Chairman of the Board of Directors	20,000	—	20,000
Carla Corkern, Outside Director(a)	20,000	63,000	83,000
Brian Crynes, Outside Director(b)	20,000	—	20,000
Thomas J. Jurewicz(c)	20,000	—	20,000
Melvin L. Keating(d)	15,000	39,600	54,6000
Matthew Dunham(e)	5,000	44,700	49,700

____________

(a)      Pursuant to the 2007 Award Plan and the compensation arrangement detailed under “Compensation for Our Outside Directors,” Ms. Corkern was granted 30,000 RSUs in April 2013, which vested over 36 months. In addition, Ms. Corkern was granted an additional 30,000 RSUs in April 2016, pursuant to her re-appointment to the Board, which will vest in 36 months in equal installments. As of December 31, 2016, 36,664 RSUs were vested.

(b)      Pursuant to the 2007 Award Plan and the compensation arrangement detailed under “Compensation for Our Outside Directors,” Mr. Crynes was granted 30,000 RSUs in September 2012, which vested over 36 months. In addition, Mr. Crynes was granted an additional 30,000 RSUs in September 2015, pursuant to his re-appointment to the Board, which will vest over 36 months in equal installments. Due to Mr. Cryne’s resignation in January 2017, 17,505 RSUs were cancelled. As of December 31, 2016, 42,495 RSUs were vested.

(c)      Pursuant to the 2007 Award Plan and the compensation arrangement detailed under “Compensation for Our Outside Directors,” Mr. Jurewicz was granted 30,000 RSUs in December 2012, which vested over 36 months. In addition, Mr. Jurewicz was granted an additional 30,000 RSUs in December 2015, pursuant to his re-appointment to the Board, which will vest over 36 months in equal installments. Due to Mr. Jurewicz’s resignation in January 2017, 20,004 RSUs were cancelled. As of December 31, 2016, 39,996 RSUs were vested.

(d)      Pursuant to the 2007 Award Plan and the compensation arrangement detailed under “Compensation for the Chairman of the Board of Directors” above, Mr. Keating was granted a total of 65,034 restricted stock units of various amounts on a monthly basis from May 2012 through March 2014, which vested immediately as they were granted. In addition Mr. Keating was granted 45,000 restricted stock units in April 2014. The 45,000 shares will vest over 36 months in equal installments. Due to Mr. Keating’s resignation in October 2016, 24,169 RSUs were cancelled. As of December 31, 2016, 115,865 RSUs were vested.

(e)      Pursuant to the 2007 Award Plan and the compensation arrangement detailed under “Compensation for Our Outside Directors,” Mr. Dunham was granted 30,000 RSUs in September 2016, which will vest over 36 months in equal installments. Due to Mr. Dunham’s resignation from our Board of Directors in February 2017, 25,835 RSUs were cancelled. As of December 31, 2016, 2,499 RSUs were vested.

Proposal No. 2

Advisory Vote on Executive Compensation

At the 2014 Annual Meeting of Shareholders, the shareholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every other year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this Proxy Statement. The Company believes that its compensation policies and decisions are consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will be at the 2018 annual meeting of shareholders.

The Board Of Directors Recommends
A Vote In Favor Of Proposal No. 2.

Executive Officers

The following table sets forth certain information with respect to our executive officers as of January 31, 2017.

Name	Age	Position
Brandon Edenfield	55	Chief Executive Officer
Richard Chance	63	Chief Financial Officer

Brandon Edenfield. Mr. Edenfield has served as our chief executive officer since January 2017 under terms which are subject to approval of the shareholders. Mr. Edenfield most recently served as executive director in the Application Modernization division of Dell Services from 2012 to 2015. Prior to joining Dell, Mr. Edenfield was the president and founder of Clerity Solutions, a provider of applications migration, modernization and optimization solutions, from 1999 to 2012, when Clerity was acquired by Dell. Mr. Edenfield holds a B.S. in Computer/Information Technology Administration and Management from Eastern Illinois University.

Richard Chance. Mr. Chance has served as our Chief Financial Officer since April 2016. Prior to this, he served as our Director of Finance from February to April 2016. Mr. Chance is a Certified Public Accountant and has over 11 years of experience in the application modernization space. From 2003 to 2014, Mr. Chance served in a variety of roles at ATERAS, one of the companies which merged with BluePhoenix to form Modern Systems in December 2014, most recently as Chief Financial Officer. Prior to ATERAS, Mr. Chance has worked in chief financial and executive management roles with independent companies his entire career, starting in public accounting with KPMG.

Executive Compensation

Summary Compensation Table for 2016 and 2015

The table below summarizes the total compensation earned during 2016 and 2015 by our former principal executive officer and our only other executive officer who was serving as an executive officer at the end of the last completed fiscal year.

Name and principal position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)(c)	Total ($)
Matt Bell,	2016	300,000	—	—	—	300,000
Former Chief Executive Officer	2015	300,000	—	256,500	—	556,500

Richard Chance	2016	121,000	25,000	107,500	—	253,500
Chief Financial Officer	2015	—	—	—	—	—

____________

(a)      Amounts reflect the executive officers’ annual cash bonus payouts for 2016 performance. These amounts were recommended by the compensation committee and approved by our board of directors.

(b)      Amounts reflect the aggregate value of restricted stock unit awards under the 2007 Award Plan (vested and unvested) granted to the executive officer in the applicable fiscal year, computed in accordance with applicable accounting standards and based on the stock price on the date of grant. For more information about the assumptions we made in determining the grant date fair value, see Note 10 of the Notes to Consolidated Financial Statements in this Annual Report. All stock awards vest as described in the individual footnotes in the Summary Table for Outstanding Equity Awards below.

Summary Table for Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information with respect to outstanding equity incentive awards held by our executive officers as of December 31, 2016.

	Option Awards				Stock Awards
Name and principal position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Matt Bell, Former Chief Executive Officer(a)	300,000	—	1.80	4/23/2022
Matt Bell, Former Chief Executive Officer(a)					100,000	90,000
Richard Chance, Chief Financial Officer(b)					50,000	45,000

____________

(a)      Pursuant to the 2003 Option Plan, 300,000 options to purchase shares in Modern Systems were granted to Mr. Bell on April 23, 2012. The options granted on April 23, 2012 vest as follows: 50,000 options vested on September 5, 2012 (i.e. after a 6 month cliff) and the remaining 250,000 vest in equal installments of 8,333 over a period of 30 months thereafter and until March 5, 2015. Therefore, as of December 31, 2015, 300,000 options were vested and were exercisable. The 300,000 options granted on April 23, 2012 to Mr. Bell, have an exercise price of $1.80. The options granted on April 23, 2012 may be exercised during a 10 year period, i.e. until April 23, 2022.

On October 1, 2015, 100,000 RSUs were granted to Mr. Bell and will vest as follows: 33,333 RSUs will be eligible to vest on October 1, 2016 and the remaining 66,667 will vest in equal installments of 2,778 over a period of 24 months thereafter unless upon termination of employment for any reason. In addition, 150,000 performance RSUs were granted to Mr. Bell on October 1, 2015, subject to achievement of certain performance milestones. The 150,000 performance RSUs were cancelled in June 2016 as a result of the transition agreement entered in to. As of December 31, 2016, 100,000 RSUs were unvested.

(b)      Pursuant to the 2007 Award Plan, 50,000 RSUs in Modern Systems were granted to Mr. Chance in connection with his employment agreement. The RSUs vest as follows: 30,000 shares eligible to vest after the first year of employment and the remaining 20,000 shares vest evenly monthly unless upon termination of employment for any reason. Upon termination, the number of RSUs to vest immediately upon termination shall be equal to the multiple of 2,500 by the number of full months commencing on March 28, 2016.

Employment Agreements

We maintain written employment agreements with each of our executive officers. These employment agreements are with Modern Systems Corporation. Executive officers or employees of Modern Systems who also serve as directors or executive officers in our subsidiaries do not receive additional compensation for such service.

The employment agreements are not always specific regarding the term. However, the compensation policy stipulates that such agreements will be for a fixed term that does not exceed three years. Upon the expiry of an employment agreement, the agreement may be extended. If we terminate the employment agreements, we are required to pay the usual severance pay in accordance with applicable law. The agreements with our executive officers provide for annual base salary and other benefits such as vacation, sick leave, health, dental, vision, 401(k) retirement savings plan, life and disability insurance. In addition, our executive officers are required to enter into non-compete and confidentiality agreements. A summary of the material terms of the employment agreements and offer letters with our executive officers is below.

The following definition applies to the terms of Change of Control and Sales Transaction in the employment agreements with our executive officers. Change of Control occurs when any person, entity or affiliated group becomes the owner or owners of more than fifty percent (50%) of the outstanding equity securities of Modern Systems, not including an increase in the current shareholders or any of their affiliates’ holdings. Sales Transaction means the sale or disposition of all or substantially all of our assets in one transaction from a third party or parties, taking into account such factors as the Board deems appropriate immediately prior to the consummation thereof.

Brandon Edenfield

We entered into a letter agreement with Mr. Edenfield on January 2, 2017, setting forth the terms of Mr. Edenfield’s employment as our President and Chief Executive Officer, which would come into effect subject to the shareholders approving Proposal No. 3. The terms of Mr. Edenfield’s employment agreement are as follows:

Term. Three years, unless terminated earlier in accordance with the terms of the agreement.

Base Annual Salary. $300,000.

Stock Options. Within six months of January 2, 2017, and subject to the sole discretion and determination of the Board of Directors of the Company and, to the extent required, shareholder approval, the Company will grant Mr. Edenfield an option to purchase 1,750,000 ordinary shares (the “Stock Options”) pursuant to the terms of the Company’s 2007 Award Plan. The strike price of the Stock Options shall be equal to the fair market value on the date of grant (the “Strike Price”). The Stock Options shall vest under the criteria as follows.

Vesting

Twenty percent (20%) of the Stock Options will vest annually for the next five years upon achieving the minimum EBITDA in such year according to the following schedule:

2017	$500,000
2018	$1,000,000
2019	$1,500,000
2020	$2,500,000
2021	$4,500,000

If the EBITDA target is missed in any year(s), the options will still vest upon reaching the cumulative EBITDA target in a future year. For example, if the 2017 EBITDA target is not achieved, but the cumulative actual EBITDA for 2018 and 2017 exceeds the cumulative EBITDA target for 2018 and 2017, the Stock Options for both the 2017 and 2018 targets would vest.

EBITDA will be calculated by the Board or the Compensation Committee of the Board (in consultation with the Company’s auditors) no later than March 31 of the following year. Upon such final calculation, the Stock Options shall vest if the EBITDA target has been reached.

The Board may accelerate the vesting of the Stock Options in its sole discretion.

If the Company acquires another entity or technology, the Board and Mr. Edenfield will mutually agree on an adjustment of the EBITDA targets to reflect the “acquired EBITDA.”

Accelerated Vesting for Sales Transaction

Subject to terms and conditions provided in the Agreement and consistent with the Company’s Compensation Policy, and provided that Mr. Edenfield remains employed immediately prior to the consummation of a Sales Transaction (as defined below), the remaining unvested options will vest upon the consummation of a Sales Transaction under the following accelerated vesting schedule:

Per Share Sales Proceeds	Accelerated vesting
Over $1.40 up to $1.70	50% of unvested options
Over $1.70 up to $2.20	75% of unvested options
Over $2.20	100% of unvested options

 “Per Share Sale Proceeds” means the consideration per ordinary share received by the shareholders in a Sales Transaction (adjusted for any stock splits, reverse splits, recapitalization and the like). For any consideration received other than cash, the fair market value of such consideration shall be determined in good faith by the Board.

“Sales Transaction” means: (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) a sale of all or substantially all of the assets of the Company (collectively, a “Merger”), so long as in either case the Company’s stockholders of record immediately prior to such Merger will, immediately after such Merger, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity.

Cash Bonus. If the Company enters into a Sales Transaction and provided Mr. Edenfield remains employed immediately prior to the consummation of a Sales Transaction, Mr. Edenfield will be granted a cash bonus upon the consummation of the Sales Transaction. If the Per Share Sale Proceeds is greater than the Strike Price, the cash bonus will be an amount equal to (i) the number of vested options times (ii) the Strike Prices. If the Per Share Sales Proceeds is greater than one-half the Strike Price but less than or equal to the Strike Price, the cash bonus will be an amount equal to (i) the number of vested options times the Per Share Sales Proceeds. If the Per Share Sales Proceeds is less than one-half of the Strike Price there will be no cash bonus paid.

Benefits. Mr. Edenfield will be eligible for all standard company benefits, including health, dental, vision, life and disability insurance.

Matt Bell

We entered into a letter agreement with Mr. Bell on September 15, 2015, setting forth the terms of Mr. Bell’s continued employment as our President and Chief Executive Officer. This letter agreement replaced and superseded Mr. Bell’s prior employment agreements.

Mr. Bell’s current annual salary is $300,000. Mr. Bell is eligible for three individual annual bonuses each with a target amount of 50,000 RSUs. Annually, commencing after the second quarter of 2016, the Compensation Committee and/or the Board will review the agreed-upon performance milestones and make a good faith determination with respect to whether Mr. Bell has met the performance milestones for the previous four quarters (with a shortened first year of review running for only three quarters from the October 1, 2015 through June 30, 2016). If the annual agreed-upon performance milestones are met, the corresponding annual performance RSUs will be fully vested as of that date. If the annual agreed-upon performance milestones are not met, the corresponding annual performance RSUs will expire.

On October 1, 2015, Mr. Bell was also granted 100,000 RSUs which would have vested after the 12 month anniversary of the date of grant, upon the earlier to occur of (i) a Sales Transaction or (ii) termination of employment by the Company for any reason other than for Breach of Trust (as defined in his stock option agreement dated April 25, 2012). 100,000 RSUs vest as follows: 1/36 of the RSUs will vest for each full month of service.

If the Company would have been sold, Mr. Bell would have been entitled to receive a special bonus equal to 1% of the sales proceeds from the sale transaction, provided that the sales proceeds were no less than $25 million and that Mr. Bell remained employed as President and Chief Executive Officer prior to the consummation of the Sale Transaction.

On June 20, 2016, we entered into a Transition Agreement and Release Transition with Mr. Bell. Pursuant to the Transition Agreement, Mr. Bell ceased to serve as the Company’s President and Chief Executive Officer, effective January 2, 2017, or the Separation Date. During the transition period, Mr. Bell was entitled to receive his normal base salary compensation and benefits. Mr. Bell continued to vest in his restricted stock units through the Separation Date. The Transition Agreement also includes a standard release of claims. All performance RSUs were forfeited as part of the Transition Agreement.

Richard Chance

We entered into an employment agreement with Mr. Chance effective March 29, 2016, setting forth the terms of Mr. Chance’s continued employment as our Chief Financial Officer.

Mr. Chance’s current annual salary is $140,000. The term of Mr. Chance’s employment will be one year, unless terminated earlier in accordance with the terms of his employment agreement. Mr. Chance is also eligible to receive two cash bonuses of $10,000 on September 30 and $15,000 on December 31. In connection with his appointment,

Mr. Chance received 50,000 RSU which will vest after the 12 month anniversary of the date of grant, upon the earlier to occur of (i) a sales transaction or (ii) termination of employment by the Modern Systems for any reason other than for Breach of Trust (as defined in the employment agreement). 50,000 RSUs will vest as follows: 1/20 of the RSUs will vest for each full month of service. We may only terminate the employment of Mr. Chance for convenience upon giving 60 days written notice (or payment for such period in lieu of notice).

If the Company is sold, Mr. Chance will be entitled to receive a special bonus equal to $50,000 (provided such gross consideration is in excess of $25,000,000), or $100,000 (provided such gross consideration is in excess of $35,000,000).

Proposal No. 3

Approval Of Compensation Of The Chief Executive Officer

Under Israeli law, the terms of service of the chief executive officer of a public company require the approval of the compensation committee, board of directors and holders of a majority of the voting power represented at the general meeting in person or by proxy and voting thereon provided that (i) at least a majority of the shares of non-controlling shareholders or shareholders that do not have a personal interest in the approval voted at the meeting are voted in favor (disregarding abstentions) or (ii) the total number of shares of non-controlling shareholders or shareholders that do not have such personal interest voted against the terms of service of the chief executive officer does not exceed two percent of the aggregate voting rights in the Company.

In recognition of Mr. Edenfield’s qualifications to serve as chief executive officer, each of our compensation committee and our board of directors, subject to the approval of our shareholders at this meeting, has approved the terms of compensation as set forth in the employment agreement attached hereto as Annex D, effective retroactively from January 2, 2017.

The terms of compensation for Mr. Edenfield are full consistent with the Company’s amended compensation policy as brought for the approval of the shareholders at this Annual Meeting.

Pursuant to the Companies Law, approval of this resolution requires the affirmative vote of a majority of shares present at the meeting, in person, by proxy or by voting instruction card, and voting on the resolution, provided that either (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not “controlling shareholders” (as defined below) and who are not interested parties other than interests that do not stem from connections with the controlling shareholders; or (ii) the total number of shares voted against the resolution by shareholders who are not controlling shareholders and interested parties does not exceed two percent of the Company’s outstanding shares.

A “controlling shareholder” under the Companies Law is defined as a shareholder who has the ability to direct the activity of a company, except for an ability that stems from the fulfillment of his or her duty as a director or as a holder of any other position at the company.

Please note that you are required to indicate on the proxy card whether or not you are a controlling shareholder of the Company, or acting on its behalf, or whether you are considered an interested party with respect to this proposal, no matter whether you vote for or against this proposal. If you fail to notify us as to whether or not you are a controlling shareholder of the Company (as defined above) or acting on its behalf with respect to this Proposal No. 3, your vote will not be counted with respect to Proposal No. 3.

The Board Of Directors Recommends
A Vote In Favor Of Proposal No. 3.

Proposal No. 4

Compensation Policy For the Company’s Directors and Officers

As required under the Companies Law, we adopted a compensation policy for office holders, which creates a coherent system of rules and principles for compensation and incentives for our office holders. Our compensation policy was approved by an annual general meeting of our shareholders on April 11, 2013.

Pursuant to the Companies Law, the compensation policy must generally be re-approved every three years by the board, following recommendation of the compensation committee and approved by a special majority of the company’s shareholders.

Accordingly, and in light of: (a) the experience gained during the implementation of the current compensation policy; and (b) the recent amendments to the governing legislation (the Companies Law and the regulations promulgated thereunder); certain immaterial changes are proposed to be included in the proposed new compensation policy, as hereinafter set forth.

Following the recommendations and discussions of our Compensation Committee pursuant to its meetings of August 15, 2016 and then February 14, 2017 the Board of Directors has discussed in its meeting of February 14, 2017, has approved and recommended that shareholders approve, the new compensation policy, substantially in the form attached to this proxy statement as “Annex A” (the “New Compensation Policy”). The New Compensation Policy shall be in effect as of its date of adoption by the shareholders.

Similar to our previous compensation policy, the New Compensation Policy is intended to enable the Company to attract and retain, on a global basis, highly experienced executives capable of managing vast, complex and global operations, and to motivate them to drive our long-term goals by structuring a compensation package that maintains the balance between the fixed and variable components.

It is proposed that at the Annual Meeting, the following resolution be adopted:

“Resolved that, in compliance with the requirements of the Companies Law, the New Compensation Policy for the Company’s directors and officers, in the form attached hereto as Annex A, and as previously approved by the Board of Directors at the recommendation of the Compensation Committee, be, and the same hereby is, approved.”

Pursuant to the Companies Law, approval of this resolution requires the affirmative vote of a majority of shares present at the meeting, in person, by proxy or by voting instruction card, and voting on the resolution, provided that either (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not “controlling shareholders” (as defined below) and who are not interested parties other than interests that do not stem from connections with the controlling shareholders; or (ii) the total number of shares voted against the resolution by shareholders who are not controlling shareholders and interested parties does not exceed two percent of the Company’s outstanding shares.

Please note that you are required to indicate on the proxy card whether or not you are a controlling shareholder of the Company, or acting on its behalf, or whether you are considered an interested party with respect to this proposal, no matter whether you vote for or against this proposal. If you fail to notify us as to whether or not you are a controlling shareholder of the Company (as defined above) or acting on its behalf with respect to this Proposal No. 4, your vote will not be counted with respect to Proposal No. 4.

The Board Of Directors Recommends
A Vote In Favor Of Proposal No. 4.

Proposal No. 5

Director Compensation

Under the Companies Law, the terms of compensation to directors of the Company, whether in their capacity as directors or otherwise, requires approval of the compensation committee, the Board of Directors and the shareholders by the affirmative vote of a majority of shares present at the meeting, in person, by proxy or by voting instruction card, and voting on the resolution, provided that (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not “controlling shareholders” and who are not interested parties other than interests that do not stem from connections with the controlling shareholders; or (ii) the total number of shares voted against the resolution by shareholders who are not controlling shareholders and interested parties does not exceed two percent of the Company’s outstanding shares.

The Company’s compensation committee and the Board of Directors determined that it is in the best interest of the Company to amend the compensation package of our directors so as that all grants of restricted share units shall vest on a quarterly basis for a period of three years from the date of grant. This change of vesting will apply to all unvested RSUs as of the date of the shareholders meeting. This proposal is solely to reduce the administrative burden of monthly filings on the Company and the Directors and does not change the overall compensation received by the Directors.

It is proposed that at the Annual Meeting, the following resolution be adopted:

“Resolved that, in compliance with the requirements of the Companies Law and as of the date hereof, the RSUs outstanding and to be granted to members of our Board of Directors shall vest and become exercisable in equal quarterly installments over a period of three years following the date of grant.”

Please note that you are required to indicate on the proxy card whether or not you are a controlling shareholder of the Company, or acting on its behalf, or whether you are considered an interested party with respect to this proposal, no matter whether you vote for or against this proposal. If you fail to notify us as to whether or not you are a controlling shareholder of the Company or acting on its behalf with respect to this Proposal No. 5, your vote will not be counted with respect to Proposal No. 5.

The Board Of Directors Recommends
A Vote In Favor Of Proposal No. 5.

Proposal No. 6

Approval of April 1, 2017 Equity Financing

The Board of Directors is also requesting shareholder approval of the terms of a share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP (together with its affiliates, “Columbia”), and the issuance in a private placement to Columbia thereunder 757,575 ordinary shares of the Company.

The Board of Directors continues to monitor the Company’s liquidity and considers various financing options from time to time. Recognizing the Company’s financial needs and anticipated cash flows, the Board of Directors determined it to be in the best interest of the Company to raise additional capital. The Board of Directors and the Audit Committee of the Board of Directors have approved of the terms of the proposed financings with Columbia.

Columbia will purchase 757,575 ordinary shares at a purchase price of $0.66 per share for a total purchase price of $500,000.

The closing of the purchase and sale of the ordinary shares is expected to occur on April 1, 2017 and is contingent upon approval of this Proposal No. 6. The issuance and sale of the ordinary shares is pursuant to a Share Purchase Agreement in the form attached hereto as Annex C.

Vote Required and Board of Directors’ Recommendation

Under the Companies Law, an extraordinary transaction between the Company and a controlling shareholder requires the approval of the audit committee, the Board of Directors and the Company’s shareholders with a special majority described below. An “extraordinary transaction” is defined as a transaction other than in the ordinary course of business, other than on market terms, or that is likely to have a material impact on the company’s profitability, assets or liabilities.

For the reasons described above, the Company is seeking the approval of the shareholders for the transaction set out above.

Adoption of this proposal requires the affirmative vote of a majority of ordinary shares present at the meeting, in person, by proxy or by voting instruction card, and voting on the resolution, provided that (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not interested parties; or (ii) the total number of shares voted against the resolution by shareholders who are not interested parties does not exceed two percent of the Company’s outstanding shares.

Please note that you are required to indicate on the proxy card whether or not you are an interested party, or acting on its behalf, with respect to this proposal, no matter whether you vote for or against this proposal. If you fail to notify us as to whether or not you are an interested party, or acting on its behalf with respect to this Proposal No. 6, your vote will not be counted with respect to Proposal No. 6.

The Board Of Directors Recommends
A Vote In Favor Of Proposal No. 6.

Proposal No. 7

Approval of July 1, 2017 Equity Financing

The Board of Directors is also requesting shareholder approval of the terms of a share purchase agreement between the Company and Columbia, and the issuance in a private placement to Columbia thereunder 757,575 ordinary shares of the Company (in some cases up to 1,000,000 ordinary shares, as further described below).

The Board of Directors continues to monitor the Company’s liquidity and considers various financing options from time to time. Recognizing the Company’s financial needs and anticipated cash flows, the Board of Directors determined it to be in the best interest of the Company to raise additional capital. The Board of Directors and the Audit Committee of the Board of Directors have approved of the terms of the proposed financings with Columbia.

Columbia will purchase 757,575 ordinary shares at a purchase price of $0.66 per share; provided, however, that the volume weighted average price of the Company’s ordinary shares for the thirty days prior to July 1, 2017 as reported by Bloomberg Financial L.P. (“VWAP”) is lower than the $0.66, then the purchase price per share shall be equal to the higher of (i) the VWAP and (ii) $0.50 (the “Adjusted Price Per Share”) and the number of Shares shall be adjusted to equal $500,000 divided by the Adjusted Price Per Share.

The closing of the purchase and sale of the ordinary shares is expected to occur on July 1, 2017 and is contingent upon approval of this Proposal No. 7. The issuance and sale of the ordinary shares is pursuant to a Share Purchase Agreement in the form attached hereto as Annex C.

Vote Required and Board of Directors’ Recommendation

Under the Companies Law, an extraordinary transaction between the Company and a controlling shareholder requires the approval of the audit committee, the Board of Directors and the Company’s shareholders with a special majority described below. An “extraordinary transaction” is defined as a transaction other than in the ordinary course of business, other than on market terms, or that is likely to have a material impact on the company’s profitability, assets or liabilities.

For the reasons described above, the Company is seeking the approval of the shareholders for the transaction set out above.

Adoption of this proposal requires the affirmative vote of a majority of ordinary shares present at the meeting, in person, by proxy or by voting instruction card, and voting on the resolution, provided that (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not interested parties; or (ii) the total number of shares voted against the resolution by shareholders who are not interested parties does not exceed two percent of the Company’s outstanding shares.

Please note that you are required to indicate on the proxy card whether or not you are an interested party, or acting on its behalf, with respect to this proposal, no matter whether you vote for or against this proposal. If you fail to notify us as to whether or not you are an interested party, or acting on its behalf with respect to this Proposal No. 7, your vote will not be counted with respect to Proposal No. 7.

The Board Of Directors Recommends
A Vote In Favor Of Proposal No. 7.

Proposal No. 8

Approval of Columbia Pacific and Prescott Warrants for 2016

The Board of Directors is also requesting shareholder approval of the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia and Prescott Group Aggressive Small Cap Master Fund (together with its related affiliates “Prescott”) in exchange for extending an existing guaranty during calendar year 2016 with respect to a credit agreement between Modern Systems Corporation, a wholly owned subsidiary of the Company, and Comerica Bank.

In February 2017, the Company entered into a letter agreement agreeing to issue warrants to purchase an aggregate of 588,235 ordinary shares of the Company to Columbia (367,647 ordinary shares) and Prescott (220,588 ordinary shares), subject to and contingent on obtaining the approval of the Audit Committee, Board of Directors and disinterested shareholders. The warrants have an exercise price of $0.01 per share and have a three-year term from the date of grant. The warrants will be fully vested on the date of grant.

The Board of Directors considered that the outstanding and available credit under the credit agreement with Comerica Bank are critical to the Company’s financial needs and anticipated cash flows and that Comerica Bank is requiring the investor guarantees in order to offer such credit. The Board of Directors and the Audit Committee of the Board of Directors have approved of the terms of the proposed guarantees and the warrants issued in consideration for offering such guarantees.

The form of warrant is attached hereto as Annex E.

Vote Required and Board of Directors’ Recommendation

Under the Companies Law, an extraordinary transaction between the Company and a controlling shareholder requires the approval of the audit Committee, the Board of Directors and the Company’s shareholders. Under the Companies Law, in case that two or more shareholders are interested parties in a certain transaction, they will be considered, for such purpose, as joint holders. Therefore, in connection with this transaction, Prescott and Columbia may be considered, jointly, as a “controlling shareholder”.

For the reasons described above, the Company is seeking the approval of the shareholders for this proposal.

Adoption of this proposal requires the affirmative vote of a majority of shares present at the meeting, in person, by proxy or by voting instruction card, and voting on the resolution, provided that either (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not interested parties; or (ii) the total number of shares voted against the resolution by shareholders who are not interested parties does not exceed two percent of the Company’s outstanding shares.

Please note that you are required to indicate on the proxy card whether or not you are an interested party, or acting on its behalf, with respect to this proposal, no matter whether you vote for or against this proposal. If you fail to notify us as to whether or not you are an interested party, or acting on its behalf with respect to this Proposal No. 8, your vote will not be counted with respect to Proposal No. 8.

The Board Of Directors Recommends
A Vote In Favor Of Proposal No. 8

Proposal No. 9

Approval of Columbia Pacific and Prescott Warrants for 2017

The Board of Directors is also requesting shareholder approval of the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia and Prescott in exchange for extending an existing guaranty during calendar year 2017 with respect to a credit agreement between Modern Systems Corporation and Comerica Bank.

In February 2017, the Company entered into a letter agreement agreeing to issue warrants to purchase an aggregate of 588,235 ordinary shares of the Company to Columbia (367,647 ordinary shares) and Prescott (220,588 ordinary shares), subject to and contingent on obtaining the approval of the Audit Committee, Board of Directors and disinterested shareholders. The warrants have an exercise price of $0.01 per share and have a three-year term from the date of grant. The warrants will be fully vested on the date of grant.

The Board of Directors considered that the outstanding and available credit under the credit agreement with Comerica Bank are critical to the Company’s financial needs and anticipated cash flows and that Comerica Bank is requiring the investor guarantees in order to offer such credit. The Board of Directors and the Audit Committee of the Board of Directors have approved of the terms of the proposed guarantees and the warrants issued in consideration for offering such guarantees.

The form of warrant is attached hereto as Annex E.

Vote Required and Board of Directors’ Recommendation

Under the Companies Law, an extraordinary transaction between the Company and a controlling shareholder requires the approval of the audit Committee, the Board of Directors and the Company’s shareholders. Under the Companies Law, in case that two or more shareholders are interested parties in a certain transaction, they will be considered, for such purpose, as joint holders. Therefore, in connection with this transaction, Prescott and Columbia may be considered, jointly, as a “controlling shareholder”.

For the reasons described above, the Company is seeking the approval of the shareholders for this proposal.

Adoption of this proposal requires the affirmative vote of a majority of shares present at the meeting, in person, by proxy or by voting instruction card, and voting on the resolution, provided that either (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not interested parties; or (ii) the total number of shares voted against the resolution by shareholders who are not interested parties does not exceed two percent of the Company’s outstanding shares.

Please note that you are required to indicate on the proxy card whether or not you are an interested party, or acting on its behalf, with respect to this proposal, no matter whether you vote for or against this proposal. If you fail to notify us as to whether or not you are an interested party, or acting on its behalf with respect to this Proposal No. 9, your vote will not be counted with respect to Proposal No. 9.

The Board Of Directors Recommends
A Vote In Favor Of Proposal No. 9

Proposal No. 10

Approval of Prescott Warrants

The Board of Directors is also requesting shareholder approval of the issuance of a warrant to purchase 378,788 ordinary shares of the Company to be issued to Prescott in exchange for increasing an existing guaranty by $1,000,000 with respect to a credit agreement between Modern Systems Corporation and Comerica Bank.

In February 2017, the Company entered into a letter agreement agreeing to issue a warrant to purchase 378,788 ordinary shares of the Company to Prescott, subject to and contingent on obtaining the approval of the Audit Committee, Board of Directors and disinterested shareholders. The warrants have an exercise price of $0.01 per share and have a three-year term from the date of grant. The warrants will be fully vested on the date of grant.

The Board of Directors considered that the outstanding and available credit under the credit agreement with Comerica Bank are critical to the Company’s financial needs and anticipated cash flows and that Comerica Bank is requiring the investor guarantees in order to offer such credit. The Board of Directors and the Audit Committee of the Board of Directors have approved of the terms of the proposed guarantees and the warrants issued in consideration for offering such guarantees.

The form of warrant is attached hereto as Annex E.

Vote Required and Board of Directors’ Recommendation

Adoption of this proposal requires the affirmative vote of a majority of shares present at the meeting, in person, by proxy or by voting instruction card, and voting on the resolution, provided that either (i) the shares voting in favor of such resolution include at least the majority of the shares voted by shareholders who are not interested parties; or (ii) the total number of shares voted against the resolution by shareholders who are not interested parties does not exceed two percent of the Company’s outstanding shares.

Under the Companies Law, an extraordinary transaction between the Company and a controlling shareholder requires the approval of the audit Committee, the Board of Directors and the Company’s shareholders. Under the Companies Law, in case that two or more shareholders are interested parties in a certain transaction, they will be considered, for such purpose, as joint holders. Therefore, in connection with this transaction, and although the additional guarantee is extended solely by Prescott, in view of proposals 8 – 9, and for the sake of caution, it is possible that Prescott and Columbia may be considered, jointly, as a “controlling shareholder”.

Please note that you are required to indicate on the proxy card whether or not you are an interested party, or acting on its behalf, with respect to this proposal, no matter whether you vote for or against this proposal. If you fail to notify us as to whether or not you are an interested party, or acting on its behalf with respect to this Proposal No. 10, your vote will not be counted with respect to Proposal No. 10.

The Board Of Directors Recommends
A Vote In Favor Of Proposal No. 10.

Proposal No. 11

Re-Appointment of Independent Auditor

Based upon the recommendation of the Audit Committee, the Board of Directors recommends that BDO Ziv Haft, an independent registered public accounting firm and BDO member firm, be reappointed as our independent registered public accounting auditor firm for the period ending on the date of the next annual general meeting of shareholders and has further directed that management submit the selection of its independent registered public auditor firm for appointment by the shareholders at the Annual Meeting. BDO Ziv Haft has served as the Company’s independent auditor since 1993. Representatives of BDO Ziv Haft are expected to be available for the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

BDO Ziv Haft has no relationship with the Company or with any affiliate of the Company except as an auditor and, to a limited extent, as consultants. The Board of Directors and the Audit Committee believe that such limited non-audit function does not affect the independence of BDO Ziv Haft.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the years ended December 31, 2016 and December 31, 2015, by BDO Ziv Haft, our principal accountant.

	Year Ended
	2016	2015
	(in thousands)
Audit Fees	$68	$68
Audit-related Fees	—	—
Tax Fees	28	20
Total Fees	$96	$88

The audit fees for the years ended December 31, 2016 and 2015 were for professional services rendered for the audits of our annual consolidated financial statements, certain procedures regarding our quarterly financial results filed on form 10-K, 10-Q, 8-K, and Proxy Statement statutory audits of ModSys International Ltd. and its subsidiaries and auditor’s consents, consultations on various accounting issues and audit services provided in connection with other statutory or regulatory filings. An engagement letter stating the fees above was signed by the Chair of the Audit Committee and our Chief Financial Officer.

Tax fees are for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice, including assistance with tax audits and appeals, and assistance with respect to requests for rulings from tax authorities.

Policy of Pre-approval of Audit and Non-Audit Services of Independent Auditors

Our Audit Committee is responsible for the oversight of our independent auditor’s work. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by Ziv Haft, an independent registered public accounting firm and BDO member firm. These services may include audit services, audit-related services, tax services and other services, as further described below. The Audit Committee sets forth the basis for its pre-approval in detail, listing the particular services or categories of services that are pre-approved, and setting forth a specific budget for such services. Additional services may be pre-approved by the Audit Committee on an individual basis. Once services have been pre-approved, Ziv Haft independent registered public accounting BDO member firm and our management then report to the Audit Committee on a periodic basis regarding the extent of services actually provided in accordance with the applicable pre-approval, and regarding the fees for the services performed.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the voting power represented at the Annual Meeting in person, by proxy or by voting instruction card will be required to appoint BDO Ziv Haft.

The Board Of Directors Recommends

A Vote in Favor of Proposal No. 11.

Transactions With Related Persons

Comerica Bank Loan and Guarantees

Modern Systems Corporation is party to a loan and security agreement with Comerica Bank. Columbia Pacific Advisors, LLC and Prescott Group Capital Management, LLC are guarantors of certain of our obligations under the loan and security agreement.

In February 2015, the Company entered into a letter agreement agreeing to issue an aggregate of 409,837 ordinary shares of the Company to Columbia (256,148 ordinary shares) and Prescott (153,689 ordinary shares), subject to and contingent on obtaining the approval of the audit committee, Board of Directors and disinterested shareholders. Shareholder approval was obtained in December 2015. The warrants have an exercise price of $0.01 per share and have a three-year term from the date of grant.

Issuance of shares, warrants and anti-dilution shares to Prescott

In December 2015, we issued 200,000 preferred shares, warrants to purchase 100,000 ordinary shares in conjunction with the Company’s December 2015 financing, and an additional 625,000 ordinary shares to Prescott Group Capital Management, LLC as the result of an anti-dilutive clause under a prior investment.

In December 2016, we issued 378,788 ordinary shares for a total consideration of $250,000 to Prescott Group Capital Management, LLC.

Registration Rights Agreement

On December 1, 2014, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and between us and Mindus Holdings, LTD (“Mindus”). Mindus is affiliated with one of our directors, Scott Miller, as further described in the Item 12 above.

We agreed to provide Mindus with “piggyback” registration rights with respect to the shares issued to Mindus pursuant to an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 14, 2014, by and among us, Modern Systems Corporation (f/k/a BluePhoenix Solutions USA, Inc.), a Delaware corporation and an indirect, wholly-owned subsidiary of us (“Parent”), BP-AT Acquisition LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub”); Ateras; the stockholders of Ateras listed on the signature page thereof; and Scott Miller (“Stockholder Representative”). The Registration Rights Agreement was entered into as a condition to the closing of the merger contemplated by the Merger Agreement.

Pursuant to the Registration Rights Agreement, Mindus is entitled to include in any registration statement filed by us under the Securities Act of 1933, as amended (the “Securities Act”), all or part of the ordinary shares held by Mindus, subject to certain exceptions and cutbacks (the “Piggyback Rights”). In addition, hawse have agreed to pay expenses and to indemnify Mindus in connection with the exercise of the Piggyback Rights.

The Piggyback Rights terminate upon the earlier of three years after the date of the Registration Rights Agreement, the date of any acquisition, merger, change of control or sale of all or substantially all of our assets or, with respect to any particular holder, at such time that such holder can sell its shares under Rule 144 promulgated under the Securities Act during any three-month period.

Preemptive Rights Agreement

On December 1, 2014, we entered into a Preemptive Rights Agreement by and between us and Mindus (the “Preemptive Rights Agreement”). The Preemptive Rights Agreement was entered into as a condition to the closing of the merger contemplated by the Merger Agreement.

We have agreed to grant Mindus certain preemptive rights to participate in future issuances of our shares in accordance with the terms of the Preemptive Rights Agreement. Pursuant to the Preemptive Rights Agreement, Mindus has a right of first refusal to purchase its pro rata share of all equity securities that we propose to sell and issue, with certain exceptions described below.

If Mindus exercises such right to purchase the offered securities, such shareholder must purchase all (but not a portion) of such securities for the price, terms and conditions so proposed. The preemptive rights do not extend to (i) options, warrants or other share purchase rights issued to employees, officer or directors, or consultants or advisors pursuant to a plan or agreement, (ii) issuance of securities pursuant to a conversion of convertible securities, (iii) stock splits, stock dividends or recapitalization, (iv) issuance of securities pursuant to a merger, consolidation, acquisition or similar business combination, (v) issuance of securities pursuant to certain commercial arrangements, (vi) issuance of securities in connection with strategic transactions involving us that is approved by our Board of Directors, including Scott Miller or (vii) equity securities issued pursuant to the Merger Agreement.

The preemptive rights described above terminate upon the earlier of three years after the date of the Preemptive Rights Agreement or the date of an acquisition of us.

Scott Miller Note

On December 1, 2014, we entered into a promissory note with Scott Miller in the amount of $220,000 bearing interest at 2%. On April 21, 2015, we entered into an Amended and Restated Promissory Note between MS Modernization Services, Inc. and Scott Miller extending the due date until June 30, 2017. On May 12, 2015, the Audit Committee and Board of Directors of ModSys International Ltd. approved this extension, after determining that it was a transaction which was solely to the benefit of the Company. On December 29, 2015, our shareholders approved the issuance of warrants to purchase an aggregate of 45,082 ordinary shares of the Company to Scott Miller in exchange for extending the terms of the promissory note.

Receipt and Consideration of the Financial Statements

Our audited financial statements for the year ended December 31, 2015 are included in our Annual Report on Form 10-K, which we filed with the SEC on March 30, 2016. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 is available at www.modernsystems.com. The information provided on the Company website is not part of this Proxy Statement, and therefore is not incorporated herein by reference. A copy of the financial statements for the year ended December 31, 2015 are included in this Proxy Statement as Annex B. Our audited financial statements for the year ended December 31, 2016 are included in the Annual Report on Form 10-K accompanying this Proxy Statement.

The Company’s Annual Report is not a part of this Proxy Statement. At the Annual Meeting, the Consolidated Financial Statements of the Company for the years ended December 31, 2015 and 2016 and the Auditor’s Report in respect thereto will be presented and considered.

Vote Required and Board of Directors’ Recommendation

This item does not involve a vote of the shareholders.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Carla Corkern

Regina O’Connor

Syver Norderhaug

____________

(1)      The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding the ownership of our ordinary shares at December 31, 2016 by each person known to be the beneficial owner of 5% or more of our ordinary shares and our directors and executive officers as of December 31, 2016. Options to purchase ordinary shares that are currently exercisable or exercisable within 60 days of December 31, 2016 and restricted stock units vested within 60 days of December 31, 2016 are deemed outstanding and beneficially owned by the person holding the options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except where we indicated otherwise, we believe, based on information furnished by these owners, that the beneficial owners of our shares listed below have sole investment and voting power with respect to the shares.

	Number of Ordinary Shares Owned 12/31/2016	Number of Preferred Shares Owned 12/31/2016	Number of warrants Owned 12/31/2016	Number of RSUs Vesting within 60 days of 12/31/2016	Number of Options Exercisable 12/31/2016	Number of Shares Deemed Outstanding and Beneficially Owned	Percent of Total Shares(1)
Prescott Group Capital Management, LLC(2)	4,396,276	216,000	253,689	—	—	4,865,965	24.9%
Columbia Pacific Opportunity Fund, LP(3)	7,522,726	216,000	356,148	—	—	8,094,874	41.2%
Mindus Holdings, LTD(4)	5,208,167	108,000	95,082	—	—	5,411,249	28.1%
Matt Bell(5)	75,000	—	—	47,222	300,000	422,222	2.2%
Brandon Edenfield	—	—	—	—	—	—	*
Richard Chance(6)	57,172	—	—	—		57,172	*
Scott Miller(4)	5,208,167	108,000	95,082	—	—	5,411,249	28.1%
Carla Corkern(7)	36,664	—	—	1,666	—	38,330	*
Matthew Dunham(8)	2,499			1,666	—	4,165	*
Regina O’Connor	—	—	—	—	—	—	*
Syver Norderhaug	9,357					9,357	*
All directors and executive officers as a group (8 total)(9)	5,388,859	108.000	95.082	50,554	300,000	5,942,495	30.8%

____________

*         Less than 1%.

(1)      Percentages in the above table are based on 19,086,159 ordinary shares outstanding as of December 31, 2016 and do not include any ordinary shares held by us. Pursuant to Israeli law, these shares do not confer upon the company any voting rights.

(2)      The address of Prescott Group Capital Management LLC is 1924 S. Utica Ave., Suite 1120, Tulsa, Oklahoma 74104. Based on Amendment No. 9 to Schedule 13D filed on January 5, 2017, by Prescott Group Capital Management, L.L.C., referred to as Prescott Capital, Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P., referred to together, as the Small Cap Funds, beneficially own 4,396,276 ordinary shares, 216,000 preferred shares and warrants to purchase 253,689 ordinary shares. Prescott Capital, as the general partner of the Small Cap Funds, and Mr. Phil Frohlich, as managing member of Prescott Capital, may also be deemed to beneficially own the 4,865,965 ordinary shares, preferred shares and warrants held by the Small Cap Funds. Prescott Capital and Mr. Frohlich disclaim beneficial ownership of the ordinary shares held by the Small Cap Funds, except to the extent of their pecuniary interest therein. By virtue of his position with Prescott Capital and the Small Cap Funds, Mr. Frohlich has the sole power to vote and dispose of the 4,865,965 ordinary shares, preferred shares and warrants owned by the Small Cap Funds.

(3)      The address of Columbia Pacific Opportunity Fund, LP is c/o Columbia Pacific Advisors, LLC, 1910 Fairview Avenue East, Suite 500, Seattle, Washington 98102. Based on Amendment No. 14 to Schedule 13D filed on January 3, 2017, by Columbia Pacific Advisors, LLC, Columbia Pacific Advisors, LLC has the sole power to vote or to direct the vote of, and to dispose of or to direct the disposition of the 7,522,726 ordinary shares, 216,000 preferred shares, and warrants to purchase 356,148 ordinary shares. 7,486,193 shares are held in the portfolio of Columbia Pacific Opportunity Fund, LP and 36,533 shares are held in the portfolio of Columbia Pacific Partners Fund, Ltd., established by Columbia Pacific Advisors LLC on April 1, 2013. Messrs. Alexander B. Washburn, Daniel R. Baty and Stanley L. Baty serve as the managing members of Columbia Pacific Advisors, LLC, which is primarily responsible for all investment decisions regarding the investment portfolios of Columbia Pacific Opportunity Fund, L.P. and Columbia Pacific Partners Fund, Ltd. Each of Columbia Pacific Opportunity Fund, L.P., Columbia Pacific Partners Fund, Ltd., Alexander B. Washburn, Daniel R. Baty and Stanley L. Baty disclaims beneficial ownership over the shares, except to the extent of their pecuniary interest therein. Mr. Brandon D. Baty is a member of Columbia Pacific Advisors, LLC. The reporting persons identified in Amendment No. 14 to Schedule 13D filed on January 3, 2017 by

Columbia Pacific Advisors, LLC, determined that they may seek to influence material business decisions relating to the future of our company. The reporting persons indicated that they will monitor developments at our company on a continuing basis and may communicate with members of management and the board of directors, potential members of management or potential board members, other shareholders or others on matters related to us.

(4)      The address of Mindus Holdings, Ltd is P. O. Box 12451, Dallas, TX 75225. Based on Schedule 13D filed on December 3, 2014, by Mindus Holdings GP, Inc., general partner (“General Partner”) of the Reporting Person, beneficially own 5,208,167 ordinary shares in accordance the Amended and Restated Agreement and Plan of Merger, dated as of October 14, 2015, by and among us, Modern Systems Corporation (f/k/a BluePhoenix Solutions USA, Inc.), a Delaware corporation and an indirect, wholly-owned subsidiary of us (“Parent”), BP-AT Acquisition LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent; Ateras; the stockholders of Ateras listed on the signature page thereof; and Scott Miller. The Reporting Person has the sole power to vote and the sole power to direct the disposition of all of these securities. Scott Miller is the beneficial owner of the General Partner and also the chairman of the Board of Directors of Modern Systems. On December 29, 2015, 100,000 preferred shares and warrants to purchase 95,082 ordinary shares were issued to Mindus. On December 29, 2016 8,000 preferred shares were issued as a dividend in kind.

(5)      Mr. Bell was granted options to purchase 300,000 ordinary shares currently all exercisable. The exercise price of all of these options is $1.80 and they all expire in April 2022. As part of his employment agreement Mr. Bell was granted an additional 100,000 shares of which 17/36 vest upon termination on February 28, 2017.

(6)      Mr. Chance was granted 57,172 ordinary shares in Modern Systems as part of the merger with Ateras and Modern Systems Corporation. In addition, pursuant to a Bonus Agreement between Mr. Chance and Mindus Holdings Ltd. (“Mindus”), Mr. Chance is entitled to receive 1.1% of the proceeds relating to any sale or transfer of, or any dividend or distribution on, such shares held by Mindus, less certain expenses, provided such sale, transfer, dividend or distribution occurs on or before December 1, 2024. Mr. Chance disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. As part of the employment agreement, Mr. Chance was granted 50,000 RSUs of which 30,000 RSUs are eligible to vest on March 29, 2017. Of the remaining, 2,500 RSUs eligible to vest monthly afterward until December 16, 2017. Vesting does not happen until later of separation of employment or 12 months of service.

(7)      Ms. Corkern was granted 30,000 RSUs, convertible into ordinary shares in 36 monthly installments, each of 833 RSUs, commencing in April 2016.

(8)      Mr. Dunham was granted 30,000 RSUs, convertible into ordinary shares in 36 monthly installments, each of 833 RSUs, commencing in September 2016. Due to Mr. Dunham’s resignation from our Board of Directors in February 2017, 25,835 RSUs were cancelled.

(9)      Consists of (a) 5,388,859 shares held by the directors and executive officers as of December 31, 2016, and (b) 50,554 shares issuable pursuant to stock awards vesting within 60 days of December 31, 2016, and (c) 300,000 shares of vested and exercisable options.

Description of Share Capital

Our company share capital consists of ordinary shares and preferred shares. Our Articles of Association do not restrict in any way the ownership of our ordinary shares or preferred shares by nonresidents, except that these restrictions may exist with respect to citizens of countries that are in a state of war with Israel.

Transfer of Shares

Fully paid ordinary shares and preferred shares are issued in registered form and may be freely transferred under our Articles of Association unless the transfer is restricted or prohibited by another instrument or any law.

Modification of Class Rights

Under our Articles of Association, the rights attached to any class unless otherwise provided by the terms of the class, including voting, rights to dividends and the like, may be varied by adoption of the necessary amendment to the articles of association, provided that the affected shareholders approve the change by a class meeting in which a simple majority of the voting power of the class represented at the meeting and voting on the matter approves the change.

Dividend Rights and Liquidation Rights

Upon liquidation, dissolution, or winding up of the Company, the holders of the preferred shares shall be first entitled to receive, in preference to the holders of ordinary shares, an amount per share equal to an amount equal to $3.00 (as adjusted for stock splits and the like with respect to the preferred shares).

Unless, at the request of the Company, the holders of a majority of the then-outstanding Shares agree otherwise, the occurrence of any of the following events shall be deemed a liquidation: (1) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; provided that this shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof, (2) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; or (3) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

Our Board of Directors is authorized to declare dividends, subject to the provisions of the Companies Law. Dividends, if declared, shall be paid to the holders of ordinary shares according to their rights and interests in our profits. Dividends stemming from our ordinary shares may be paid only out of profits and other surplus, as defined in the Companies Law, as of the end date of the most recent financial statements or as accrued over a period of two years, whichever is higher. Alternatively, if we do not have sufficient profits or other surplus, then permission to effect a distribution can be granted by order of an Israeli court. In any event, our Board of Directors is authorized to declare dividends, provided there is no reasonable concern that the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. Under the Companies Law, the declaration of a dividend does not require the approval of the shareholders of the company, unless the company’s articles of association require otherwise. Our Articles of Association provide that our Board of Directors may declare and pay dividends without any further action of our shareholders. Dividends may be paid in cash or in kind. We may pay the dividend as an allotment of shares or a distribution of assets. If we decide to issue dividends by an allotment of shares at a price lower than the nominal value of those shares, we must convert a portion of our profits or any other source of equity to share capital in an amount equal to the difference between the nominal value of the shares and the price paid in the dividend. If dividends remain unclaimed for seven years from the date we declared the dividend, they lapse and revert back to us. In case of liquidation, and upon satisfying liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to their holdings. This right may be affected by the grant of a preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

In the event dividends are paid on any ordinary share, the Company shall pay an additional dividend on all outstanding preferred shares in a per share amount equal (on an as-if-converted to ordinary share basis) to the amount paid or set aside for each ordinary share. In addition, the holders of preferred shares shall be entitled to receive dividends, payable “in kind” by the issuance of additional preferred shares, at a rate of eight percent (8%) per annum of the Original Issue Price of the preferred shares. The “Original Issue Price” of the preferred shares shall be $2.00 per share (as adjusted for stock splits, combinations, recapitalizations and the like).

Conversion provisions

The preferred shares are convertible into ordinary shares at any time at the option of the holder on a 1:1 basis (subject to adjustment as a result of stock splits, combinations, recapitalizations and the like). In addition, if at any time after the two-year anniversary of the date of issuance of the preferred shares, the volume-weighted average sale price per ordinary share equals or exceeds $5.00 per ordinary share (as adjusted for stock splits, combinations, recapitalizations and the like) for a period of ten consecutive trading days, each then-outstanding preferred share will be automatically converted into ordinary shares at the then-applicable conversion rate.

Redemption provisions

In accordance with our Articles of Association, we may issue redeemable shares and accordingly redeem those shares. Our Board of Directors may attach to redeemable shares the attributes of shares, including voting rights and the right to participate in profits.

Voting, Shareholder Meetings and Resolutions

Holders of our ordinary shares and preferred shares have one vote for each ordinary share or preferred share held on all matters submitted to the vote of shareholders. Except as required by law, the preferred shares shall vote together with the ordinary shares at any annual or special meeting of the shareholders and not as a separate class. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Under the Companies Law and in accordance with our Articles of Association, we must hold an annual general meeting once a year with a maximum period of fifteen months between the meetings. All other meetings of shareholders other than annual general meetings are considered special general meetings. Our Board of Directors may, whenever it deems appropriate, shall call a special general meeting, within 21 days after receiving a written demand from (a) two directors or 25% of the directors; and/or (b) from one or more shareholders representing at least 5% of the outstanding share capital and 1% of the voting power; and/or (c) from one or more shareholders representing at least 5% of the voting power in the Company. The quorum required for a general meeting of shareholders consists of two or more holders present in person or by proxy, holding or representing at least 35% of the voting power. A meeting adjourned for a lack of a quorum shall be automatically postponed to the same day in the following week at the same time and place or to another later time if such time is specified in the original notice convening the general meeting or if we give notice to the shareholders of another time at least 72 hours before the date fixed for the adjourned meeting. At the reconvened meeting, if a quorum is not present within half an hour from the time appointed for holding the meeting, the required quorum will consist of two shareholders present in person or by proxy.

Under the Companies Law, unless otherwise provided in the articles of association or applicable law, all resolutions of the shareholders require a simple majority, except in certain circumstances provided for under the Companies Law, which require a majority of at least 75% of the shares present at the meeting and other cases which may require a special majority. In accordance with the Companies Law, all shareholders meetings require prior notice of at least 35 days prior to the meeting and at least 5 days prior to the record date, and the meeting must occur between 28 and 40 calendar dates after the record date.

Under the Companies Law, a shareholder has a duty to act in good faith towards the company in which he holds shares and towards other shareholders and to refrain from abusing his power in the company, including voting in the general meeting of shareholders on:

•         any amendment to the articles of association;

•         an increase of the company’s authorized share capital;

•         a merger; or

•         approval of some of the acts and transactions that require shareholder approval.

A shareholder has the general duty to refrain from depriving rights of other shareholders. Any controlling shareholder, any shareholder who knows that he or she possesses the power to determine the outcome of a shareholder vote and any shareholder that, under the provisions of the articles of association, has the power to appoint an office holder in the company, is under a duty to act in fairness towards the company. The Companies Law does not describe the substance of this duty.

Election of Directors

Our ordinary shares and preferred shares do not have cumulative voting rights in the election of directors. As a result, the holders of ordinary shares and preferred shares that represent more than 50% of the voting power represented at a shareholders meeting have the power to elect all of our directors, other than the outside directors that are appointed by a special majority of shareholders.

Anti-Takeover Provisions; Mergers and Acquisitions under Israeli Law

Mergers

The Companies Law includes provisions that allow a merger transaction and generally requires that each company that is a party to a merger approve the transaction by its board of directors and a vote of the majority of its shares voting on the proposed merger at a shareholders’ meeting called on at least 21 days prior notice. In determining whether a majority has approved the merger, shares held by the other party to the merger or any person holding at least 25% of the other party to the merger are excluded from the vote. The Companies Law does not require court approval of a merger other than in specified situations. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be completed unless at least (i) 30 days have elapsed from the date of the merger approval by the shareholders of each of the merging companies; and (ii) 50 days have passed from the time that a proposal for approval of the merger has been filed with the Israel Registrar of Companies.

Tender Offers

The Companies Law also provides that an acquisition of shares of a public company on the open market must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 25% shareholder of the company. The rule does not apply if there is already another 25% shareholder of the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser becomes a 45% shareholder, unless there already exists a shareholder holding at least 45% interest in the company. These rules do not apply if the acquisition is made by way of a merger as opposed to a tender offer. Regulations adopted under the Companies Law provide that these tender offer requirements do not apply to companies whose shares are listed for trading outside of Israel if, according to the law in the country in which the shares are traded, including the rules and regulations of the stock exchange on which the shares are traded, there is either a limitation on acquisitions of any level of control of the company, or the acquisition of any level of control requires the purchaser to do so by means of a tender offer to the public. The Companies Law also provides (subject to certain exceptions with respect to shareholders who held more than 90% of a company’s shares or of a class of shares as of February 1, 2000) that if following any acquisition of shares, the acquirer holds 90% or more of the company’s shares or of a class of shares, the acquisition must be made by means of a tender offer for all the target company’s shares or all the shares of the class, as applicable. An acquirer who wishes to eliminate all minority shareholders must do so by way of a tender offer and acquire 95% of all shares not held by or for the benefit of the acquirer before the acquisition. If, however, the tender offer to acquire 95% is not successful, the acquirer may not acquire shares tendered if by doing so the acquirer would own more than 90% of the shares of the target company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, executive officers, and greater-than-10% shareholders file reports with the SEC and the NASDAQ on their initial beneficial ownership of our common shares and any subsequent changes. Carla Corkern failed to file a monthly Form 4 from September – December 2016. Thomas Jurewicz failed to file a monthly Form 4 from October – December 2016. Both Ms. Corkern and Mr. Jurewicz filed their late Form 4s in February 2017.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2016.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	552,778	1.80	432,259
Equity compensation plans not approved by security holders	—	—	—
Total	552,778	1.80	432,259

____________

(a)      As of December 31, 2016, there are 300,000 outstanding options under The 1996 Share Option Plan. The exercise price of the options granted under the 1996 option plan ranges from $1.8 to $20. There are 3252,778 outstanding RSUs under the 2007 RSU Plan.

(b)      The weighted-average exercise price of the 300,000 outstanding equity compensation options is $1.80.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Company shareholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or the Company. Direct your written request to Company. Direct your written request to the Company’s Chief Financial Officer at 6600 LBJ Freeway, Suite 210, Dallas, TX 75240 or contact our Chief Financial Officer at (206) 395-4152. Shareholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Brandon Edenfield

Brandon Edenfield
Chief Executive Officer

March 10, 2017

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to: Corporate Secretary, Modsys International Ltd., 6600 LBJ Freeway, Suite 210, Dallas, TX 75240.

Annex A

Compensation Policy

ModSys International Ltd.

Compensation Policy

1.       Introduction

1.1.   Pursuant to the provisions of the Companies Law 5759– 1999 (the “Companies Law”), the Board of Directors of ModSys International Ltd (the “Company”) approved on February 14, 2016 a compensation policy (the “Compensation Policy”) with regard to the terms of service and employment of officers1 of the Company, following the recommendation of the Company’s Compensation Committee who discussed and considered the Compensation Policy.

1.2.   The Compensation Policy shall be subject to all mandatory provisions of any applicable law which apply to the Company and its officers, and to the Company’s Articles of Association.

Several main principles and objectives form the basis of the Compensation Policy: (a) to promote the Company’s goals and targets and its long term policy; (b) to create appropriate incentives for the Company’s officers, considering, among others, the Company’s risk management policy; (c) to adapt a compensation package combination that matches the size of the Company and the nature of its activities; and (d) to comply with the provisions of the law by compensating those eligible pursuant to the Compensation Policy, and in particular, the variables components of such compensation, based on their contribution and their efforts to the development of the Company’s business and promotion of its goals and the maximization of its profits, in the short and long term, all in accordance with the position of the relevant officer.

1.3.   The Compensation Policy is a multi-year policy which shall be in effect for a period of three years from the date of its approval. The Compensation Committee and the Board of Directors shall review the Compensation Policy from time to time, as required by the Companies Law. The Compensation Policy shall be reapproved as required by the Companies Law, every three years.

2.       The Compensation Policy

2.1.   Parameters for Examining the Compensation Terms

In general, the compensation terms for officers shall be examined while taking into consideration, inter alia, the following parameters:

2.1.1.  The education, qualifications, expertise, seniority (in the Company in particular, and in the officer’s profession in general), professional experience and achievements of the officer;

2.1.2.  The officer’s position, the scope of his responsibility and previous wage agreements that were signed with him;

2.1.3.  The officer’s contribution to the Company’s business, profits and stability;

2.1.4.  The degree of responsibility imposed on the officer;

2.1.5.  The Company’s need to retain officers who have skills, know-how or unique expertise;

____________

1        The term “officer” in this policy shall mean: “a chief executive officer, a chief business manager, a deputy general manager, vice general manager, any person who holds such position in the company even if such person holds a different title and other manager/officer who reports directly to the chief executive officer”.

2.1.6.  The Company believes that in light of the Company’s global nature and the fact that its employees are employed in various countries worldwide, under different terms of employment, there is a difficulty in taking into consideration while determining the officer’s compensation, the relationship between (i) the overall cost of service and employment of the officer and (ii) the overall cost (including wage and other benefits) of the other employees of the Company (including contractor employees retained by the Company, if retained at the time of approval of the compensation), and, in particular, the relationship to the average wage and median wage of such employees. The Company believes that due to its global nature, taking into consideration the abovementioned relationship may harm its ability to recruit and retain its employees in the various countries

2.2.   Wage Survey

2.2.1.  Prior to approval of a compensation package for an officer, the Company may conduct a wage survey that compares and analyses the level of the overall compensation package offered to an officer of the Company with compensation package for officers in similar positions to that of the relevant officer in other companies of the same type as the Company, which operate on the global market.

2.2.2.  In the event that the Company decides to conduct a wage survey, it will be conducted internally or through an external consultant, according to the discretion of the Board of Directors, after receiving a recommendation of the Compensation Committee in this regard.

2.3.   Compensation Terms of Officers

The Company will approve the compensation terms of new officers prior to the date of commencement of their employment in the Company and not retroactively.

The Company shall be entitled to grant to officers (to all or part of them) a compensation package which may include a base salary, commissions, annual cash bonus and share-based compensation, or any combination thereof.

2.3.1.  Base Salary

The base salary of a new officer in the Company shall be determined based on the parameters specified in Section 2.1 above.

The Compensation Committee, the Board of Directors and if required – the General Meeting of the Company, shall be entitled to update the base salary of the officers of the Company based on the parameters specified in Section 2.1 above.

Subject to any applicable law, the Compensation Committee shall be entitled to make non-material changes to the base salary of the CEO of the Company based on the parameters specified in Section 2.1 above without requiring the approval of the Board of Directors and the General Meeting of the Company. Updating the base salary at a rate that exceeds 10% of the base salary prior to such update (without taking into account any linkage differentials) will be deemed a “material change” to the compensation terms of the officer and subject to the approvals required by any applicable law, but, for the avoidance of doubt, shall not be deemed, as for oneself, a deviation from this Compensation Policy.

Subject to any applicable law, updating the base salary of officers of the Company who are subordinated to the CEO at a rate that does not exceed 10% of the base salary prior to such update (i.e., an update that is not deemed a “material change”) shall only require the approval of the CEO.

2.3.2.  Sale Commissions

In addition to the Base Salary and any other compensation element, the Company shall be entitled to pay to its officers, sale and other commissions based on a pre-determined graduated commission plan which shall be similar in nature and amount as other non-officers.

2.3.3.  Additional Terms of Compensation Package

The compensation package may include additional standard benefits such as social benefits, car allowance, mobile allowance, reimbursement of expenses, perquisites, advanced notice for termination of employment, medical insurance etc.

2.3.4.  Sign-on Fee

2.3.4.1. The Company shall be entitled to grant a sign-on fee to an officer.

2.3.4.2. The sign-on fee will be deemed part of the overall compensation package for that officer and it will be subject to the existing limitations in this Compensation Policy. The sign on fee shall in any event not exceed $50,000 per officer.

2.3.5.  Insurance, Exculpation and Indemnification

The officers of the Company shall be entitled to benefit from the insurance, exculpation and indemnification arrangements, to be approved from time to time by the Company, pursuant to the provisions of the Articles of Association of the Company and applicable law. The Company will maintain a liability insurance policy for the benefit of its office holders, pursuant to which directors and executive officers’ coverage will not exceed US$5,000,000 million per claim in the aggregate, and additional reasonable expenses in connection with defending lawsuits.

2.3.6.  Advance Notice

The advance notice period shall be determined individually with respect to each officer, taking into consideration the parameters set forth in Section 2.1 above, in addition to any Retirement Terms set for the in section 2.3.7 below and in any event shall not exceed 180 days.

2.3.7.  Retirement Terms

2.3.7.1. The retirement terms will be considered pursuant to the parameters set out in Section 2.1 above.

2.3.7.2. In the event that the terms of service of the officer include retirement grants, those grants shall be examined in light of the period of service or employment of the officer in the Company, the terms of service, the Company’s performance during said period, the contribution of the officer to achieving the Company’s goals and its profitability, and the circumstances of retirement.

2.3.7.3. In any event, a retirement grant shall be paid in addition to the Annual Cash Bonus (as specified in section 2.3.8.1 below) and the amount or value of such retirement grant shall not exceed 12 times such officer’s monthly base salary.

2.3.8.  Variable Compensation

Subject to the considerations set forth below, the Company may also grant the following variable components to the compensation (collectively the “Variable Components”) to its officers.

In the event that officers are eligible for Variable Components, pursuant to the terms of employment, the Variable Components shall be subject to the following:

-         The ratio between the annual Variable Components and the Base Salary of each officer (including the CEO and the chairman of the Board of Directors) shall not exceed 12 times such officer’s monthly base salary.

-         In any event, and subject to Section 2.3.11.2 below, the amount of all Variable Components paid to the officers of the Company (on an annual basis), on the date of payment thereof, shall not exceed the sum of US$250,000 per officer in addition to any sign on bonus approved as set out above (the “Bonus Ceiling”).

2.3.8.1. Annual Cash Bonus

Maximum Amount of the Annual Cash Bonus

The compensation package of officers may include an annual cash bonus based on measurable and non-measurable criteria as set forth hereunder (the “Annual Cash Bonus”) and as customary in the industry on which companies having similar characteristics to those of the Company operate.

2.3.8.2. Considerations with respect to the grant of Variable Components

(a)      When discussing the grant of each of the Variable Components to an officer of the Company, the Compensation Committee and the Board of Directors shall consider whether the aforesaid grant is a suitable incentive for increasing the Company’s value in the long term. In addition, such grant shall be based mainly (at least 75%) on Measurable Criteria, and, with respect to its less significant part (up to the higher of 25% of the actual variable component or 3 monthly salaries), on Non-Measurable Criteria, all as set forth hereunder. However, a grant of each of the Variable Components to officers of the Company who are subordinated to the CEO may be based on the Non-Measurable Criteria only, if the Compensation Committee and the Board of Directors decided accordingly.

(i)       Measurable Criteria (a non-exhaustive list)

•      Financial targets — bonus bases on the Company’s profit (EBITDA or other financial component). The Compensation Committee and the Board of Directors may consider adding measurements and other basis of comparison, such as the Company’s performance compared to the performances of other companies, High Watermark mechanism, etc.

•      Meeting sales and marketing objectives

•      Compliance with milestones (as relevant for each officer)

•      Productivity indices and growth in the volume of activity

•      Cost savings

•      Implementation and promotion of planned projects

•      Promoting strategic targets

•      Promoting innovation in the Company

•      High ranking on employee evaluation surveys

•      Meeting regulatory and legal targets

•      Success in raising capital

•      Meeting the Company’s budget

•      Compliance with corporate governance rules

(ii)      Non-Measurable Criteria for the Bonus (a non-exhaustive list)

•      The contribution of the officer to the Company’s business, its profitability and stability;

•      The need for the Company to retain an officer with skills, know-how, or unique expertise;

•      The responsibility imposed on the officer;

•      Changes that occurred in the responsibility imposed on the officer during the year;

•      Satisfaction with the officer’s performance (including assessing the degree of involvement of the officer and devotion of efforts in the performance of his duties);

•      Assessing the officer’s ability to work in coordination and cooperation with other employees of the Company;

•      The officer’s contribution to appropriate control environment and ethical environment.

The Compensation Committee and the Board of Directors will consider and approve this component, based, inter alia, on the recommendation and personal assessment given by the official who is in charge of the officer, specifying the relevant reasons underlying the recommendation.

(b)     The Board of Directors shall have discretion to reduce the amount of each of the Variable Bonuses.

2.3.9.  Special Bonus

In addition to the Annual Cash Bonus, the Company may, from time to time, determine that an officer (including, for the avoidance of doubt, the CEO and Chairman of the Board) shall be paid a special bonus considering the special contribution of such officer to the Company (including bonus in connection with M&A and other similar transactions), and such special bonus shall not exceed 24 times such officer’s monthly base salary.

2.3.10.  Share-based Compensation

2.3.10.1.   The Company shall be entitled to grant to officers options, Restricted Stock Units or any other cash free share-based compensation (“Share-based Compensation”), pursuant to an equity plan as adopted or shall be adopted, from time to time and subject to any applicable law.

2.3.10.2.  The annual value of the Share-based Compensation with cash-free exercise, at the time of grant, for all of the officers of the Company as a group, shall not exceed US$3,000,000 in the aggregate per year or US$1,000,000 per officer on the day of the said grant. The annual value of a Share-based Compensation shall be calculated at the time of grant, in accordance with the cost recorded in its respect in the Company’s books.

2.3.10.3.   When discussing the grant of a Share-based Compensation to an officer of the Company, the Compensation Committee and the Board of Directors shall consider whether the aforesaid grant is a suitable incentive for increasing the Company’s value in the long term, the economic value of the grant, the exercise price and the other terms.

Share-Based Compensation, if granted, shall mature in installments or vesting periods (or depend on meeting milestones) which shall take into account the appropriate incentive, in light of the Company’s objectives in the years following the approval of the grant. For each Share Based Compensation payment that does not include performance-based vesting (and other than Sign-On equity-based payment as described in section 2.3.5 above), a period of at least 3 years from the grant date will be required until the full vesting, and the exercise period of the first portion will be no less than one year. Moreover, the Company shall be permitted to adopt a policy of annual grants with each portion vesting after at least two years.

The exercise price and any others terms of the grant will be determined by the Compensation Committee and the Board of Directors, as required by any applicable law. In addition, the Board will be entitled, at its own discretion, to cap the benefit upon exercise of the Share-Based Compensation.

2.4.   Term of Employment Agreements

Employment agreement of an officer will be for a fixed term that does not exceed 3 (three) years. Upon the expiry of an employment agreement, the agreement may be extended subject to the provisions of Section 2.6 below.

2.5.   Claw Back

Officers shall be required to repay to the Company any excess payments made to them which were based on the Company’s performance if such payments were paid based on false and restated financial statements of the Company, provided that no more than 3 (three) years had passed since the date of the original financial statements on which such excess payments were based.

2.6.   Extension of Existing Agreements with Officers

2.6.1.    Prior to approval of the extension of an employment agreement of an officer, the officer’s existing compensation package shall be reviewed and considered based on the parameters set forth in Section 2.1 above.

2.6.2.    In the event that an extension of an employment agreement with an officer involves a change in his or her employment terms, the Compensation Committee will examine whether: (i) the change is considered a “material change” compared to current employment terms; and whether (ii) such change is in compliance with the Company’s Compensation Policy, for the purpose of identifying the Company’s organs required to approve such change; and such extension shall be approved in accordance with the required approvals under the circumstances.

2.7.   Compensation of Directors

2.7.1.     The compensation of the Company’s directors (including outside directors and independent directors) shall be in accordance with the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000 (“Compensation of Directors Regulations”).

2.7.2.    Subject to applicable law, compensation shall be allowed in amounts higher than what is stated in the Compensation of Directors Regulations if the director is a professional director, an expert director or a director who makes a unique contribution to the Company.

2.7.3.   The Directors of the Company shall be entitled to benefit from insurance (including medical insurance), exculpation and indemnification arrangements as specified in section 2.3.5 above.

2.7.4.  The Company shall be entitled to pay to all its directors, share-based compensation in accordance with section 2.3.10 above and subject to applicable law.

2.8.   Update of the Company’s Compensation Policy

The Compensation Committee and the Board of Directors shall, from time to time, review the Compensation Policy as well as the need to adjust it, based, inter alia, on the considerations and guidelines set forth in this policy. In so doing, they will conduct an examination of changes in the Company’s goals, market conditions, the Company’s profits and revenues in previous periods and in real time, and any other relevant factors.

***

Annex B

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

MODSYS INTERNATIONAL LTD.

(FORMERLY: BLUEPHOENIX SOLUTIONS LTD.)

We have audited the accompanying consolidated balance sheets of ModSys International Ltd. (formerly: BluePhoenix Solutions Ltd.) (the “Company”) and its subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the two years period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

Tel Aviv, Israel
March 30, 2016

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

MODSYS INTERNATIONAL LTD.

(FORMERLY: BLUEPHOENIX SOLUTIONS LTD.)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014
	(in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,479	$449
Restricted cash	4	8
Trade accounts receivable, net (Note 12A1)	2,020	2,479
Other current assets (Note 12A2)	120	176
Total current assets	3,623	3,112

LONG-TERM ASSETS:
Property and equipment, net (Note 4)	246	321
Goodwill (Note 5)	25,803	25,803
Intangible assets and others, net (Note 6)	3,175	5,587
Total long term assets	29,224	31,711

Total assets	$32,847	$34,823

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term bank credit and others (Note 8)	$2,736	$1,269
Accounts payable and accruals:
Trade accounts payable	1,004	1,230
Deferred revenue	925	546
Other current liabilities (Note 12A3)	959	989
Total current liabilities	5,624	4,034

LONG-TERM LIABILITIES:
Accrued severance pay, net (Note 7)	232	229
Loans from others (Note 8)	288	114
Other non-current liabilities	30	40
Total long-term liabilities	550	383

Total liabilities	6,174	4,417

COMMITMENTS AND CONTINGENCIES (Note 9)
Equity (Note 10):
Share capital – Preferred shares (authorized: December 31, 2015 – 1,000,000 shares and December 31, 2014 – 0 share; shares issued: December 31, 2015 – 500,000 shares and December 31, 2014 – 0 share)	1,164	—
Share capital – ordinary shares of NIS 0.04 par value (authorized: December 31, 2015 and 2014 – 25,000,000 shares; shares issued: December 31, 2015 – 18,602,041 and December 31, 2014 – 17,877,333)	172	170
Additional paid-in capital	154,882	153,208
Accumulated other comprehensive loss	(1,537)	(1,537)
Accumulated deficit	(125,765)	(119,619)
Treasury shares – December 31, 2015 and 2014 – 33,239	(1,821)	(1,821)
ModSys International Ltd. Shareholders’ Equity	27,095	30,401
Noncontrolling interest	(422)	5
Total equity	26,673	30,406
Total liabilities and equity	$32,847	$34,823

MODSYS INTERNATIONAL LTD.

(FORMERLY: BLUEPHOENIX SOLUTIONS LTD.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2015	2014
	(in thousands, except per share data)
Revenues:
Services	$8,516	$6,088
Products	1,291	1,152
Total revenues	9,807	7,240
Cost of revenues	6,033	4,076
Gross profit	3,774	3,164
Research and development costs	1,495	932
Selling, general, and administrative expenses	4,851	6,044
Amortization of intangible assets	946	—
Intangible assets impairment	1,466	—
Total operating expenses	8,758	6,976
Operating loss	(4,984)	(3,812)
Financial income (expenses), net	(1,117)	115
Loss before taxes on income	(6,101)	(3,697)
Taxes on income	41	25
Net loss	(6,142)	(3,722)
Less: Net loss attributable to non-controlling interest	(328)	(327)
Net loss attributable to ModSys International Ltd. shareholders	$(5,814)	$(3,395)

Loss per share – basic and diluted:
Attributable to the shareholders	$(0.32)	$(0.28)
Weighted average shares outstanding, basic and diluted	17,907	12,020

MODSYS INTERNATIONAL LTD.

(FORMERLY: BLUEPHOENIX SOLUTIONS LTD.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended December 31,
	2015	2014
	(in thousands)
Net loss	$(6,142)	$(3,722)
Other comprehensive income	—	—
Total comprehensive loss	(6,142)	(3,722)

Comprehensive loss attributable to the non-controlling Interests	(328)	(327)
Comprehensive loss attributable to ModSys International Ltd. shareholders	$(5,814)	$(3,395)

MODSYS INTERNATIONAL LTD.

(FORMERLY: BLUEPHOENIX SOLUTIONS LTD.)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In thousands, except per share data)

	Share capital					Cost of
	Number of ordinary shares	Par value- ordinary shares	Preferred shares	Additional paid-in capital	Accumulated other comprehensive loss	Company Shares held by subsidiaries	Retained earnings (Accumulated deficit)	Non controlling interest	Total
Balance at January 1, 2014	11,404,460	$105	—	$133,712	$(1,537)	$(2,084)	$(116,224)	$332	$14,304

Net loss	—	—	—	—	—	—	(3,395)	(327)	(3,722)
Stock-based compensation	—	—	—	727	—	—	—	—	727
Exercise of warrants	102,343	1	—	320	—	—	—	—	321
Issuance of shares, net	6,195,494	63	—	18,713	—	—	—	—	18,776
Vested RSUs	141,797	1	—	(264)	—	263	—	—	—
Balance at December 31, 2014	17,844,094	170	—	153,208	(1,537)	(1,821)	(119,619)	5	30,406
Net loss	—	—	—	—	—	—	(5,814)	(328)	(6,142)
Zulu Intercompany Merger	—	—		103	—	—	—	(103)	—
Stock-based compensation	—	—		422	—	—	—	4	426
Issuance of warrants	—	—		1,151	—	—	—	—	1,151
Issuance of preferred shares	—	—	832	—	—	—	—	—	832
Beneficial conversion feature	—	—	332	—	—	—	(332)	—	—
Issuance of ordinary shares	625,000	2	—	(2)	—	—	—	—	—
Vested RSUs	99,708	*	—	—	—	—	—	—	—
Balance at December 31, 2015	18,568,802	$172	$1,164	$154,882	$(1,537)	$(1,821)	$(125,765)	$(422)	$26,673

____________

*         Less than $1 thousand.

MODSYS INTERNATIONAL LTD.

(FORMERLY: BLUEPHOENIX SOLUTIONS LTD.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31,
	2015	2014
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,142)	$(3,722)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,032	89
Intangible assets impairment	1,466	—
Increase (decrease) in accrued severance pay, net	3	(61)
Stock–based compensation	426	727
Change in fair value of derivatives	—	(150)
Grant of warrants to shareholders	983	—
Changes in operating assets and liabilities:
Decrease in trade receivables	459	575
Decrease in other current assets	56	250
Decrease in trade payables	(226)	(296)
Increase (decrease) in other liabilities and deferred revenues	559	(886)
Net cash used in operating activities	(1,384)	(3,474)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	4	27
Purchase of property and equipment	(11)	(51)
Proceeds from acquisition of subsidiary (Appendix A1)	—	14
Net cash used in investing activities	(7)	(10)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term bank credit	1,467	1,229
Exercise of warrants	—	160
Issuance of preferred shares and warrants	1,000	—
Repayment of long term loan	(46)	(48)
Net cash provided by financing activities	2,421	1,341

NET CASH INCREASE (DECREASE) IN CASH AND CASH EQUVIALETS	1,030	(2,143)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	449	2,592
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,479	$449

Cash paid during the year for:
Income taxes	$—	$25
Interest	$129	$10

MODSYS INTERNATIONAL LTD.

(FORMERLY: BLUEPHOENIX SOLUTIONS LTD.)

APPENDIX A

1. PROCEEDS FROM ACQUISITION OF SUBSIDIARY:

Year ended December 31, 2014
(in thousands)
Working capital, other than cash	$159
Property and equipment	(72)
Intangible assets	(5,587)
Goodwill	(13,302)
Other non-current liabilities	40
Issuance of shares	18,776
Total	$14

Note 1 — Summary of Significant Accounting Policies:

A. General:

The significant accounting policies, applied on a consistent basis, are as follows:

1. The Company:

ModSys International Ltd. (formerly known as BluePhoenix Solutions Ltd.) (together with its subsidiaries, the “Company”, or “Modern Systems”) is an Israeli corporation, which operates in one operating segment of information technology (“IT”) modernization solutions.

Modern Systems develops and markets enterprise legacy migration solutions and provides tools and professional services to international markets through several entities including wholly-owned subsidiaries located in: USA, UK, Italy, Romania and Israel. These technologies and services allow business to migrate from their legacy mainframe and distributed IT infrastructures to modern environments and programming languages.

The Company has incurred negative cash from operation and net losses in recent years. The Company currently uses its credit line with Comerica to support its negative cash flow position. Management believes that current cash position is sufficient to support the ongoing operations for the next twelve months. (See also Note 8A).

2. Accounting Principles:

The consolidated financial statements are prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States of America.

3. Functional Currency:

The currency of the primary economic environment in which the operations of the Company and its subsidiaries are conducted is the U.S. dollar (“dollar”). In addition, a substantial portion of the Company’s revenues and costs are incurred in dollars. Thus, the functional and reporting currency of the Company is considered to be the dollar. The functional currency of all subsidiaries is the US dollar therefore there is no unrealized gain/loss.

Non-monetary transactions denominated in currencies other than the dollar are measured and recorded in dollar at the exchange rates prevailing at transaction date. Monetary assets and liabilities denominated in currencies other than the dollar are translated at the exchange rate on the balance sheet date. Transaction gain or losses on foreign currency translation are recorded in consolidated statement of operations.

4. Use of Estimates and Assumptions in the Preparation of the Financial Statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

B. Principles of Consolidation:

The consolidated financial statements include the accounts of ModSys International Ltd. and its subsidiaries in which it has a controlling interest. Acquisition of subsidiaries is accounted for under the acquisition method. All intercompany balances and transactions have been eliminated upon consolidation. Non-controlling interests are included in equity.

C. Cash and Cash Equivalents:

Cash equivalents are considered by the Company to be highly-liquid investments, including inter-alia, short-term deposits with banks, which do not exceed maturities of three months at the time of deposit and which are not restricted.

D. Reclassifications:

Certain comparative figures have been reclassified to conform to the current year presentation.

Note 1 — Summary of Significant Accounting Policies (cont.)

E. Allowance for Doubtful Accounts:

The Company establishes an allowance for doubtful accounts to ensure trade and financing receivables are not overstated due to uncollectability. The allowance for doubtful accounts was based on specific receivables, which their collection, in the opinion of Company’s management, is in doubt. Trade receivables are charged off in the period in which they are deemed to be uncollectible.

F. Property and Equipment, Net:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over their estimated useful lives. Annual rates of depreciation are as follows:

%
Computers and peripheral equipment	20-33 (mainly 33)
Office furniture and equipment	6-15 (mainly 7)
Leasehold improvements	Over the shorter of lease term or the life of the assets
Motor vehicles	15

G. Impairment of Long-Lived Assets:

The Company evaluates long-lived assets with definite lives for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flow and recognizes an impairment loss when the estimated undiscounted future cash flow expected to result from the use of the asset plus the net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When the Company identifies an impairment, it reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values. For the year ending December 31, 2015, no impairment losses had been identified for tangible assets.

H. Goodwill and purchased intangible assets:

Goodwill and purchased intangible assets have been recorded as a result of acquisitions. Goodwill represents the excess of the purchase price in a business combination over the fair value of net assets acquired.

Goodwill is not amortized, but rather is subject to an annual impairment test. The Company is one operating segment and one reporting unit related to its overall IT modernization. The goodwill impairment tests are conducted in two steps. In the first step, the Company determines the fair value of the reporting unit. If the net book value of the reporting unit exceeds its fair value, the Company would then perform the second step of the impairment test which requires allocation of the reporting unit’s fair value of all of its assets and liabilities in a manner similar to an acquisition cost allocation, with any residual fair value being allocated to goodwill. The implied fair value of the goodwill is then compared to the carrying value to determine impairment, if any.

In 2015 and 2014, the company determined the fair value of a reporting unit using the market approach which is based on the market capitalization by using the share price of the Company in the NASDAQ stock market and an appropriate control premium. As of December 31, 2015 and 2014 market capitalization of the Company was significantly higher than the net book value of the reporting unit and therefore there was no need to calculate a control premium or to continue to step 2.

Intangible assets that are not considered to have an indefinite useful life are amortized using the straight-line basis over their estimated useful lives of between 10 months to 9 years. The carrying amount of these assets is reviewed whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of the asset to the future undiscounted cash flows the assets is expected to generate. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset (see also Note 1G).

Note 1 — Summary of Significant Accounting Policies (cont.)

On completion of our merger with Sophisticated Business Systems, Inc., a Texas corporation doing business as “Ateras,” the fair value purchase price allocation from this acquisition resulted in the Company recording approximately $5.2 million in technology intangible assets. As of December 31, 2015 there were indicators of potential impairment to the technology intangible assets, since there was a reduction of the revenues and operations in 2015 generated from the technology, compared to previous forecasts. This led the Company to re-evaluate the value of intangible asset based on a finite time discounted cash flow approach with discounted rate of 18%, where the source of cash flows is the underlying technology, based on royalties’ payments model, and the projection horizon is consistent with the expected lifetime of the technology. The impairment test indicated that the fair market value of these intangible assets at this time was approximately $3.2 million, causing the Company to record non-cash impairment of approximately $1.5 million for the year ending December 31, 2015. Following the impairment analysis, the useful life estimation of the intangible asset was changed from 8.7 to 5 years.

I. Research and Development Costs:

Research and development costs are charged to the statement of income as incurred. ASC No. 985, “Software”, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

Based on the Company’s product development process, technological feasibility is established when detailed program design is completed and verified. Costs incurred by the Company between completion of detailed program design and the point at which the products are ready for general release, have been insignificant. Therefore, all research and development costs have been expensed.

J. Stock-based Compensation:

In the past two years, all of the stock-based compensation awards were of restricted stock units (“RSUs”). RSUs are valued based on the market value of the underlying stock at the date of grant. The Company also has a stock option plan. Stock option awards are measured and recognized as compensation expense based on estimated fair values on the date of grant using the Black-Scholes option-pricing model. This option pricing model requires that the Company makes several estimates, including the option’s expected life and the price volatility of the underlying stock.

The Company recognizes the estimated fair value of option-based awards and RSUs, net of estimated forfeitures, as stock-based compensation costs using the accelerated vesting method. For the years ended December 31, 2015 and 2014 the Company recorded stock-based and RSUs compensation costs in the amount of $0.4 million and $0.7 million, respectively. On December 31, 2015, the total unrecognized stock-based and RSUs compensation costs amounted to $0.7 million, and are expected to be recognized over the next 3 years.

K. Revenue Recognition:

Revenues derived from direct software license agreements are recognized in accordance with FASB ASC Topic 985 “Software” (“ASC 985”), upon delivery of the software, when collection is probable, the license fee is otherwise fixed or determinable and persuasive evidence of an arrangement exists.

The Company recognizes revenues from consulting fees based on the number of hours performed. Revenues from maintenance services are recognized ratably over the term of the maintenance period.

When a project involves significant production, modification, customization of software, or delivery of service, that are essential to the fundamentals of the software, revenue is recognized according to the percentage of completion method in accordance with the provisions of FASB ASC Topic 605-25-77. Under this method, estimated revenue is generally accrued based on costs incurred to date, as a percentage of total updated estimated costs. The Company recognizes contract losses, if any, in the period in which they first become evident. There are no rights of return, price protection or similar contingencies in the Company’s contracts.

On December 31, 2015, approximately $1.1 million of the accounts receivable balance was unbilled due to the customer’s payment terms. On December 31, 2014, the amount of unbilled revenue was $2 million. The Company presents revenues from products and revenues from services in separate line items.

Note 1 — Summary of Significant Accounting Policies (cont.)

The product revenue line item includes revenue generated from stand-alone software products. In the services revenue line item, the Company includes revenue generated from maintenance and consulting fees and revenues accounted for pursuant to ASC 605-35-25. Tax collected from customers and remitted to government authorities (including VAT) are presented in the income statement on a net basis.

L. Advertising Costs:

The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2015 and 2014 were $151 and $153 thousand, respectively.

M. Income Taxes:

Deferred taxes are determined utilizing the “asset and liability” method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, when it’s more likely than not that deferred tax assets will not be realized in the foreseeable future. Deferred tax liabilities and assets are classified as current or non-current based on the expected reversal dates of the specific temporary differences.

The Company applied ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions. The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

N. Loss Per Share:

Basic net loss per share is computed based on the weighted average number of ordinary shares outstanding during each year (including fully vested RSUs), net of treasury shares. Diluted loss per share is computed based on the weighted average number of ordinary shares outstanding during each year, plus dilutive potential ordinary shares considered outstanding during the year (see also Note 12C). Since the Company incurred net loss during the periods presented, no diluted EPS was presented as all the potential ordinary shares were anti-dilutive.

O. Financial Instruments:

1. Concentration of credit risks:

Financial instruments that have the potential to expose the Company to credit risks are mainly cash and cash equivalents, bank deposit accounts, and trade receivables.

The Company holds cash and cash equivalents, and deposit accounts at large banks in Israel, the United States, and Europe, thereby substantially reducing the risk of loss.

The Company performs ongoing credit evaluations of its customers for the purpose of determining the appropriate allowance for doubtful accounts and generally does not require collateral. An appropriate allowance for doubtful accounts is included in the accounts.

2. Fair value measurement:

The Company measures fair value and discloses fair value measurements for financial and non-financial assets and liabilities. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Note 1 — Summary of Significant Accounting Policies (cont.)

The accounting standard establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

P. Comprehensive loss:

Comprehensive loss, net of related taxes where applicable, includes only net income.

Q. Treasury Shares:

In the past, the Company repurchased its ordinary shares from time to time on the open market and they are currently held as treasury stock. The Company presents the cost to repurchase treasury stock as a reduction of shareholders’ equity. When treasury shares are used as consideration for share based payment the reduction is based on average purchase cost.

R. Derivative Instruments — Warrants:

In connection with, determining whether an instrument (or embedded feature) is indexed to an Entity’s own stock, “ASC 815-40-15,(formerly EITF 07-05), the Company determined that the warrants issued at several occasions (which include ratchet down of exercise price based upon lower exercise price in future offerings) are not indexed to the Company’s own stock and therefore should be recorded as a derivative financial liability pursuant to FASB ASC Topic 815 “Derivative and Hedging” (ASC 815-40-25). See also Note 10A3.

S. Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which establishes the principles to report transparent and economically neutral information about the assets and liabilities that arise from leases. This guidance results in a more faithful representation of the rights and obligations arising from operating and capital leases by requiring lessees to recognize the lease assets and lease liabilities that arise from leases in the statement of financial position and to disclose qualitative and quantitative information about lease transactions, such as information about variable lease payments and options to renew and terminate leases. This guidance is effective prospectively for interim and annual periods beginning after December 15, 2018. Early adoption is permitted. The Company is currently assessing the impact of this guidance.

In August 2015, the FASB issued ASU No. 2015-15, “Presentation of Financial statements — Going concern (subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2015-14”). The new standard provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. ASU 2015-15 applies prospectively to annual periods ending after December 15, 2016, and to annual periods thereafter. Early application is permitted. The Company is currently evaluating the impact of the adoption of ASU 2015-15 on our consolidated financial statements.

In May 2015, the FASB issued ASU No. 2015-09, Revenue from contracts with customers (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply a five step methodology: (1) identify

Note 1 — Summary of Significant Accounting Policies (cont.)

the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price;(4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. An entity should apply the amendments in this update using one of the following two methods: (1) retrospectively to each prior reporting period presented (along with some practical expedients); or retrospectively with the cumulative effect of initially applying this update recognized at the date of initial application. The amendments in this update will be effective prospectively for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the impact of the adoption of this update on our consolidated financial statements.

Note 2 — Business Combinations:

Ateras Merger

On December 1, 2014, the Company completed a merger with Sophisticated Business Systems, Inc., a Texas corporation doing business as “Ateras.” At the closing,  BP-AT Acquisition LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Modern Systems Corporation (f/k/a BluePhoenix Solutions USA, Inc.), a Delaware corporation and an indirect, wholly-owned subsidiary of ModSys International Ltd. merged with and into Ateras (the “Ateras Merger”). As a result of the Ateras Merger, the separate corporate existence of BP-AT Acquisition LLC ceased and Ateras continued as the surviving corporation and a wholly-owned subsidiary of Modern Systems Corporation. The new entity was then renamed MS Modernization Services, Inc. As of April 2015, due to the Zulu intercompany merger, MS Modernization Services is now a majority-owned subsidiary of Modern Systems and directly and indirectly owned at 88.7% by ModSys International Ltd. (See below discussion of Zulu Intercompany Merger).

Upon the closing of the Ateras Merger, the Company issued 6,195,494 unregistered ordinary shares, par value NIS 0.04 per share, to the former Ateras shareholders in exchange for the cancellation of the shares of Ateras stock held by such shareholders in connection with the Ateras Merger.

Due to the fact the issuance was of restricted shares, the purchase consideration was calculated with an 11.4% discount for lack of marketability on the share price as of the closing date. It should be noted that sales of restricted shares pursuant to Rule 144 were subject to a minimum six-month holding period and sales by any affiliate shareholders will be subject to volume and other limitations.

The purchase consideration was allocated to tangible assets and intangible assets acquired based on their fair values using a purchase price allocation which was finalized during 2015. The fair value assigned to identifiable intangible assets acquired has been determined by using valuation methods that discount expected future cash flows to present value using estimates and assumptions determined by management. The Company determined that purchase price exceeded the fair values of net assets acquired by approximately $13.3 million, which is recognized as goodwill. Upon the purchase price allocation, an amount of $345 thousand was allocated to order backlog to be amortized over a 10 month period and an amount of $5.2 million was allocated to technology to be amortized initially over an 8.7 year period. The table below summarizes the fair value of assets acquired at the purchase date.

Cash	$14
Receivables	1,094
Other current assets	187
Fixed assets	72
Other long-term assets	14
Accounts payable	(640)
Other accounts payable	(412)
Deferred revenue	(388)
Long term liabilities	(40)
Identifiable intangible assets:
Order backlog	345
Technology	5,228
Goodwill	13,302
Total assets acquired	$18,776

Note 2 — Business Combinations (cont.)

The contribution of MS Modernization Services, Inc. results to our consolidated revenues and loss were $235 and $204 thousand for the period from December 1 to December 31, 2014. The transaction costs in 2014 amounted to $348 thousand and were charged to selling, general, and administrative expenses.

The unaudited pro forma financial information in the table below summarizes the combined results of our operations and those of MS Modernization Services, Inc. for the periods shown as though the Transaction occurred as of the beginning of fiscal year 2014. The pro forma financial information for the periods presented includes the business combination accounting effects of the Transaction, including amortization charges from acquired intangible assets, based on the provisional estimated fair value mentioned above. The pro forma financial information presented below is for informational purposes only, is subject to a number of estimates, assumptions and other uncertainties, and is not indicative of the results of operations that would have been achieved if the transaction had taken place at January 1, 2014. The unaudited pro forma financial information is as follows:

Year ended
December 31, 2014
(in thousands)
Total revenues	$11,012
Net Loss attribute to MS Modernization Services, Inc.	(4,141)

Zulu Intercompany Merger

On April 23, 2015, the Company completed the intercompany merger (the “Zulu Intercompany Merger”) of their majority-owned subsidiary (71. 83% ownership), Zulu Software, Inc. with and into the Company’s wholly-owned subsidiary, MS Modernization Services, Inc. as part of an internal organizational restructuring.  The name of the surviving subsidiary is MS Modernization Services, Inc.  As a result of the intercompany merger, ModSys International Ltd. owns 88.7% of the surviving subsidiary, MS Modernization Services, Inc. The transaction was accounted for as an equity transaction with non-controlling interests.

Note 3 — Fair Value Measurement:

Items carried at fair value as of December 31, 2015 and 2014 are classified in the table below in one of the three categories described in Note 1.O.2.

	Fair value measurements using input type December 31, 2015
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$1,479	—	—	$1,479
Restricted cash	4	—	—	4
Intangible asset – Technology*	—	—	3,175	3,175
	$1,483	$—	$3,175	$4,658

	Fair value measurements using input type December 31, 2014
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$449	—	—	$449
Restricted cash	8	—	—	8
	$457	$—	$—	$457

____________

*        See Note 1H.

Note 4 — Property and Equipment, Net:

Composition of property and equipment, grouped by major classifications:

	December 31,
	2015	2014
	(in thousands)
Cost:
Computers and peripheral equipment	$8,726	$8,717
Office furniture and equipment	537	535
Leasehold improvements	268	268
Motor vehicles	25	25
	9,556	9,545
Accumulated Depreciation:
Computers and peripheral equipment	8,576	8,943
Office furniture and equipment	441	438
Leasehold improvements	268	268
Motor vehicles	25	25
	9,310	9,224
	$246	$321

Depreciation expenses totaled $86 and $89 thousand for the years ended December 31, 2015 and 2014, respectively.

Note 5 — Goodwill:

The change in the carrying amount of goodwill for the years ended December 31, 2015 and 2014 is as follows:

	December 31,
	2015	2014
	(in thousands)
Balance as of January 1
Goodwill	$67,618	$54,316
Accumulated impairment losses at the beginning of the period	(41,815)	(41,815)
	25,803	12,501
Changes during the year
Goodwill related to acquisition	—	13,302

Balance as of December 31
Goodwill	67,618	67,618
Accumulated impairment losses at the end of the period	(41,815)	(41,815)
	$25,803	$25,803

Note 6 — Intangible Assets and Others, Net:

Composition:

	Useful life	December 31,
	(years)	2015	2014
		(in thousands)
Original amount:
Technology	5	$51,494	$51,494
Customer related and backlog	0.8 to 9	5,313	5,313
Others		14	14
		56,821	56,821
Accumulated Depreciation:
Technology**		48,333	46,266
Customer related and backlog		5,313	4,968
		53,646	51,234
		$3,175	$5,587

____________

*         The amounts of technology and backlog from the Merger are $5.2 and $0.3 million, respectively. (See also Note 2A).

**       Includes impairment of $1.5 million for the year ending December 31, 2015. (See also Note 1H and Note 3).

Note 7 — Accrued Severance Pay, Net:

A. Accrued Liability:

The Company may be liable for severance pay to its employees pursuant to the applicable local laws prevailing in the respective countries of employment and employment agreements. For Israeli employees, the liability is partially covered by individual managers’ insurance policies under the name of the employee, for which the Company makes monthly payments. The Company may make withdrawals from the managers’ insurance policies only for the purpose of paying severance pay.

U.S. employees are eligible to participate in a 401(k) retirement plan. Under the plan, employees may elect to defer a portion of their salary from taxes and invest it for retirement. The Company may, on a discretionary basis, make matching contributions to the employee deferrals.

The amounts accrued and the amounts funded with managers’ insurance policies are as follows:

	December 31,
	2015	2014
	(in thousands)
Accrued severance payable	$555	$676
Amount funded	(323)	(447)
	$232	$229

B. Expenses:

The expenses related to severance pay for the years ended December 31, 2015 and 2014, were $85 and $75 thousand, respectively.

Note 8 — Loans from Banks and Others:

A. Credit Facility

In September 2014, we entered into an amendment to our existing loan agreement with Comerica Bank to: (i) increase the non-formula revolving line up to the amount of $2 million backed by guarantees; (ii) increase the borrowing base revolving line amount up to $1.5 million upon the closing of the Ateras merger; and (iii) extend the loan maturity date to December 31, 2015. The amendment has a financial covenant for a minimum liquidity ratio. Our obligations under the amendment are secured by a security interest in our copyrights, trademarks, and patents. The remaining substantive provisions of the credit facility were not materially changed by this amendment.

Note 8 — Loans from Banks and Others (cont.)

In May 2015, we entered into an additional amendment to our existing loan agreement with Comerica Bank to among other things: (i) extend the maturity date of the non-formula revolving line and the revolving line to June 30, 2016; (ii) require us to raise new equity, on terms and from investors satisfactory to the lender, of not less than $2.5 million on or before December 31, 2015; and (iii) increase the number of trade accounts for which the concentration limit is not applicable.

As of December 31, 2015, we had borrowed $2.0 million against our non-formula revolving line and $712,000 against the revolving line. The principal terms of the agreement are as follows:

•         non-formula revolving line in the amount up to $2,000,000 backed by a guarantee from two of the major shareholders;

•         revolving line (accounts receivable based) loan in the amount up to $1,500,000;

•         both the non-formula revolving line and revolving line loan are at market based interest rates based on Prime + a margin; and

•         financial covenant for a minimum bank debt liquidity coverage ratio, calculated as a ratio of liquidity to all indebtedness, other than indebtedness that is guaranteed, to the bank.

There is a financial covenant for a minimum liquidity ratio. There are some restrictions on cash balances to be held within banks other than Comerica. As of December 31, 2015, we were in compliance with these restrictions.

On November 10, 2015, we received a commitment letter from Comerica Bank to provide Modern Systems Corporation and MS Modernization Services, Inc., “Borrowers” a renewal of the revolving line in the amount of $1.5 million and the non-formula revolving line in the amount of $2.0 million and to extend the maturity date to January 31, 2017. The new covenants are (a) minimum liquidity ratio of 1.25:1.00, (b) trailing six month EBITDA, and (c) to raise new equity of not less than $1.0 million on or before December 31, 2015, which was fulfilled in December 2015 (See Note 10A1). The remaining substantive provisions of the credit facility were not materially changed by the commitment letter.

On March 16, 2016, we entered into the Fifth Amendment to the existing loan agreement with Comerica Bank dated October 2, 2013 as previously amended, to: (i) waive the liquidity covenant violations of September and December 2015; (ii) extend the maturity date of the non-formula revolving line and the revolving line to June 30, 2017; (iii) amend the definition of eligible accounts receivable; (iv) waive the equity event of $2.5 million on or before December 31, 2015; (v) add a new six month rolling EBITDA covenant and (vi) limit the amount of cash transfer to the parent company. The remaining substantive provisions of the credit facility were not materially changed by the commitment letter.

B. Long Term Loans from others

Composition:

	Average interest		December 31,
	rate as of		2015	2014
	December 31, 2015	Linkage basis	Total long-term liabilities net of current portion
	%		(in thousands)
Related party promissory note	2.00	$	$220	$—
Ministry of Production in Italy (Note 9 A3)	0.87		€102	154
Current portion			(34)	(40)
Long term portion			$288	$114

Note 8 — Loans from Banks and Others (cont.)

C. Long-term Loans from Others are due as follows:

	December 31,
	2015	2014
	(in thousands)
First year (current portion)	$34	$40
Second year	254	40
Third year	34	40
Fourth year and thereafter	—	34
Total	$322	$154

Note 9 — Commitments and Contingencies:

A. Commitments

1.       Lease. The Company leases its offices, vehicles and, other equipment under various operating lease agreements. Rent expenses for the years ended December 31, 2015 and 2014 were $345 and $237 thousand, respectively. Aggregate minimum rental commitments under non-cancelable leases as of December 31, 2015 were as follows:

	Office Facilities	Vehicles, Equipment, and Other
	(in thousands)
Fiscal 2016	$281	$34
Fiscal 2017	195	22
Fiscal 2018	156	4
Fiscal 2019	39	—
	$671	$60

2.       Israel’s Office of the Chief Scientist. One of the Company’s subsidiaries has entered into agreements with Israel’s Office of the Chief Scientist, or OCS. This subsidiary is obliged to pay royalties to the OCS at a rate of 18pt on sales of the funded products, up to 100% of the dollar-linked grant received in respect of these products from the OCS. As of December 31, 2015, the contingent liability that was not recognized amounted to $173 thousand.

3.       Ministry of Production in Italy. In July 2007, the Company’s subsidiary, Blue Phoenix I-Ter S.R.L. (“I-Ter”), received an amount of $585 thousand from the Ministry of Production in Italy for I-Ter’s Easy4Plan product. Easy4Plan is a workflow management tool designed for ISO9000 companies. 36.5% of the funds received constitute a grant, and the remaining 63.5%, is a 10-year loan to be repaid by I-Ter in annual installments until September 2018. The loan bears a minimal annual interest of 0.87% and is linked to the euro. As of December 31, 2015, the remaining loan balance was $102 thousand.

B. Contingencies

The Company evaluates estimated losses for indemnifications due to product infringement under FASB Topic ASC 450 “Contingencies”. At this time, it is not possible to determine the maximum potential amount under these indemnification clauses due to lack of prior indemnification claims and the unique facts and circumstances involved in each particular agreement. Such indemnification agreements may not be subject to maximum loss clauses. Historically, the Company has not incurred costs as a result of obligations under these agreements and has not accrued any liabilities related to such indemnification obligations in the Company’s financial statements.

Note 10 — Equity:

A. Share Capital:

1. On January 31, 1997, the Company’s ordinary shares were first offered in an initial public offering. Since this transaction, the Company’s shares have been traded in the United States on the NASDAQ Global Market under the symbol “BPHX.”. In December 2014, in connection with a change of our corporate name, we changed our symbol to “MDSY.” In January 2016, the Company moved to the NASDAQ Capital Market under the symbol “MDSY.”

In September 2014, Prescott signed a waiver stating that the issuance of the 6,195,494 ordinary shares for the merger described below shall not result in the issuance of additional ordinary shares or other securities of the Company to Prescott and further agreed that the issuance of securities in connection with the Merger did not terminate the “Protection Period” (as such term is defined in the Prescott Agreement).

On December 1, 2014, we completed a merger with Sophisticated Business Systems, Inc., a Texas corporation doing business as “Ateras.” At the closing,  BP-AT Acquisition LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Modern Systems Corporation (f/k/a BluePhoenix Solutions USA, Inc.), a Delaware corporation and an indirect, wholly-owned subsidiary of ModSys International Ltd merged with and into Ateras (the “Merger”). As a result of the Merger, the separate corporate existence of BP-AT Acquisition LLC ceased and Ateras continued as the surviving corporation and a wholly-owned subsidiary of Modern Systems Corporation. The new entity was then renamed MS Modernization Services, Inc. The Merger was approved by our shareholders at a meeting held on November 18, 2014.

Upon the closing of the Merger, we issued 6,195,494 unregistered ordinary shares, par value NIS 0.04 per share, to the former Ateras shareholders in exchange for the cancellation of the shares of Ateras stock held by such shareholders in connection with the Merger. In connection with the closing of the Merger, Scott Miller was elected to our Board of Directors. In addition, we entered into a Registration Rights Agreement by and a Preemptive Rights Agreement as conditions to the closing of the Merger contemplated by the Merger Agreement.

On November 25, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Pacific Opportunity Fund, LP, Prescott Group Aggressive Small Cap Master Fund and Mindus Holdings, Ltd. (the “Investors”), providing for the issuance in a private placement to the Investors thereunder an aggregate amount of (1) 500,000 preferred shares and (2) warrants to purchase an aggregate of 250,000 ordinary shares of the Company. The warrants have an exercise price of $0.01 per share, and may be exercised in whole or part at any time for two years after issuance. The preferred shares carry an 8% per annum cumulative dividend payable in kind by additional preferred shares, calculated based on amount of $2.00 per share, subject to adjustment for stock splits, combinations, recapitalizations and the like. In the event dividends are paid on any ordinary share, the Company shall pay an additional dividend on all outstanding preferred shares in a per share amount equal (on an as if converted to ordinary share basis) to the amount paid or set aside for each ordinary share. The preferred shares are convertible into the Company’s ordinary shares on a one-to-one basis at the option of the holder. Should the volume weighted average price of the ordinary shares be $5.00 or more for ten consecutive trading days at any time two years from the date of issuance, the preferred shares will be automatically converted into ordinary shares at the adjusted $2.00 share price. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the preferred shares are entitled to a preferential payout of $3.00 per share. The purchase price of $1,000,000 was prorated between the preferred shares and warrants based on their respective fair values. A beneficial conversion feature (“BCF”) arises since the conversion price of the convertible preferred shares is less than the fair value of Ordinary share (the preferred shares are convertible into the Company’s ordinary shares on a one-to-one basis). The BCF is calculated based on the intrinsic value as the difference between the effective conversion price (between the preferred shares and ordinary shares) and the market value on the date the preferred shares were issued, multiplied by the number of shares into which the preferred shares are convertible. The BCF from the issuance of the convertible preferred shares resulted in $332 thousand being recorded in Company’s Shareholders’ Equity as a reduction of the Retained earnings and an increase to preferred shares.

Note 10 — Equity (cont.)

The Purchase Agreement was approved by our shareholders on December 29, 2015. The investors’ purchase of preferred shares and warrants was as follows:

Investor	Preferred Shares	Warrants	Purchase Price
Columbia Pacific Opportunity Fund, LP	200,000	100,000	$400,000
Prescott Group Aggressive Small Cap Master Fund	200,000	100,000	400,000
Mindus Holdings, Ltd.	100,000	50,000	200,000
	500,000	250,000	$1,000,000

Concurrent with the closing of the purchase of the preferred shares and warrants, the Company issued 625,000 ordinary shares to Prescott Group Aggressive Small Cap Master Fund pursuant to the Amended and Restated Securities Purchase Agreement dated as of November 22, 2013 between the Company and Prescott Group Aggressive Small Cap Master Fund, as if such sale and issuance had occurred prior to November 22, 2015. This was approved by our shareholders on December 29, 2015.

On December 29, 2015, our shareholders also approved the issuance of 45,082 warrants for our ordinary shares with an exercise price of $0.01 per share for an amendment to a promissory note. Fifty percent (50%) of these warrants may be exercised on issuance with the remaining 50% vesting on February 24, 2016 unless the promissory note is paid in full on or before that time, which would result in the cancellation of the unvested 50%. At the same shareholder meeting, the shareholders approved the issuance of 409,837 warrants for our ordinary shares with an exercise price of $0.01 per share for the issuance of guarantees of our term note with Comerica Bank. Fifty percent (50%) of these warrants may be exercised on issuance with the remaining 50% vesting on February 24, 2016 unless the Comerica Bank note is reduced to below $1,000,000 on or before that date, which would result in the cancellation of the unvested 50%. Since both the promissory note and the Comerica Bank note haven’t been repaid on February 26, 2016, the remaining 50% was vested. The fair value of the warrants was determined to be $982,625 as of December 31, 2015 and is considered an expense of the financing.

2. As of December 31, 2015, the Company holds a total of 33,239 of its shares in treasury for a total consideration of $1.8 million. All of the Company’s ordinary shares have equal voting rights. However, under applicable Israeli law, the shares held by the Company have no voting rights and, therefore, are excluded from the number of its outstanding shares. Since 2010, the Company uses these treasury shares for the issuance of shares pursuant to exercise of options and vested RSUs to meet the Company’s ordinary share requirements for its stock benefit plans. In March 2008, the board of directors approved two buy-back programs. Under the buy-back programs, the Company may purchase its shares from time to time, subject to market conditions and other relevant factors affecting the Company. In 2009, the Company repurchased 11,249 of its shares for an aggregate amount of $1.7 million under the buy-back programs.

3. Derivative liability — warrants:

As part of a private placement transaction of shares and warrants in 2009, the Company issued warrants to purchase ordinary shares with an exercise price of $1.56. The warrants were exercisable during a 5-year period from October 2009. As a result of anti-dilution protection, the warrants were not considered indexed to the Company’s own stock and (ratchet down of exercise price based upon lower exercise price in future offerings), and therefore recorded at issuance date as a derivative financial liability pursuant to FASB ASC Topic 815 “Derivative and Hedging” (ASC 815-40-25). The Company measured the fair value of the outstanding warrants at issuance and at the balance sheet date using a Black-Scholes valuation model. In October 2014, the remaining 102,343 warrants were exercised for a total value of $160,003.

B. Share Options:

1. Employee Share Option Plans:

Stock-based compensation plans comprise employee stock option plans and restricted stock units (“RSUs”) to employees, officers and directors. The purpose of the plans is to enable the Company to attract and retain qualified personnel and to motivate such persons by providing them with an equity participation in the Company.

Note 10 — Equity (cont.)

As of December 31, 2015, the Company has two share-based compensation plans: (a) the 1996 Share Option Plan, and (b) the 2007 Award Plan. Both plans are described below. The compensation costs that were charged to income for those plans amounted to $0.4 million and $0.7 million for 2015 and 2014, respectively.

In 1996, the Company adopted the 1996 Share Option Plan. Pursuant to the 1996 Share Option Plan, as amended, the Company reserved 1,050,000 ordinary shares for issuance to directors, officers, consultants and employees of the Company and its subsidiaries. The exercise price of the options granted under the 1996 Share Option Plan ranges from $1.8 to $20. As of December 31, 2015, 174,023 stock options remain available for future awards.

Under the 1996 option plan, unless determined otherwise by the board, options vest over a three to four years period from the date of grant and expire 10 years after grant date. Unvested options are forfeited 30-90 days following termination of employment. Any options that are forfeited before expiration become available for future grants.

The following table summarizes information about share options outstanding and exercisable as of December 31, 2015:

Options Outstanding		Options Exercisable
Number Outstanding on December 31, 2015	Weighted Average Remaining Contractual Life Years	Number Exercisable on December 31, 2015	Exercise Price
			$
300,000	6.32	300,000	1.80

Data related to the 1996 Share Option Plan as of December 31, 2015 and 2014 and changes during the years ended on those dates are as follows:

	2015		2014
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
		$		$
Options outstanding at the beginning of year	393,850	2.89	441,589	3.18
Changes during the year:
Forfeited	(93,850)	6.36	(47,739)	5.56
Options outstanding at end of year	300,000		393,850
Options exercisable at year-end	300,000		345,517

____________

*         The fair value of each option granted is estimated on the date of grant, using the Black-Scholes option-pricing model. There were no options granted or exercised in 2015 and 2014.

The Company is required to assume a dividend yield as an input in the Black-Scholes model. The dividend yield assumption is based on the Company’s historical experience and expectation of future dividends payouts and may be subject to change in the future.

The Company uses historical volatility in accordance with FASB ASC Topic 718, “Compensation — stock compensation”. The computation of volatility uses historical volatility derived from the Company’s exchange-traded shares.

The risk-free interest assumption is the implied yield currently available on U.S. Treasury zero-coupon bonds, issued with a remaining term equal to the expected life term of the Company’s options.

Pre-vesting rates forfeitures are approximately 15% and were estimated based on pre-vesting for feature experience.

The Company uses the simplified method to compute the expected option term for options granted.

Note 10 — Equity (cont.)

2. Restricted Share Units (RSU):

In 2007, the Company adopted the 2007 Award Plan (RSU plan). In 2015 and 2014, under the RSU plan, as amended, the Company granted 263,000 and 140,097 RSUs, respectively. Under the RSU plan, unless determined otherwise by the board of directors, RSUs vest over a three years period from the date of the grant. Approved for immediate vesting on grant date were 0 and 7,848 RSUs in 2015 and 2014, respectively.

Data related to the restricted stock units as of December 31, 2015 and 2014 and changes during the year were as follows:

	Year ended December 31,
	2015	2014
	(in thousands)
RSUs outstanding at the beginning of the year	219,414	246,838
Changes during the year:
Granted*	263,000	140,097
Vested	(99,708)	(137,136)
Forfeited	(22,262)	(30,385)
RSUs outstanding at the end of the year	360,444	219,414
Weighted average fair value at grant date	$1.74	$4.13

____________

*         The fair value of RSUs is established based on the market value of the Company’s stock on the date of the award. The Company has expensed compensation costs, net of estimated forfeitures, applying the accelerated vesting method.

C. Dividends:

The Company has not paid any cash dividends on its ordinary shares in the past and does not expect to pay cash dividends on its ordinary shares in the foreseeable future.

The Company expects to pay share dividends on its preferred shares which carry an 8% per annum cumulative dividend payable in kind by additional preferred shares, calculated based on amount of $2.00 per share (See also Note 10A1).

Note 11 — Income taxes:

A. Basis of taxation:

The Company and its subsidiaries are subject to tax in many jurisdictions and a certain degree of estimation is required in recording the assets and liabilities related to income taxes. The Company believes that its accruals for tax liabilities are adequate for all open years. The Company considers various factors in making these assessments, including past history, recent interpretations of tax law, and the specifics of each matter. Non-Israeli subsidiaries are taxed according to the tax laws in their respective country of residence.

The Company elected to compute its taxable income in accordance with Income Tax Regulations (Rules for Accounting for Foreign Investors Companies and Certain Partnerships and Setting their Taxable Income), 1986. Accordingly, the Company’s taxable income or loss is calculated in U.S. dollars. Applying these regulations reduces the effect of foreign exchange rate (of NIS against the U.S. dollar) on the Company’s Israeli taxable income.

Taxable income of Israeli companies is subject to tax at the rate of 26.5% in 2015 and 2014.

Note 11 — Income taxes (cont.)

B. Deferred tax assets and liabilities:

Deferred tax reflect the net tax effects of temporary differences between the carrying amounts of assets or liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2015 and 2014, the Company’s deferred taxes were in respect of the following:

	December 31,
	2015	2014
	(in thousands)
Net operating losses carry forwards	$32,303	$30,539
Provisions for employee rights and other temporary differences	55	61
Deferred tax assets before valuation allowance	32,358	30,600
Valuation allowance	(32,358)	(30,600)
Deferred tax assets (liability), net	$—	$—

C. Loss before Income Taxes is composed as follows:

	Year ended December 31,
	2015	2014
	(in thousands)
Domestic (Israel)	$(2,724)	$(2,939)
Foreign	(3,377)	(758)
Total loss before income taxes	$(6,101)	$(3,697)

D. Provision for Taxes:

	Year ended December 31,
	2015	2014
	(in thousands)
Current:
Domestic (Israel)	$—	$—
Foreign	18	37
	18	37
* Taxes related to prior years
Deferred:
Deferred taxes, net	23	(12)
Total provision for income taxes	$41	$25

____________

*         In 2015 and 2014, mainly related to withholdings tax for prior years that cannot be realized due to liquidation of subsidiaries as non-future estimated taxable income.

E. Uncertain Tax Position:

The Company has recorded no liability for income taxes associated with unrecognized tax benefits at the date of adoption and have not recorded any liability associated with unrecognized tax benefits during 2015 and 2014. Accordingly, the Company has not recorded any interest or penalty in regard to any unrecognized benefit.

Note 11 — Income taxes (cont.)

F. A reconciliation between statutory tax to effective tax, assuming all income is taxed at the regular rates and the actual tax expense is as follows:

	December 31,
	2015	2014
	(in thousands)
Loss before income taxes, per consolidated statements of income	$(6,101)	$(3,697)
At the principal tax rate of the group (26.5% in 2015 and 2014)	1,617	(980)
Decrease in taxes resulting from the following differences:
Carry-forward losses for which the Company provided valuation allowance	1,758	1,080
Effect of different tax rates in foreign subsidiaries	(3,357)	(63)
Taxes related to previous years	23	(12)
Non-deductible expenses	—	—
Income tax expense in the consolidated statements of income for the reported year	$41	$25
Effective Tax rate	—	—

G. Tax Losses:

The Company and its subsidiaries have NOL carry forwards for income tax purposes as of December 31, 2015 of approximately $119 million. $82 million were generated in Israel with no expiration date and the rest outside of Israel.

Note 12 — Supplementary Financial Statement Information:

A. Balance Sheets:

1. Trade Accounts Receivables:

	December 31,
	2015	2014
	(in thousands)
Trade accounts receivable	$2,020	$3,033
Less allowance for doubtful accounts	—	(554)
	$2,020	$2,479

For the years ended December 31, 2015 and 2014, the Company charged expenses for doubtful accounts amounted to $0 and $629 thousand, respectively.

For the year ended December 31, 2015 and 2014, the Company deducted from the allowance (bad debts) $31 and $255 thousand.

2. Other Current Assets:

	December 31,
	2015	2014
	(in thousands)
Prepaid expenses	$53	$105
Short-term lease deposits	11	19
Government departments and agencies	56	52
	$120	$176

Note 12 — Supplementary Financial Statement Information (cont.)

3. Other Current Liabilities:

	December 31,
	2015	2014
	(in thousands)
Government departments and agencies	$13	$133
Employees and wage-related liabilities	669	452
Promissory note*	—	220
Accrued expenses and other current liabilities	277	184
	$959	$989

____________

*         Promissory note with related party in the amount of $220,000 bearing interest at 2%.  The note is extended to be due on June 30, 2017 and therefore classified to long-term liabilities.

4. The Company’s Long-lived Assets are allocated as Follows:

	December 31,
	2015	2014
	(in thousands)
Israel	$32	$54
U.S.A.	114	158
Europe and other	100	109
	$246	$321

Long-lived assets information is based on the physical location of the assets at the end of each of the fiscal years. It is comprised from the Company’s property and equipment and technology intangible asset. The Company does not identify or allocate goodwill by geographic areas.

B. Statements of Operations:

1. Geographic Areas Information:

Sales: Classified by Geographic Areas:

The Company adopted FASB ASC Topic 280, “segment reporting”. The Company operates in one operating segment (see Note 1 for a brief description of the Company’s business). The total revenues are attributed to geographic areas based on the location of end customers.

The following present total revenues for the years ended December 31, 2015 and 2014 by geographic area:

	Year ended December 31,
	2015	2014
	(in thousands)
North America	6,501	3,743
Europe	2,852	2,688
Israel	454	809
Total Revenue	$9,807	$7,240

2. Principal Customers:

There were three customers that represented 21.6%, 13.7% and 12.4% of the Company’s total revenue in 2015. There were two different customers that represented 15.5% and 11.1% of the Company’s total revenue in 2014.

There are four customers that represented more than 10% of total trade receivables at December 31, 2015 and December 31, 2014.

Note 12 — Supplementary Financial Statement Information (cont.)

3. Financial Income (Expenses), Net:

	Year ended December 31,
	2015	2014
	(in thousands)
Foreign currency translation adjustments (see Note 1A3)	$22	$5
Interest expense	(156)	(40)
Grant of warrants to shareholders	(983)	—
Change in fair value of derivatives	—	150
Financial Income (Expenses), Net	$(1,117)	$115

C. Loss Per Share:

Basic and diluted loss per share (“EPS”) was computed based on the average number of shares outstanding during each year. No effect was given to potential instruments such as: share options unvested, RSUs, preferred shares and warrants since their inclusion would be anti-dilutive.

The following table sets forth the computation of basic and diluted net earnings per share attributable to ModSys International Ltd.:

	Year ended December 31,
	2015	2014
	(in thousands, except per share data)
1. Numerator:
Amount for basic and diluted loss per share	$(5,814)	$(3,395)

2. Denominator:
Denominator for basic net loss per share – weighted average of shares	$17,906,723	$12,020,474

Effect of dilutive securities	$—	$—

Denominator for diluted net earnings per share – weighted average shares and assuming dilution	$17,906,723	$12,020,474

Basic and diluted loss per share attributed ModSys International Ltd.	$(0.32)	$(0.28)

Note 13 — Subsequent Events:

On January 15, 2016, the Company entered into a Transition Agreement and Release, or Transition Agreement, with Rick Rinaldo, Modern Systems’ Chief Financial Officer. Pursuant to the Transition Agreement, Mr. Rinaldo will remain Chief Financial Officer through April 15, 2016, or the Separation Date, on which date Mr. Rinaldo will resign as an officer and employee of the Company. During the transition period, Mr. Rinaldo will receive his normal base salary compensation and benefits. In consideration for a standard release of claims, Mr. Rinaldo will vest in his restricted stock units through the Separation Date and will receive a lump sum bonus payment of $6,200 on the Separation Date, provided Mr. Rinaldo meets certain goals and objectives during the transition period. Mr. Rinaldo will have 50,016 shares of RSUs vested on April 15, 2016.

On March 16, 2016, the Company entered into the Fifth Amendment to the existing loan agreement with Comerica Bank dated October 2, 2013 as previously amended, to: (i) waive the liquidity covenant violations of September and December 2015; (ii) extend the maturity date of the non-formula revolving line and the revolving line to June 30, 2017; (iii) amend the definition of eligible accounts receivable; (iv) waive the equity event of $2.5 million on or before December 31, 2015; (v) add a new six month rolling EBITDA covenant and (vi) limit the amount of cash transfer to ModSys International Ltd. The remaining substantive provisions of the credit facility were not materially changed by the commitment letter.

Annex C

Share Purchase Agreements

SHARE PURCHASE AGREEMENT #1

This SHARE PURCHASE AGREEMENT dated as of February 14, 2017 (this “Agreement”) by and between Modsys International Ltd., an Israeli company (the “Company”), and Columbia Pacific Opportunity Fund, LP (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, ordinary shares of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agrees as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

Section 1.1 Purchase and Sale of Shares. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 757,575 ordinary shares of the Company, par value NIS 0.04 per share (the “Shares”) at a price per share equal to $0.66 (“Price Per Share”) amounting to an aggregate purchase price of US $500,000.00 (the “Purchase Price”).

Section 1.2 Closing. The closing of the purchase and sale of the Shares under this Agreement, shall take place at the offices of the Company at 6600 LBJ Freeway, Ste 210, Dallas, TX (the “Closing”) at 8:00 a.m., central time, or such other location as mutually agreed by the Parties on April 1, 2017 (the “Closing Date”). Subject to the fulfillment or waiver of all of the other conditions set forth in Article IV hereof, at the Closing the Company shall deliver or cause to be delivered to the Purchaser the Shares and, concurrently, the Purchaser shall deliver the Purchase Price by wire transfer to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and the Closing Date, as follows:

(a) Organization and Good Standing. The Company is a company duly incorporated or otherwise organized and validly existing under the laws of the State of Israel and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Each subsidiary of the Company (“Subsidiary”) is duly qualified to do business and is in good standing (if applicable) in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties or financial condition of the Company and its Subsidiaries taken as a whole (other than effects resulting from conditions affecting the Company’s or its Subsidiaries’ markets generally or from general economic conditions) and/or any condition, circumstance or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b) Power; Authorization; Enforcement. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, and to issue and sell the Shares. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no further consent or authorization of the Company, its board of directors or shareholders is required. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification provisions may be limited by applicable law.

(c) Issuance of Shares. The Shares are duly authorized, and when issued and paid in accordance with the terms hereof, shall be duly and validly issued, fully paid, non-assessable, and free and clear of all liens.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company, the performance by the Company of its obligations and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company’s memorandum or articles of association as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, with respect to clauses (ii) and (iii) above for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(e) SEC Documents, Financial Statements. The Company has filed all reports, schedules forms, statements and other documents required to be filed in the last 12 months by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), all of the foregoing including filings incorporated by reference therein being referred to as the “SEC Documents”). At the times of its filing, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable. As of their respective dates, the financial statements of the Company included in any SEC Documents filed by the Company in the last 12 months have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(f) No Undisclosed Liabilities. Except as disclosed in the SEC Documents, since September 30, 2016, the Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(g) Actions Pending. Except as set forth in the SEC Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h) Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.

(i) Taxes. Except for matters that would not, individually or in the aggregate, have or reasonable expected to have a Material Adverse Effete, the Company has prepared and filed all material federal, state, foreign and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j) Disclosure. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.2 hereof.

(k) Transactions with Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company or, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of 5% other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(l) Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or, to the Company’s knowledge, a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(m) Title to Assets. The Company and the Subsidiaries have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(n) Accounting Controls. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 4 of the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2016 (the “10-Q”). The Company presented in the 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of as of September 30, 2016. Since such date, there have been no significant changes in the Company’s internal controls (as such term is defined in Rule 13a-15(e) of the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(o) Application of Takeover Protections. The Company has no knowledge of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Association or the laws of the state of Israel that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

(p) No Additional Agreements. The Company does not have any agreement or understanding with Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

(q) Foreign Corrupt Practices Act. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(r) Money Laundering Laws. The operations of the Company is and has been conducted at all times in compliance with the applicable money laundering statutes of the United States and the state of Israel, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(s) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(t) Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Shares.

Section 2.2 Representations, Warranties and Agreements of the Purchaser. The Purchaser hereby represents, warrants and agrees to the Company as follows as of the date hereof and as of the Closing Date:

(a) Organization and Standing of the Purchaser. Purchaser is a partnership organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authorization and Power. Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary partnership action, and no further consent or authorization of Purchaser or its board of directors or partners, as the case may be, is required. When executed and delivered by the Purchaser, this Agreement shall constitute valid and binding obligations of the Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) No Conflict. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) violate any provision of the Purchaser’s organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except, with respect to clauses (ii) or (iii) (other than with respect to federal and state securities laws) for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement.

(d) Acquisition for Own Account. Purchaser is purchasing the Shares solely for its own account and not with a view to, or for sale in connection with, public sale or distribution thereof. Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any person or entity.

(e) Experience. Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Shares and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(f) General. Purchaser understands that the Shares are being offered and sold in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Shares.

(g) No General Solicitation. Purchaser acknowledges that the Shares were not offered to Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, Internet website or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Purchaser was invited by any of the foregoing means of communications. Purchaser, in making the decision to purchase the Shares, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h) Accredited Investor. Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and Purchaser is not a broker-dealer or an “associated person” of a broker-dealer. Purchaser acknowledges that an investment in the Shares is speculative and involves a high degree of risk.

(i) Certain Fees. Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with this Agreement or the transactions contemplated hereby.

(j) No Trading. Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Purchaser, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that Purchaser was first contacted by the Company regarding the consummation of this transaction. Purchaser covenants that neither it nor any person or entity acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly announced. For purposes of this Section 2.2(j), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(k) Restricted Securities.

(i) Purchaser understands that none of the Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement.

(ii) Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(iii) Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required (and a stock transfer order may be placed against transfer of the certificates for the Shares):

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

(iv) Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.

ARTICLE III

COVENANTS

Section 3.1 Other Agreements. The Company covenants that it will not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company to perform its obligations under this Agreement.

Section 3.2 Certain Transactions and Confidentiality. Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the this Agreement.

ARTICLE IV

CONDITIONS

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares. The obligation hereunder of the Company to close and issue and sell the Shares to the Purchaser at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b) Performance by the Purchaser. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c) Delivery of Purchase Price. The Purchaser shall have delivered to the Company the Purchase Price for the Shares.

(d) Shareholder Approval. The required approval of the shareholders of the Company shall have been obtained.

Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Shares. The obligation hereunder of the Purchaser to purchase the Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

ARTICLE V

INDEMNIFICATION

Section 5.1 Company Indemnity. Subject to the provisions of this Section 5.1, the Company will indemnify and hold the Purchaser and its directors, officers, members, managers, partners, employees and agents (and any other persons with a functionally equivalent role of a persons holding such titles notwithstanding a lack of such title or any other title), each person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, managers, partners or employees (and any other persons with a functionally equivalent role of a persons holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Specific Performance; Consent to Jurisdiction; Venue.

(a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.1 shall affect or limit any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 6.2 Entire Agreement. This Agreements contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.

Section 6.3 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon (i) hand delivery at the address designated below, (ii) delivery by telecopy or facsimile at the number designated below or (iii) delivery by e-mail at the e-mail address designated below (in each case, if delivered on a business day during normal business hours where such notice is to be received), or, in each case, the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Modsys International Ltd.
6600 LBJ Freeway, Ste 210
Dallas, TX
Attention: Richard Chance
Tel. No.: (206) 395-4152

If to Purchaser:	Columbia Pacific Opportunity Fund, LP
c/o Columbia Pacific Advisors, LLC
1910 Fairview Avenue East, Suite 500
Seattle, WA 98102
Attention: Alex Washburn
Tel. No.: (206) 453-0291

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto pursuant to the provisions of this Section 6.3.

Section 6.4 Amendments and Waivers. No provision of this Agreement may be amended or waived except in a written instrument signed by the Company and Purchaser. Any amendment or waiver effected in accordance with this Section 6.4 shall be binding upon the Purchaser (and its permitted assigns) and the Company. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 6.5 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 6.9 Survival. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing hereunder for the applicable statute of limitations period.

Section 6.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 6.11 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 6.12 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 6.13 Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent Purchaser or its affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of Purchaser or its affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not Purchaser or any stockholder, director or employee of the Company or Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Financing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

MODSYS INTERNATIONAL LTD.

By:	/s/ Richard T. Chance
Name:	Richard T. Chance
Title:	CFO

COLUMBIA PACIFIC OPPORTUNITY FUND, LP

By:	/s/ Alex Washburn
Name:	Alex Washburn
Title:	Manager

SHARE PURCHASE AGREEMENT #2

This SHARE PURCHASE AGREEMENT dated as of February 14, 2017 (this “Agreement”) by and between Modsys International Ltd., an Israeli company (the “Company”), and Columbia Pacific Opportunity Fund, LP (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, ordinary shares of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agrees as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

Section 1.1    Purchase and Sale of Shares.

(a)      Upon the following terms and conditions and subject to Section 1.1(b), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 757,575 ordinary shares of the Company, par value NIS 0.04 per share (the “Shares”) at a price per share equal to $0.66 (“Price Per Share”) amounting to an aggregate purchase price of US $500,000.00 (the “Purchase Price”).

(b)     In the event that the volume weighted average price of the Ordinary shares for the thirty days prior to July 1, 2017 as reported by Bloomberg Financial L.P. (“VWAP”) is lower than the $0.66, then the “Price Per Share” shall be equal to the higher of (i) the VWAP and (ii) $0.50 (the “Adjusted Price Per Share”) and the number of Shares shall be adjusted to equal the Purchase Price divided by the Adjusted Price Per Share.

Section 1.2    Closing. The closing of the purchase and sale of the Shares under this Agreement, shall take place at the offices of the Company at 6600 LBJ Freeway, Ste 210, Dallas, TX (the “Closing”) at 8:00 a.m., central time, or such other location as mutually agreed by the Parties on July 1, 2017 (the “Closing Date”). Subject to the fulfillment or waiver of all of the other conditions set forth in Article IV hereof, at the Closing the Company shall deliver or cause to be delivered to the Purchaser the Shares and, concurrently, the Purchaser shall deliver the Purchase Price by wire transfer to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and the Closing Date, as follows:

(a)      Organization and Good Standing. The Company is a company duly incorporated or otherwise organized and validly existing under the laws of the State of Israel and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Each subsidiary of the Company (“Subsidiary”) is duly qualified to do business and is in good standing (if applicable) in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties or financial condition of the Company and its Subsidiaries taken as a whole (other than effects resulting from conditions affecting the Company’s or its Subsidiaries’ markets generally or from general economic conditions) and/or any condition, circumstance or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b)     Power; Authorization; Enforcement. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, and to issue and sell the Shares. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no further consent or authorization of the Company, its board of directors or shareholders is required. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification provisions may be limited by applicable law.

(c)      Issuance of Shares. The Shares are duly authorized, and when issued and paid in accordance with the terms hereof, shall be duly and validly issued, fully paid, non-assessable, and free and clear of all liens.

(d)     No Conflicts. The execution, delivery and performance of this Agreement by the Company, the performance by the Company of its obligations and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company’s memorandum or articles of association as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, with respect to clauses (ii) and (iii) above for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(e)      SEC Documents, Financial Statements. The Company has filed all reports, schedules forms, statements and other documents required to be filed in the last 12 months by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), all of the foregoing including filings incorporated by reference therein being referred to as the “SEC Documents”). At the times of its filing, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable. As of their respective dates, the financial statements of the Company included in any SEC Documents filed by the Company in the last 12 months have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(f)      No Undisclosed Liabilities. Except as disclosed in the SEC Documents, since September 30, 2016, the Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(g)     Actions Pending. Except as set forth in the SEC Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h)      Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.

(i)       Taxes. Except for matters that would not, individually or in the aggregate, have or reasonable expected to have a Material Adverse Effete, the Company has prepared and filed all material federal, state, foreign and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j)       Disclosure. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.2 hereof.

(k)      Transactions with Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company or, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of 5% other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(l)       Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or, to the Company’s knowledge, a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(m)    Title to Assets. The Company and the Subsidiaries have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(n)      Accounting Controls. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 4 of the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2016 (the “10-Q”). The Company presented in the 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of as of September 30, 2016. Since such date, there have been no significant changes in the Company’s internal controls (as such term is defined in Rule 13a-15(e) of the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(o)     Application of Takeover Protections. The Company has no knowledge of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Association or the laws of the state of Israel that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

(p)     No Additional Agreements. The Company does not have any agreement or understanding with Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

(q)     Foreign Corrupt Practices Act. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(r)       Money Laundering Laws. The operations of the Company is and has been conducted at all times in compliance with the applicable money laundering statutes of the United States and the state of Israel, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(s)      OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(t)       Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Shares.

Section 2.2    Representations, Warranties and Agreements of the Purchaser. The Purchaser hereby represents, warrants and agrees to the Company as follows as of the date hereof and as of the Closing Date:

(a)      Organization and Standing of the Purchaser. Purchaser is a partnership organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)     Authorization and Power. Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary partnership action, and no further consent or authorization of Purchaser or its board of directors or partners, as the case may be, is required. When executed and delivered by the Purchaser, this Agreement shall constitute valid and binding obligations of the Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)      No Conflict. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) violate any provision of the Purchaser’s organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except, with respect to clauses (ii) or (iii) (other than with respect to federal and state securities laws) for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement.

(d)     Acquisition for Own Account. Purchaser is purchasing the Shares solely for its own account and not with a view to, or for sale in connection with, public sale or distribution thereof. Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any person or entity.

(e)      Experience. Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Shares and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(f)      General. Purchaser understands that the Shares are being offered and sold in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Shares.

(g)     No General Solicitation. Purchaser acknowledges that the Shares were not offered to Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, Internet website or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Purchaser was invited by any of the foregoing means of communications. Purchaser, in making the decision to purchase the Shares, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h)      Accredited Investor. Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and Purchaser is not a broker-dealer or an “associated person” of a broker-dealer. Purchaser acknowledges that an investment in the Shares is speculative and involves a high degree of risk.

(i)       Certain Fees. Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with this Agreement or the transactions contemplated hereby.

(j)       No Trading. Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Purchaser, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that Purchaser was first contacted by the Company regarding the consummation of this transaction. Purchaser covenants that neither it nor any person or entity acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly announced. For purposes of this Section 2.2(j), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(k)      Restricted Securities.

(i)       Purchaser understands that none of the Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement.

(ii)      Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(iii)     Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required (and a stock transfer order may be placed against transfer of the certificates for the Shares):

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

(iv)     Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.

ARTICLE III

COVENANTS

Section 3.1    Other Agreements. The Company covenants that it will not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company to perform its obligations under this Agreement.

Section 3.2    Certain Transactions and Confidentiality. Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the this Agreement.

ARTICLE IV

CONDITIONS

Section 4.1    Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares. The obligation hereunder of the Company to close and issue and sell the Shares to the Purchaser at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)      Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b)     Performance by the Purchaser. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c)      Delivery of Purchase Price. The Purchaser shall have delivered to the Company the Purchase Price for the Shares.

(d)     Shareholder Approval. The required approval of the shareholders of the Company shall have been obtained.

Section 4.2    Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Shares. The obligation hereunder of the Purchaser to purchase the Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.

(a)      Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b)     Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

ARTICLE V

INDEMNIFICATION

Section 5.1    Company Indemnity. Subject to the provisions of this Section 5.1, the Company will indemnify and hold the Purchaser and its directors, officers, members, managers, partners, employees and agents (and any other persons with a functionally equivalent role of a persons holding such titles notwithstanding a lack of such title or any other title), each person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, managers, partners or employees (and any other persons with a functionally equivalent role of a persons holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1    Specific Performance; Consent to Jurisdiction; Venue.

(a)      The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.1 shall affect or limit any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 6.2    Entire Agreement. This Agreements contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.

Section 6.3    Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon (i) hand delivery at the address designated below, (ii) delivery by telecopy or facsimile at the number designated below or (iii) delivery by e-mail at the e-mail address designated below (in each case, if delivered on a business day during normal business hours where such notice is to be received), or, in each case, the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Modsys International Ltd.
6600 LBJ Freeway, Ste 210
Dallas, TX
Attention: Richard Chance
Tel. No.: (206) 395-4152

If to Purchaser:	Columbia Pacific Opportunity Fund, LP
c/o Columbia Pacific Advisors, LLC
1910 Fairview Avenue East, Suite 500
Seattle, WA 98102
Attention: Alex Washburn
Tel. No.: (206) 453-0291

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto pursuant to the provisions of this Section 6.3.

Section 6.4    Amendments and Waivers. No provision of this Agreement may be amended or waived except in a written instrument signed by the Company and Purchaser. Any amendment or waiver effected in accordance with this Section 6.4 shall be binding upon the Purchaser (and its permitted assigns) and the Company. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 6.5    Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.6    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 6.7    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 6.8    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 6.9    Survival. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing hereunder for the applicable statute of limitations period.

Section 6.10  Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 6.11  Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 6.12  Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 6.13  Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent Purchaser or its affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of Purchaser or its affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not Purchaser or any stockholder, director or employee of the Company or Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Financing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

MODSYS INTERNATIONAL LTD.

By:	/s/ Richard T. Chance
Name:	Richard T. Chance
Title:	CFO

COLUMBIA PACIFIC OPPORTUNITY FUND, LP

By:	/s/ Alex Washburn
Name:	Alex Washburn
Title:	Manager

Annex D

Brandon Edenfield’s Employment Agreement

MODSYS INTERNATIONAL, LTD

January 2, 2017

Mr. Brandon Edenfield

10600 Stalford Road

Countryside, IL 60525

Dear Mr. Edenfield:

On behalf of the Board of Directors (the “Board”) of ModSys International, Ltd, a company incorporated in Israel (the “Parent”) and its subsidiaries including Modern Systems Corporation, a Delaware corporation (“MS-DEL” and collectively with the Parent, the “Company”), I am pleased to present to you the following terms for your employment with the Company:

1.       Position; Officer Role. You (also referred to herein as the “Executive”) will serve in a full-time capacity as President and CEO for the Company. You will report to the Board. By signing this letter, you represent and warrant to the Company that you are under no contractual commitments inconsistent with your obligations to the Company. You agree that to the best of your ability and experience you will at all times loyally and conscientiously perform all of the duties and obligations of your role which are required of you under this letter and to the reasonable satisfaction of the Company.

2.       Effective Date; Term. The terms of this new offer are subject to the requisite approvals of the Parent’s shareholders and, subject to such approvals, will be effective as of the later of the date of this letter or the date it is executed by you (referred to as “Effective Date”) and ending on the third anniversary (the “Term”), unless sooner terminated as required by the Company’s Compensation Policy or under Paragraph 13 of this letter.

3.       Salary. As a resident of the United States (“U.S.”) you will be an employee of MS-DEL. In connection with your position as President and CEO, you will be paid a cash salary at a rate of twenty-five thousand U.S. Dollars ($25,000.00) per month, prorated for the actual period of employment which is equivalent to three hundred thousand U.S. dollars ($300,000.00) on an annualized basis, less applicable taxes, deductions and withholdings, and payable pursuant to the Company’s regular payroll policy (“Base Salary”). This is a salaried exempt position, which is not subject to federal and state minimum wage and overtime laws. You will not be eligible to receive overtime pay for hours worked in excess of 40 hours per workweek.

4.       Stock Options. Within six months of the Effective Date, and subject to the sole discretion and determination of the Board and, to the extent required, ,shareholder approval, the Company will cause the Parent to grant an option to purchase One Million Seven Hundred and Fifty Thousand (1,750,000) ordinary shares (the “Stock Options”) pursuant to the terms of the Parent 2007 Award Plan then in effect and as revised from time to time and the Parent’s standard Award Agreement for US employees. The Stock Options shall vest under the criteria as follows. The strike price of the Stock Options shall be equal to the fair market value on the date of grant (the “Strike Price”).

a.       Yearly Performance Stock Options. Twenty percent (20%) of the Stock Options will vest annually for the next 5 years upon achieving the minimum EBITDA in such year according to the following schedule:

2017	$ 500,000
2018	$ 1,000,000
2019	$ 1,500,000
2020	$ 2,500,000
2021	$ 4,500,000

If EBITDA target is missed in any year(s), the options will still vest upon reaching the cumulative EBITDA target in a future year. For example, if the 2017 EBITDA target is not achieved, but the cumulative actual EBITDA for 2018 and 2017 exceeds the cumulative EBITDA target for 2018 and 2017, the Stock Options for both the 2017 and 2018 targets would vest.

EBITDA will be calculated by the Board or the Compensation Committee of the Board (in consultation with the Company’s auditors) no later than March 31 of the following year. Upon such final calculation, the Stock Options shall vest if the EBITDA target has been reached..

Any impairment of technology calculation is deducted after EBITDA.

The Board may accelerate the vesting of the Stock Options in its sole discretion.

If the Company acquires another entity or technology, the Board and the Executive will mutually agree on an adjustment of the EBITDA targets to reflect the “acquired EBITDA.”

b.       Accelerated Vesting for Sale Transaction of Parent.

i.        Subject to terms and conditions provided in this letter, consistent with Section 2.3.10 of the Company’s Compensation Policy (Special Bonus) and provided that you remain employed in your current position with the Company immediately prior to the consummation of a Sale Transaction, the remaining unvested options will vest upon the consummation of a Sale Transaction under the following accelerated vesting schedule:

Per Share Sales Proceeds	Accelerated vesting
Over $1.40 up to $1.70	50% of unvested options
Over $1.70 up to $2.20	75% of unvested options
Over $2.20	100% of unvested options

ii.       For this purposes of this Paragraph 4(b):

1.       The per share price of Sales Proceeds shall be adjusted for any stock splits, reverse splits, recapitalization and the like occurring after the date of this letter;

2.       “Per Share Sale Proceeds” means the consideration per ordinary share received by the shareholders in a Sales Transaction. For any consideration received other than cash, the fair market value of such consideration shall be determined in good faith by the Board; and

3.       “Sales Transaction” means: (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) a sale of all or substantially all of the assets of the Company (collectively, a “Merger”), so long as in either case the Company’s stockholders of record immediately prior to such Merger will, immediately after such Merger, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity.

c.       If so granted, the Executive undertakes to take all actions and to sign all documents required, at the discretion of the Company, in order to give effect to and enforce the above terms and conditions. Any tax liability in connection with the Stock Options, including with respect to the grant, exercise, sale of the Stock Options or the shares receivable upon their exercise, shall be borne solely by the Executive.

5.       Cash Bonus. If the Company enters into a Sales Transaction and provided that you remain employed in your current position with the Company immediately prior to the consummation of a Sale Transaction, the Executive will be granted a cash bonus upon the consummation of the Sales Transaction under the following formulas:

If the Per Share Sale Proceeds is greater than the Strike Price:

(number of vested options) times the Strike Price equals the Cash Bonus.

If the Per Share Sales Proceeds is greater than one-half the Strike Price but less than or equal to the Strike Price:

(number of vested options) times the Per Share Sales Proceeds equals the Cash Bonus

If the Per Share Sales Proceeds is less than one-half of the Strike Price there will be no Cash Bonus paid.

6.       Benefits; Vacation & Holidays. You will be eligible for all standard Company benefits, including holidays, vacation accrual of 3 weeks per year, health, dental, vision, life and disability insurance.

7.       Withholding Taxes. All forms of compensation referred to in this letter are subject to applicable withholding and payroll taxes.

8.       Proprietary Information and Inventions Agreement. As a condition of your employment, you will be required to sign the Company’s standard Proprietary Information and Inventions Agreement for employees (“PIIA”), a copy of which is attached. It is fundamental policy of the Company that it does not hire employees or consultants in order to obtain access to trade secrets or proprietary information of any of their former employers. By accepting this job offer, you represent that (i) you will not violate the terms of any non-competition, nondisclosure and non-solicitation agreements to which you may be bound by any prior employer and (ii) you will not use any files or materials in connection with your employment with the Company that are trade secrets of or proprietary information to another firm. Further, you acknowledge and agree to the restrictive covenants and other provisions set forth in the PIAA during your employment and thereafter as provided, the terms of which are fully incorporated herein.

9.       Outside Activities. While you render services to the Company, you will not engage in any other gainful employment, business or activity without the written consent of the Company. While you render services to the Company, you also will not assist any person or organization in competing with the Company, in preparing to compete with the Company or in hiring any employees of the Company.

10.     No Conflicts. You represent that your performance of all the terms of this letter agreement will not breach any other agreement to which you are a party.

11.     Contingencies. Your acceptance of this offer, commencement and continuation of employment with the Company is and remains contingent upon the successful completion and satisfactory outcome of a background, reference, drug/alcohol and credit check, as determined at the sole discretion of the Company; your submission of proof, satisfactory to the Company, of your identity and your legal authorization to work in the United States (if you fail to submit this proof, federal law prohibits us from hiring you), and the execution and delivery of the PIIA to an officer of the Company.

12.     Employment at Will. Your employment with the Company will be “at will,” meaning that either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without cause. Except as set forth in Section 13, you will not be entitled to receive any payments under this letter or any policy or plan of Company as in effect from time to time that provides for payment of amounts on termination of employment other than any and all previously earned, but as of yet unpaid, salary, and reimbursement of business expenses and fringe benefits as of yet unpaid, by reason of Company electing not to renew or extend the terms provided for herein.

13.     Termination of Employment.

(a) If the Executive shall die during the Term, the Executive’s legal representative shall be entitled to receive in cash an amount equal to any accrued and unpaid salary to the date of such death, together with such other amounts, if any, specified elsewhere herein. This amount shall be paid in accordance with the Company’s existing payroll practices.

(b) If the Executive shall become physically or mentally disabled during the Term, whether totally or partially, so that he is unable to perform his services hereunder for a period of at least 90 days out of any consecutive 180 days (which condition is referred to herein as the Executive becoming “Disabled”), the Company may at any time prior to the 90th day after the last day of such 180-day period terminate the Executive’s employment by written notice to the Executive. Upon such termination, the Executive (or his legal representative) shall be entitled to receive in cash an amount equal to any accrued and unpaid salary to the date of such notice. This amount shall be paid in accordance with the Company’s existing payroll practices. In addition, the Executive (or his legal representative) shall be entitled to receive any disability benefits payable pursuant to any plan referred to in Section 6 hereof. Nothing herein contained shall be deemed to limit or abrogate any insurance or other similar benefits available to the Executive.

(c) The Company may terminate the Executive’s employment during the Term with or without Cause (as hereinafter defined). If the Executive’s employment is terminated by the Company for Cause or the Executive shall voluntarily resign without Good Reason (as hereinafter defined), the Company’s obligation to pay Salary to the Executive and the Executive’s obligation to render services hereunder for the benefit of the Company, shall cease on the effective date of such termination or resignation (such effective date of a termination or resignation pursuant to any provision of Section 13 is hereinafter referred to as the “Termination Date”). Upon such termination or resignation, the Executive shall be entitled to receive in cash an amount equal to any accrued and unpaid salary to the Termination Date and any existing non-vested Stock Options shall immediately terminate.

As used herein, the term “Cause” shall mean (i) a felony conviction of the Executive (other than for motor vehicle offenses the effect of which do not materially impair the Executive’s performance of his duties hereunder), (ii) the commission by the Executive of an act of fraud or embezzlement against the Company or any of its affiliates, (iii) willful misconduct or grossly negligent conduct on the Executive’s part and which is materially detrimental to the Company or any of its affiliates, (iv) any material breach by the Executive of any agreement with the Company or any affiliate thereof, including without limitation this Agreement, (v) any material violation of any policies or procedures of the Company if the Company has given the Executive notice of such violation and the Executive persists in such violation, (vi) habitual neglect of duties, or (vii) insubordination consisting of the Executive’s continued failure to take specific action reasonably requested by the Board of Directors that is within his individual control and consistent with his status as a senior executive of the Company and his duties and responsibilities hereunder. As used herein, the term “Good Reason” means:

(1) the assignment to the Executive of any duties materially inconsistent with his status as President and Chief Executive Officer of the Company or a material adverse alteration in the nature or status of his responsibilities from those provided herein, or the transfer of a significant portion of such responsibilities to one or more other persons; provided that a reassignment of Executive to another position with the Company that is at the level of Vice President or higher shall not constitute Good Reason;

(2) the failure by the Company to pay or provide to the Executive, within twenty (20) days of a written demand therefor, any amount of compensation or any material benefit which is due, owing and payable pursuant to this Agreement or any other written plan, program, arrangement or policy of the Company, except for any back pay or other compensation accrued and owing to the Executive as of the date of this Agreement;

(3) the breach in any material respect by the Company of any of its other obligations or agreements set forth herein and the failure by the Company to cure such breach within twenty (20) days after written notice thereof from the Executive; or

(4) the requirement by the Company that Executive’s principal business office be relocated more than one hundred (100) miles from the Executive’s current home in Countryside, Illinois.

(d) If during the Term the Executive’s employment shall be terminated by the Company without Cause (and other than pursuant to Section 13(b)) or by the Executive for Good Reason, the Executive shall, subject to the provisions of clause (2) below, be entitled to receive severance pay equal to the sum of the following amounts (which shall be paid within fifteen (15) days after the Termination Date, subject to clause (2) below):

(1) an amount equal to all accrued but unpaid salary owing by the Company as of the Termination Date;

(2) an amount equal to the Executive’s annual salary hereunder (at a rate then in effect) prorated for the period commencing on the Termination Date and ending three (3) months after the Termination Date. The Company’s obligation to pay the amount specified in this clause (ii) shall be subject to the Executive’s execution of a general release of all employment-related claims against the Company and its affiliates, whether under this Agreement or otherwise, in form and substance reasonably satisfactory to the Company; and

(e) The foregoing obligations of the Executive shall survive the termination of his employment, regardless of the reasons or method of termination. Each of the obligations shall be enforceable independently of every other obligation, and the existence of any claim or cause of action that the Executive may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these obligations.

(f) The Company acknowledges and agrees that the amounts payable to the Executive under this Agreement shall be paid regardless of whether the Executive obtains other employment.

(g) Upon any termination of the Executive’s employment hereunder, the Company shall pay to the Executive or reimburse the Executive for any business expenses and any amount payable by the Company under any benefit plan or program or other amounts that were accrued or incurred but unpaid or unreimbursed at the Termination Date.

14.     Non-Interference. During the Noninterference Period (as defined below), the Executive hereby agrees not to Interfere (as defined below) with the Company within the Restricted Territory. For purposes of this Section, “Noninterference Period” means the period during the term of the Executive’s employment with the Company and continuing until the second anniversary of the Termination Date if the Executive’s employment with the Company is terminated for any reason. For purposes of this section, the term “Interfere” means:

(i) soliciting or counseling, personally or by or on behalf of any person, firm or corporation, the employment of any employee of the Company, or requesting, inducing or attempting to influence any employee of the Company any to terminate his employment with the Company; or

(ii) requesting, inducing or attempting to influence any supplier of goods or services to Company to curtail or cancel any business it transacts with the Company; or

(iii) requesting, inducing or attempting to influence any customer of the Company to curtail or cancel any business they may transact with the Company. For purposes of this Agreement, “Restricted Territory” means anywhere in the world.

If any of the terms of this Section 14 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

15.     Remedies. In addition to any other remedies provided, the parties agree that compliance with Paragraphs 9 and 14 of this Agreement and the PIIA are necessary to protect the business and goodwill of Company, and that any breach of such Paragraphs and the PIIA will result in irreparable and continuing harm to Company, for which monetary damages may not provide adequate relief. Accordingly, in the event of any actual or threatened breach of Paragraphs 9 and 14 and the PIIA by you, Company and you agree that (i) Company shall be entitled to all appropriate remedies, including but not limited to temporary restraining orders and injunctions enjoining or restraining such actual or threatened breach and (ii) Company may cease providing consideration provided to you under this letter. Executive hereby consents to the issuance of an injunction by any court of competent jurisdiction, without the need for posting any bond.

16.     Withholding Authorization. In addition to any remedies set forth in this letter, to the fullest extent permitted under the laws of the State of Texas, you authorize Company to withhold from any severance payments otherwise due to you and from any other funds held for your benefit by Company, any damages or losses sustained by Company as a result of any material breach or other material violation of this Agreement by Executive, pending resolution of the underlying dispute.

17.     409A. It is intended that each installment of the payments and benefits provided for in this letter is a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). For the avoidance of doubt, it is intended that payments of the amounts set forth in this letter satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) (Section 409A of the Code, together, with any state law of similar effect, “Section 409A”) provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if the Executive determines that the payments and benefits provided under this letter constitute “deferred compensation” under Section 409A and Executive is, on the Termination Date, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of any payments that are deferred compensation that are otherwise payable on the separation from service shall be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after Executive’s “separation from service” or (ii) the date of Executive’s death (such earlier date, the “Delayed Initial Payment Date”), the Executive shall (A) pay to the Executive a lump sum amount equal to the sum of the payments that the Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the payments had not been so delayed pursuant to this Section 17 and (B) commence paying the balance of the payments in accordance with the applicable payment schedules set forth in this Letter.

18.     Amendment. This letter agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company after approval by the Board.

19.     Entire Agreement. This letter contains all of the terms of your employment with the Company and supersedes any prior understandings or agreements, whether oral or written, between you and the Company.

20.     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such State.

We hope that you find the foregoing terms acceptable. Should you have any questions, please don’t hesitate to contact me.

Yours Sincerely,

/s/ Carla Corkern
By: Carla Corkern
Title: Compensation Committee Chair

I have read and accept this employment offer:

/s/ Brandon Edenfield
Brandon Edenfield
Date: 12-9-2016

Annex E

Form of Warrant

THIS WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

FORM OF WARRANT TO PURCHASE

ORDINARY SHARES

OF

MODSYS INTERNATIONAL LTD.

Expires ________, ____1

No.: W-_______	Number of Shares: ______________
Date of Issuance: March __, 2017

FOR VALUE RECEIVED, the undersigned, Modsys International Ltd., an Israeli corporation (together with its successors and assigns, the “Issuer” or the “Company”), hereby certifies that ______________________________ or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to ___________________ (_________) duly authorized, validly issued, fully paid and non-assessable Ordinary Shares of the Issuer (subject to adjustment as hereinafter provided), at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

1.       Term. The term of this Warrant shall commence on the date of issuance (the “Original Issue Date”) and shall expire at 6:00 p.m., Eastern Time, on ______________ (such period being the “Term” and such date, the “Termination Date”).

2.       Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)      Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term commencing on the date hereof.

(b)     Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of Ordinary Shares with respect to which this Warrant is then being exercised, payable at such Holder’s election by certified or official bank check or by wire transfer to an account designated by the Issuer.

(c)      Issuance of Share Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the Warrant Shares so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (such date, the “Delivery Date”) or, at the request of the Holder (provided that either (i) a registration statement under the Securities Act providing for the resale of the Warrant Shares is then in effect or (ii) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the Warrant Shares so purchased as of the date of such

1        Expiration date to be three years from the date of issuance.

exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale and the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of Warrant Shares exercised as of each date of exercise.

(d)     Transferability of Warrant. This Warrant may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of Warrant Shares, each new Warrant to represent the right to purchase such number of Warrant Shares as the Holder hereof shall designate at the time of such exchange, provided that, notwithstanding anything contained herein to the contrary, the Issuer shall not be required to provide any new Warrant which represents the right to purchase less than 100,000 Warrant Shares. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(e)      Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(f)      Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3.       Shares Fully Paid; Reservation and Listing of Shares; Covenants.

(a)      Shares Fully Paid. The Issuer represents, warrants, covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued Ordinary Shares equal to at least one hundred percent (100%) of the number of Ordinary Shares issuable upon exercise of this Warrant without regard to any limitations on exercise.

(b)     Reservation. If any Ordinary Shares required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any Ordinary Shares on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all Warrant Shares from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Shares has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued Warrant Shares which are at any time issuable hereunder, so long as any Ordinary Shares shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

(c)      Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Association or the Memorandum of Association of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not amend or modify any provision of the Articles of Association or Memorandum of Association of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants as provided hereunder, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable Ordinary Shares, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

(d)     Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of Ordinary Shares.

(e)      Payment of Taxes. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of the Warrant Shares issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Shares in a name other than that of the Holder in respect to which such shares are issued.

4.       Adjustment of Warrant Price and Number of Shares Issuable Upon Exercise. The Warrant Price and the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section

(a)      Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Shares of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Shares, then, and as a condition to each such Triggering Event, proper and adequate provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Ordinary Shares issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4. Notwithstanding anything to the contrary, in the event of a Triggering Event that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Triggering Event involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Issuer or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Triggering Event, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Triggering Event, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Triggering Event and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Triggering Event, but in no event shall such number be greater than 60.

(b)     Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i)       make or issue or set a record date for the holders of the Ordinary Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, Ordinary Shares,

(ii)      subdivide its outstanding Ordinary Shares into a larger number of Ordinary Shares, or

(iii)     combine its outstanding Ordinary Shares into a smaller number of Ordinary Shares,

then (1) the number of Ordinary Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Ordinary Shares which a record holder of the same number of Ordinary Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of Ordinary Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Ordinary Shares for which this Warrant is exercisable immediately after such adjustment.

(c)      Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Ordinary Shares for the purpose of entitling them to receive any dividend or other distribution of:

(i)       cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

(ii)      any evidences of its indebtedness, any class of any shares or any other securities or property of any nature whatsoever (other than cash, Ordinary Share Equivalents or Ordinary Shares), or

(iii)     any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any class of any shares or any other securities or property of any nature whatsoever (other than cash, Ordinary Share Equivalents or Ordinary Shares), then (1) the number of Ordinary Shares for which this Warrant is exercisable shall be adjusted to equal the product of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of the Ordinary Shares at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one Ordinary Share of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of Ordinary Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Ordinary Shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Ordinary Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into Ordinary Shares and shares of any other class shall be deemed a distribution by the Issuer to the holders of its Ordinary Shares of such shares of such other class within the meaning of this Section 4(c) and, if the outstanding Ordinary Shares shall be changed into a larger or smaller number of Ordinary Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Ordinary Shares within the meaning of Section 4(b).

(d)     Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of Ordinary Shares for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i)       Computation of Consideration. To the extent that any Ordinary Shares or any Ordinary Share Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Ordinary Shares or Ordinary Share Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Ordinary Shares or Ordinary Share Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding Ordinary Shares of the Issuer shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such Ordinary Shares or Ordinary Share Equivalents, as the case may be. The consideration for any Ordinary Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Ordinary Shares issuable pursuant to the terms of any Ordinary Share Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Ordinary Share Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Ordinary Share Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Ordinary Share Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the surviving corporation or in which the previously outstanding Ordinary Shares of the Issuer shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock or other securities of any corporation, the Issuer shall be deemed to have issued a number of shares of its Ordinary Shares for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Ordinary Shares are issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(f)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(ii)      When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of Ordinary Shares for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of Ordinary Shares, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the Ordinary Shares for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(iii)     Fractional Interests. In computing adjustments under this Section 4, fractional interests in Ordinary Shares shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(iv)     When Adjustment Not Required. If the Issuer shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(f)      Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

5.       Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The costs and expenses of the initial accounting firm shall be paid equally by the Issuer and the Holder and, in the case of an objection by the Issuer, the costs and expenses of the subsequent accounting firm shall be paid in full by the Issuer.

6.       Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

7.       Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Board” shall mean the Board of Directors of the Issuer.

“Capital Shares” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Convertible Securities” means evidences of Indebtedness, Capital Shares or other Securities which are or may be at any time convertible into or exchangeable for Ordinary Shares. The term “Convertible Security” means one of the Convertible Securities.

“Exercise Price” or “Warrant Price” initially means $0.01 per share, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Shares or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means Modsys International Ltd., an Israeli corporation, and its successors.

“Ordinary Shares” means the ordinary shares, NIS 0.01 par value per share, of the Issuer and any other Capital Shares into which such shares may hereafter be changed.

“Ordinary Share Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Convertible Security.

“Original Issue Date” means _________________.

“Outstanding Ordinary Shares” means, at any given time, the aggregate amount of outstanding Ordinary Shares, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, Ordinary Shares that are outstanding at such time.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the daily volume weighted average price per Ordinary Share on such date on the Nasdaq Global Market, Nasdaq Capital Market or another registered national stock exchange on which the Ordinary Shares are then listed, or if there is no such price on such date, then the volume weighted average price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Ordinary Shares are not listed then on the Nasdaq Global Market, Nasdaq Capital Market or any registered national stock exchange, the volume weighted average price for a share of Ordinary Shares in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Ordinary Shares are not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the “Pink Sheet” quotes for the applicable Trading Days preceding such date of determination, or (d) if the Ordinary Shares are not then publicly traded the fair market value of an Ordinary Share as determined by an Independent Appraiser selected in good faith by the holder of this and similar warrants; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any share dividends, share splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any Ordinary Shares, no consideration shall be given to any restrictions on transfer of the Ordinary Shares imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Shares shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Ordinary Shares are traded on the Nasdaq Global Market or Nasdaq Capital Market, as applicable, or (b) if the Ordinary Shares are not traded on the Nasdaq Global Market or Nasdaq Capital Market, as applicable, a day on which the Ordinary Shares are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Ordinary Shares are not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or Israel are authorized or required by law or other government action to close.

“Voting Shares” means, as applied to the Capital Shares of any corporation, Capital Shares of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Shares having such power only by reason of the happening of a contingency.

“Warrants” means the Warrants issued and sold in connection with the guaranty of certain of the Company or its affiliates obligations pursuant to a credit agreement with Comerica Bank, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

“Warrant Share Number” means at any time the aggregate number of Warrant Shares which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Shares” means Ordinary Shares issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

9.       Other Notices. In case at any time:

(A)     the Issuer shall make any distributions to the holders of Ordinary Shares; or

(B)     the Issuer shall authorize the granting to all holders of its Ordinary Shares of rights to subscribe for or purchase any shares of Capital Shares of any class or other rights; or

(C)     there shall be any reclassification of the Capital Shares of the Issuer; or

(D)     there shall be any capital reorganization by the Issuer; or

(E)     there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Shares shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(F)     there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Ordinary Shares;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Ordinary Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Ordinary Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Ordinary Shares. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

10.     Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Holder. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

11.     Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this

Section 11 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

12.     Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon (i) hand delivery at the address designated below, (ii) delivery by telecopy or facsimile at the number designated below or (iii) delivery by e-mail at the e-mail address designated below (in each case, if delivered on a business day during normal business hours where such notice is to be received), or, in each case, the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Issuer:	Modsys International Ltd.
6600 LBJ Freeway, Suite 210 Dallas, TX 75240

If to the Holder:	__________________________________
__________________________________
__________________________________

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

13.     Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing Warrant Shares on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

14.     Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15.     Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Shares issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Shares.

16.     Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

17.     Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

MODSYS INTERNATIONAL LTD.

By:
Name:
Title: